As filed with the Securities and Exchange Commission on July 17, 1997

                                        Registration No. 333-29465


           SECURITIES AND EXCHANGE COMMISSION
                  Washington, DC 20549

                     AMENDMENT NO. 1
                          to
                       FORM SB-2
                REGISTRATION STATEMENT
           Under The Securities Act of 1933
           --------------------------------
                   BAB Holdings, Inc.
   (Exact Name of Registrant as Specified in Its Charter)
   ------------------------------------------------------

     Illinois               5416             36-3857339
(State or Other    (Primary Standard        (IRS Employer
 Jurisdiction of       Industrial        Identification No.)
 Incorporation or     Classification
  Organization)        Code Number)

                  8501 West Higgins Road,
                        Suite 320
                     Chicago, IL 60631
       Telephone: (773) 380-6100    Telefax: (773) 380-6183
    (Address, Including Zip Code, and Telephone Number,
    Including Area Code, of Registrant's Principal Executive
                          Offices)

            Michael W. Evans, Chief Executive Officer
                     BAB Holdings, Inc.
                   8501 West Higgins Road,
                        Suite 320
                    Chicago, IL 60631
       Telephone: (773) 380-6100    Telefax: (773) 380-6183
  (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Agent for Service)

                         Copies to:
                   Deanne M. Greco, Esq.
                 Janna R. Severance, Esq.
                      Moss & Barnett
                A Professional Association
                    4800 Norwest Center
                    90 South 7th Street
                   Minneapolis, MN 55402
                 Telephone: (612) 347-0287
                  Telefax: (612) 339-6686

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]__________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                 CALCULATION OF REGISTRATION FEE
    =================================================================
    Title of Each                  Proposed    Proposed
       Class of                     Maximum     Maximum
      Securities       Amount      Offering    Aggregate  Amount of
        to be           to be      Price Per   Offering  Registration
      Registered     Registered      Share       Price       Fee
    -----------------------------------------------------------------
    Common Stock,      768,857       $3.40(3) $2,614,114  $  793
     no par value(1)    Shares
    Common Stock,    1,332,010        2.75(4)  3,663,030   1,110(5)
     no par value(2)    Shares
    -----------------------------------------------------------------
                     2,100,867                $6,277,144  $1,903
                        Shares
    =================================================================

    (1)The number of shares registered is based upon the number of shares that would be issued upon conversion of the Preferred Stock if such conversion had occurred on May 30, 1997.
    (2)Additional shares requested to be registered pursuant to Registration Rights Agreements, requested subsequent to initial filing.
    (3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Equal to the average of the high and low sale prices for the Common Stock, as reported on the Nasdaq Small-Cap Market, on June 13, 1997.
    (4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Equal to the average of the high and low sale prices for the Common Stock, as reported on the Nasdaq Small-Cap Market, on July 14, 1997.
    (5)Additional filing fee related to additional shares being registered pursuant to Registration Rights Agreements.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL
THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH
DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.
--------------------------------------------------------------


     ++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
     + INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR     +
     + AMENDMENT.  A REGISTRATION STATEMENT RELATING TO THESE       +
     + SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE + + COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS +
     + TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION        +
     + STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT + + CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + + TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN + + ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE +
     +  SECURITIES LAWS OF ANY SUCH STATE.                          +
     ++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED JULY 17, 1997
                              PROSPECTUS
                           2,100,867 SHARES
                          BAB HOLDINGS, INC.
                             COMMON STOCK

     This Prospectus relates to the offering of up to 2,100,867 shares of Common Stock of BAB Holdings, Inc. (the "Company") for the account of certain shareholders of the Company (collectively the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of such shares by the Selling Shareholders.

     The Selling Shareholders have advised the Company that all or a portion of the shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, tranferees, or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions.
The shares may be sold directly by the Selling Shareholders to or through brokers or dealers by one or more of the following: (a) ordinary brokerage or marketmaking transactions in which the broker or dealer solicits purchasers; (b) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (c) purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus. In effecting sales, the Selling Shareholders or brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling
Shareholders or the Company in amounts to be negotiated immediately prior to the sale. The Selling Shareholders and such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution."

     The Company's Common Stock is currently quoted on The Nasdaq Stock Market's Small-Cap Market ("Nasdaq") under the symbol "BAGL." On JuLY 14, 1997, the last reported sale price of the Common Stock, as reported by Nasdaq, was $
2.875 per Share.  See "Price Range of Common Stock; Dividend
Policy."

     See "Risk Factors" beginning on page 6 for discussion of certain factors that should be considered by prospective purchasers of the shares offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       July _____, 1997

                     PROSPECTUS SUMMARY

     The following summary of certain provisions of this Prospectus is intended only for ease of reference, is not a complete presentation of all relevant facts and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. The entire Prospectus, including the information set forth under the caption "Risk Factors," should be read and carefully considered by prospective investors.

                        The Company

     BAB Holdings, Inc. (the "Company") operates, franchises and licenses bagel, muffin and coffee concept retail units under the Big Apple Bagels, My Favorite Muffin and Brewster's Coffee tradenames and currently has 241 units in operation in 28 states and two Canadian provinces. The Company additionally derives income from the sale of its trademark bagels, muffins and coffees through nontraditional channels of distribution including under licensing agreements with Host Marriott Services Corporation, Mrs. Fields Cookies, Choice Picks Food Courts, and through direct home delivery of specialty muffin gift baskets and coffee.

     The Big Apple Bagels brand franchise and Company-owned stores feature daily baked "from scratch" bagels, flavored cream cheeses, premium coffees, gourmet bagel sandwiches and other related products. Licensed Big Apple Bagels units under Host Marriott, and future units under Choice Picks Food Courts, serve the Company's par-baked frozen bagel products, freshly baked daily, and related products. The My Favorite Muffin brand consists of units operating as "My Favorite Muffin" featuring a large variety of freshly baked muffins and bagels, cream cheeses, coffees and related products, and units operating as "My Favorite Muffin and Bagel Cafes" featuring these products as well as a variety of specialty bagel sandwiches and related products. The Company's Brewster's Coffee units are specialty coffee shops featuring a variety of premium arabica bean coffees--freshly brewed or in bulk--and related products. Big Apple Bagels units are concentrated in the Midwest and Western United States while My Favorite Muffin units are clustered in the Middle Atlantic States and Florida. Brewster's Coffee Shops are currently located in two states--Illinois and Ohio.

     The Company has grown significantly since its initial public offering in November 1995 through growth in franchise units, Company-store development, acquisitions and the development of alternative distribution channels for its branded products. The Company intends on continuing its expansion through these means in the future. With the acquisition of My Favorite Muffin Too, Inc. ("MFM" or "My Favorite Muffin") on May 13, 1997, the Company immediately added 60 franchise and five Company-operated units and expects to leverage on the synergy of distributing muffin products in existing Big Apple Bagels units and, alternatively, bagel products and Brewster's Coffee in existing My Favorite Muffin units. Additionally, the Company expects to realize further efficiencies in servicing the larger combined base of Big Apple Bagels, My Favorite Muffin and Brewster's Coffee franchisees as a result of this acquisition.

     Big Apple Bagels (r), Brewster's Coffeer (r) and My Favorite Muffin (r) and logos are registered marks of the Company.

     The Company was incorporated under the laws of the State of Illinois on November 25, 1992. Its corporate office is located at 8501 West Higgins Road, Suite 320, Chicago, Illinois 60631, and its telephone number is (773) 380-6100. Unless otherwise indicated, the term "Company" as used herein refers to BAB Holdings, Inc., its subsidiaries and subsidiaries of its subsidiaries.


                          The Offering

Common Stock Offered . . . . . . . . . . .Up to 2,100,867 shares, of which 764,357
                                          are issuable from time to
                                          time pursuant to the terms of
                                          the Company's outstanding
                                          Series A Convertible
                                          Preferred Stock (the
                                          "Preferred Stock"), 450,000
                                          are issuable under an option
                                          agreement, 4,500 are issuable
                                          upon exercise of an outstanding
                                          warrant and 882,010 are currently
                                          outstanding.  See "Selling
                                          Shareholders" and "Description of
                                          Securities."
Common Stock to be Outstanding . . . . . .8,820,145  shares(1)
After this Offering
Use of Proceeds. . . . . . . . . . . . . .The Company will not receive any of the proceeds from the
                                          sale of the Shares by the
                                          Selling Shareholders.
Nasdaq symbol. . . . . . . . . . . . . . .BAGL

--------
(1) Does not include (i) 570,000 shares of Common Stock reserved for issuance under the Company's 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"); (ii) 30,000 shares of Common Stock reserved for issuance under the Company's 1995 Outside Directors Stock Option Plan (the "Directors Plan");
      (iii) 255,000 shares of Common Stock issuable upon exercise of a warrant issued to the underwriter of the Company's initial public offering; (iv) 100,000 shares of Common Stock issuable upon exercise of an option issued in the BUI Acquisition; (v) 13,315 shares issuable upon exercise of a warrant issued to the placement agent for the Preferred Stock; or (vii) up to 175,420 shares of Common Stock issuable upon exercise of warrants that could be issued to the Selling Shareholders as holders of the Series A Preferred Stock. See "Recent Acquisitions," "Management," "Certain Transactions," and "Description of Securities."

                  Summary Consolidated Financial and Store Data

     The following summary financial information and store data should be read in conjunction with the historical financial statements and pro forma financial statements and the related notes thereto included elsewhere in this Prospectus.

                       Six Months Ended                       Year Ended
                           May 31                           November 30
                ----------------------------  ----------------------------------
                       1997                         1996
                ------------------            --------------------
                            Pro                             Pro
                 Actual    Forma(2)    1996     Actual    Forma(3)     1995
               ---------- ---------- -------- ---------  ---------  -----------
CONSOLIDATED
 STATEMENT OF
 OPERATIONS
 DATA:
REVENUES:
Net sales by
 Company-owned
 stores        $4,087,363 $4,746,046  $784,999 $3,484,319 $5,947,504  $ 563,211
Royalty fees
 from
 franchised
 stores           958,744  1,367,185   634,073  1,402,839  2,239,317    767,064
Franchise
 and area
 development
 fees             647,900    704,150   491,500  1,023,331  1,258,581    700,000
Licensing fees
 and other
 revenues         570,827    701,784    29,938    413,109    960,827      2,728
               ----------  --------- ---------  --------- ----------  --------
 Total
  revenues       6,264,834  7,519,165 1,940,510  6,323,598 10,406,229 2,033,003

OPERATING
 COSTS AND
 EXPENSES:
Food,
 beverage
 and paper
 costs           1,350,415  1,626,870   255,950  1,221,826  2,065,372   191,415
Store payroll
 and other
 operating
 expenses        2,262,798  2,622,567   378,685  1,753,397  3,185,679   283,120
Costs of
 uncompleted
 business
 acquisition (1)        --         --        --    650,922    650,922       --
Depreciation and
 amortization      562,946    650,637    90,957    379,266    660,887    65,102
Selling,
 general and
 administrative
 expenses        1,949,368  2,548,890 1,260,463  2,938,806  4,665,971  1,913,944
                ----------  --------- ---------  --------- ---------- ----------
 Total
  operating
   costs and
   expenses      6,125,527  7,448,964 1,986,055  6,944,217 11,228,831  2,453,581
                ----------  --------- ---------  --------- ----------  ---------

Income (loss)
 from
 operations        139,307     70,201   (45,545)  (620,619) (822,602)  (420,578)
Interest
 and other
 income
 (expense),net      34,678     11,839   189,189    299,775    193,075   (15,182)
                ----------  --------- ---------- --------- ----------  ---------
Net income(loss)   173,985     82,040   143,644   (320,844)  (629,527) (435,760)
Preferred stock
 dividend
 accumulated      (222,715)  (222,715)       --         --         --    (4,000)
                ----------  --------- ----------  -------- ----------  ---------
Net income(loss)
 attributable
 to common
 shareholders   $  (48,730) $(140,675)$ 143,644  $(320,844) $(629,527)$(439,760)
                ==========  ========= ========== ========== ========= ==========

Net income
 (loss)
 attributable
 to common
 share,
 fully diluted    $(0.01)     $(0.02)    $0.02     $(0.04)    $(0.08)  $(0.12)
                ==========  ========= ========== ========== ========= =========

STORE DATA:
Number of
 stores in
 operation
 at end of
 period:
  Company-owned     31                     7          15                   2
  Franchise        173                    79          99                  59
  Licensed          37                    34          35                  --
                   ---                   ---         ---                 ---
                   241                   120         149                  61
                   ===                   ===         ===                 ===

                               May 31,     November 30,
                                1997           1996
                            ------------   ------------
BALANCE SHEET DATA:
Working capital             $   160,144    $  1,335,053
Total assets                 15,908,436      11,147,987
Long-term debt, less
 current portion                580,237           1,758
Total liabilities             3,650,112       2,352,978
Shareholders' equity         12,258,324       8,795,009

-------------
(1)  Represents the costs of the uncompleted Chesapeake
     Bagel Bakery acquisition in 1996.  See "Management's
     Discussion and Analysis of Financial Condition and Results of
     Operations."

(2) Represents the pro forma results of operations as if the MFM transaction had occurred on December 1, 1996.

(3) Represents the pro forma results of operations as if the BUI, Strathmore and MFM transactions had occurred on December 1, 1995.



      SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN INFORMATION PROVIDED UNDER "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", AND "BUSINESS" AND OTHER STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: THE EFFECT OF CHANGING ECONOMIC CONDITIONS AND CONSUMER BUYING PATTERNS, THE PRESENCE IN THE COMPANY'S MARKET AREA OF COMPETITORS WITH GREATER FINANCIAL RESOURCES, AND OTHER RISKS DETAILED UNDER "RISK FACTORS" AND IN OTHER SECTIONS HEREOF AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                       RISK FACTORS

     An investment in the Shares offered hereby is speculative and involves a high degree of risk. Prior to making an investment decision, prospective investors should carefully consider each of the following risk factors, together with the other information set forth elsewhere in this Prospectus, including the financial statements and notes thereto.


Limited Operating History

     The Company was formed in November 1992. As of May 31, 1997, the Company had 30 Company-owned stores and 211 franchised and licensed stores in operation. The Company has grown from only 2 Company-owned and 59 franchise units at the time of its initial public offering in November 1995 primarily through acquisitions. Consequently, the Company's operating results achieved to date may not be indicative of the results that may be achieved in the future by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Operating Losses

     The Company had operating income of $139,000 for the six months ended May 31, 1997, but reported operating losses of $621,000 and $421,000 for the years ended November 30, 1996 and 1995, respectively. While the Company believes that the level of its franchising and licensing operations and number of Company-owned stores currently generate revenues sufficient to exceed the expenses necessary to support such operations, given its historical losses, there can be no assurance that the Company will continue to operate profitably in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Recent Acquisitions

     The Company's strategic plan has included growth through business acquisitions. Since the beginning of fiscal 1996, the Company has completed the acquisitions of Brewster's Coffee ("Brewster's), Strathmore Bagels Franchise Corp. ("Strathmore"), Bagels Unlimited, Inc.("BUI"), Danville Bagels, Inc. ("Danville"), Just Bagels, Inc. ("JBI") and My
Favorite Muffin.   No assurance can be given that these or
other acquisitions will be profitable or that the Company will successfully integrate, convert, or operate any acquired businesses.

     As a result of acquisitions, the Company has grown significantly in size, has expanded the geographic area in which it operates and has added product lines and distribution channels. Any acquisition involves inherent uncertainties, such as the effect on the acquired businesses of integration into a larger organization and the availability of management resources to oversee the operations of the acquired business. The Company's ability to integrate the operations of acquired businesses is essential to its future success. There can be no assurance as to the Company's ability to integrate new businesses nor as to its success in managing the significantly larger operations resulting therefrom. Additionally, amortization of intangible assets recorded as a result of the acquisitions will have a significant impact on future operating results.


Rapid Growth

     The Company has grown significantly during the past year, both internally and through acquisitions, and expects to continue to grow in the future. The opening and success of Big Apple Bagels, Brewster's Coffee and My Favorite Muffin stores will depend on various factors, including customer acceptance of these concepts in new markets, the availability of suitable sites, the negotiation of acceptable lease or purchase terms for new locations, permit and regulatory compliance, the ability to meet construction schedules, the financial and other capabilities of the Company and its franchisees, the ability of the Company to develop Company-owned stores or to complete strategic acquisitions of existing bagel stores, the ability of the Company to successfully manage this anticipated expansion and to hire and train personnel, and general economic and business conditions. Not all of the foregoing factors are within the control of the Company.

     The Company's expansion will continue to require the implementation of enhanced operational and financial systems and additional management, operational, and financial resources. Failure to implement these systems and add these resources could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth.


Capital Requirements

     Although the Company believes that its current cash position, cash flows from current operations and current financing arrangements will provide sufficient working capital to enable the Company to meet operating requirements for the foreseeable future, the Company may require additional financing in the future to complete additional acquisitions. There can be no assurance that the Company will be able to secure any required additional financing when needed, or at all, or that such financing, if obtained, will be on terms favorable or acceptable to the Company.
Any future equity financing may result in dilution to holders of the Common Stock and any future debt financing may reduce earnings. If the Company is unable to secure additional financing when needed, or at all, it could be required to significantly scale back its expansion plans and reduce the scope of its existing operations, or even to discontinue operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."


Dependence on Franchisees

     The Company has historically received a significant portion of its revenues from initial franchise fees and continuing royalty payments from franchisees. Although the Company uses established criteria to evaluate franchisees, there can be no assurance that franchisees will have the business ability or access to financial resources necessary to successfully develop or operate stores in a manner consistent with the Company's concepts and standards. Additionally, no assurance can be given that desirable locations and acceptable leases can be obtained by franchisees. Should the Company's franchisees encounter business or operational difficulties, the Company's revenues will be adversely affected. The poor performance of any franchisee may also negatively impact the Company's ability to sell new franchises. Consequently, at present, the Company's financial prospects are substantially related to the success of the franchise stores, over which the Company has limited control. There can be no assurance that the Company will be able to successfully attract new franchisees or that the Company's franchisees will be able to successfully develop and operate stores.

     Although the Company monitors franchisees' compliance with ongoing obligations on the basis of weekly revenue, and the Company's standard franchise agreement also grants the Company the right to audit the books and records of franchisees at any time, no assurance can be given that all franchisees will operate their stores in accordance with the Company's operating guidelines and in compliance with all material provisions of the franchise agreement, and the failure of franchisees to so operate their stores could have a material adverse impact on the Company's business. The franchise agreement gives the Company the choice of seeking legal remedies, which could be time-consuming and expensive, and terminating the franchisee, which would diminish the Company's revenue until such time, if ever, as a new franchisee replaces the terminated franchisee.


Competition

     The food service industry, in general, and the fast food/take-out sector in particular, are highly competitive, and competition is likely to increase. The Company believes that specialty bagel, muffin and coffee retail businesses are growing rapidly and are likely to become increasingly competitive. The Company competes against well-established food service companies with greater product and name recognition and with larger financial, marketing, and distribution capabilities than those of the Company, as well as innumerable local food service establishments that offer products competitive with those offered by the Company. The Company's principal competitors include Bruegger's Bagel Bakery ("Bruegger's"), Chesapeake Bagel Bakery ("Chesapeake"), Einstein/Noah Bagel Corp. ("Einstein") and Manhattan Bagel Company, Inc. ("Manhattan"). In addition, other fast-food service providers, such as Dunkin' Donuts, have recently added bagels to their product offerings. Any increase in the number of food service establishments in areas where the Company's or its franchisees' sites are located could have a material adverse effect on the Company's sales and revenues. The Company competes for qualified franchisees with a wide variety of investment opportunities both in the food service business and in other industries. Investment opportunities in the bagel store business include competing franchises offered by Bruegger's, Chesapeake, Einstein, and Manhattan as well as operators of individual stores and multi-store chains. See "Business-Competition."


Food Service Industry

     Food service businesses are often affected by changes in consumer tastes, national, regional, and local economic conditions, demographic trends, traffic patterns, and the type, number, and location of competing restaurants. Multi-unit food service chains, such as the Company's, can also be substantially adversely affected by publicity resulting from problems with food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores. Such businesses are also subject to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could negatively affect the availability, quality, and cost of ingredients and other food products. In addition, factors such as inflation, increased food and labor costs, regional weather conditions, availability and cost of suitable sites and the availability of experienced management and hourly employees may also adversely affect the food service industry in general and the Company's results of operations and financial condition in particular. See "Business."


Government Regulation

     The Company is subject to the Trade Regulation Rule of the Federal Trade Commission (the "FTC") entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" (the "FTC Franchise Rule") and state and local laws and regulations that govern the offer, sale and termination of franchises and the refusal to renew franchises. See "Business-Government Regulation." Continued compliance with this broad federal, state and local regulatory network is essential and costly, and the failure to comply with such regulations may have a material adverse effect on the Company and its franchisees. Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could limit the Company's ability to sell franchises or subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisors based upon claims made against franchisees. Even if the Company is able to obtain insurance coverage for such claims, there can be no assurance that such insurance will be sufficient to cover potential claims against the Company.


Dependence on Key Personnel

     The success of the Company is highly dependent on the continuing services of Michael W. Evans, its President and Chief Executive Officer, and Michael K. Murtaugh, its Vice President and General Counsel. The loss of the services of Mr. Evans or Mr. Murtaugh could have a material adverse effect on the Company's business. The Company has no employment agreement with either of these officers.
However, these officers are subject to certain nondisclosure agreements and, in the case of Mr. Murtaugh, a noncompetition agreement which provides, generally, that Mr. Murtaugh will not, while associated with the Company and for a period of two years thereafter, directly or indirectly engage in a business similar to or competitive with the business of the Company within the state in which his franchise stores are located. The Company has key-person life insurance policies on Mr. Evans in the amount of $1,000,000 and on Mr. Murtaugh in the amount of $500,000.
In addition, the Company's ability to develop and market its products and to achieve and maintain a competitive market position depends, in large part, on its ability to attract and retain qualified food marketing personnel and franchisees. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and retain such personnel. See "Business" and "Management."


Trademarks/Service Marks

     The trademarks and service marks used by the Company contain common descriptive English words and thus may be subject to challenge by users of these words, alone or in combination with other words, to describe other services or products. Some persons or entities may have prior rights to those names or marks in their respective localities. Accordingly, there is no assurance that such marks are available in all locations. Any challenge, if successful, in whole or in part, could restrict the Company's use of the marks in areas in which the challenger is found to have used the name prior to the Company's use. Any such restriction could limit the expansion of the Company's use of the marks into that region, and the Company and its franchisees may be materially and adversely affected.


Conflicts of Interest

     Michael K. Murtaugh, Vice President, General Counsel and director, owns interests in entities that are franchisees of the Company. In the event of a default under the franchise agreement, the interests of the Company with respect to the franchisee could potentially differ from the interests of the Mr. Murtaugh. The Company intends to protect its interests in these circumstances by strictly adhering to the terms of the respective written agreements with the franchisee and by assigning decision-making responsibilities in regard to such matters to directors of the Company who are not financially interested in that matter. Any preferential treatment could constitute a breach of fiduciary duty by the Board of Directors and the interested officer. See "Management" and "Certain Transactions."


Potential Effects of Antitakeover Provisions

     The Company is authorized to issue up to 4,000,000 shares of preferred stock, $.01 par value, 87,710 of which comprise the Preferred Shares which are convertible into the Shares offered by this Prospectus. The remaining authorized preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders. The issuance of any preferred stock could adversely affect the rights of the holders of Common Stock, and specific rights granted to holders of preferred stock could restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by its then owners. See "Description of Securities."

     Certain provisions of the Illinois Business Corporation Act (the "Illinois Act") restrict a publicly-held corporation from engaging in a "business combination" with an "interested shareholder" or its affiliates, unless the business combination is approved by the Board of Directors or by a supermajority vote of the shareholders. These provisions of the Illinois Act could delay and make more difficult a business combination even if the business combination could be beneficial to the interests of the Company's shareholders. See "Description of Securities-Antitakeover Effect of Illinois Law."


                  RECENT ACQUISITIONS

     In January 1997, the Company acquired JBI and an affiliate, franchisees of the Company, operating a total of four stores in southern California. The total purchase price paid was $770,000 including $120,000 related to a noncompetition agreement with the former owners of JBI and was paid in part through the forgiveness of notes payable to the Company of approximately $455,000.

     On May 13, 1997 the Company acquired by merger My Favorite Muffin, a New Jersey corporation. MFM franchised and operated muffin and bagel specialty retail stores concentrated primarily in the Eastern United States and Florida, and had 60 franchise and 5 company-operated units in operation. MFM was merged into BAB Acquisition Corporation, a wholly-owned subsidiary of the Company, with MFM being the surviving entity. The acquisition through merger was completed by exchanging 150 shares of MFM stock held equally by Owen Stern, Ruth Stern and Illona Stern (the "Sellers"), for 432,608 shares of the Company's common stock, restricted as to transfer until January 1, 1999, and $260,000 in cash to the Sellers. In addition to current liabilities, the Company has assumed approximately $350,000 of MFM's existing bank debt. The Company has retained the Sellers as employees of the Company pursuant to employment contracts, through May 8, 2001 for Owen Stern, and through May 8, 2000 for Ruth Stern and Illona Stern. Total revenue of MFM was $2.7 million for the year ended December 31, 1996.


                      USE OF PROCEEDS

     The Company will not receive any cash proceeds from the offering and sale of any of the shares of the Common Stock offered hereby.


PRICE RANGE OF COMMON STOCK; DIVIDEND POLICY

     The following table sets forth the quarterly high and low sale prices for the Company's Common Stock, as reported in The Nasdaq Small-Cap Market since November 27, 1995. The Company's Common Stock is traded under the symbol "BAGL."

                                       LOW     HIGH
                                     -------  ------
     YEAR ENDED NOVEMBER 30, 1995
         Fourth quarter (beginning
           November 27, 1995)         $3.33   $4.33
     YEAR ENDED NOVEMBER 30, 1996
         First quarter                $3.17   $4.50
         Second quarter                4.00    9.13
         Third quarter                 6.25   11.75
         Fourth quarter                6.75    9.00
     YEAR ENDED NOVEMBER 30, 1997
         First quarter                $3.13   $8.25
         Second quarter                2.50    4.50
         Third quarter (through
            July 14, 1997)             2.63    3.63

     As of July 16, 1997, the Company's Common Stock was held of record by 179 holders. Registered ownership includes nominees who may hold securities on behalf of multiple beneficial owners.


     The Company has never declared or paid any cash dividends on its Common Stock, and the Board of Directors currently intends to retain all earnings, if any, for use in the Company's business for the foreseeable future. Any future determination as to declaration and payment of dividends will be made at the discretion of the Board of Directors, subject to covenants in any loan documents restricting the payment of dividends.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The selected consolidated financial data presented below have been derived from the financial statements of the Company. The financial statements as of and for the periods ended November 30, 1995 and 1996 have been audited by Ernst
& Young LLP, independent auditors. Financial data for the six months ended May 31, 1996 and 1997 have been derived from unaudited financial statements. The data should be read in conjunction with the Company's Consolidated Financial Statements as of November 30, 1995 and 1996 and for the two years then ended, the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which appear elsewhere in this Prospectus. The financial data for the six months ended May 31, 1997 and May 31, 1996 have not been audited, but, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, which the Company considers necessary for a fair presentation of the Company's financial position and results of operations for the periods indicated. Results for the six months ended May 31, 1997 are not necessarily indicative of results that may be achieved for a full twelve-month period.

                       Six Months Ended        Year Ended November 30
                     --------------------      ----------------------
                      May 31,    May 31,
                        1997      1996             1996      1995
                    ----------  ---------      -----------  ---------
CONSOLIDATED
 STATEMENT OF
 OPERATIONS
 DATA:
REVENUES:
Net sales by
 Company-owned
 stores             $4,087,363  $784,999          $3,484,319  $ 563,211
Royalty fees
 from franchised
 stores                958,744   634,073           1,402,839    767,064
Franchise and area
 development fees      647,900   491,500           1,023,331    700,000
Licensing fees and
 other revenues        570,827    29,938             413,109      2,728
                    ---------- ---------           ---------  ---------
    Total revenues   6,264,834 1,940,510           6,323,598  2,033,003

OPERATING COSTS
 AND EXPENSES:
Food, beverage
 and paper costs     1,350,415   255,950           1,221,826    191,415
Store payroll and
 other operating
 expenses            2,262,798   378,685           1,753,397    283,120
Costs of uncompleted
 business
 acquisition (1)            --        --             650,922         --
Depreciation and
 amortization          562,946    90,957             379,266     65,102
Selling, general
 and administrative
 expenses            1,949,368 1,260,463           2,938,806  1,913,944
                    ---------- ---------           ---------  ---------
  Total operating
   costs and
   expenses          6,125,527 1,986,055           6,944,217  2,453,581
                    ---------- ---------           ---------  ---------
Income (loss) from
 operations            139,307   (45,545)           (620,619)  (420,578)
Interest and other
 income(expense),
 net                    34,678   189,189             299,775    (15,182)
                    ---------- ---------           ---------- ---------
Net income(loss)       173,985   143,644            (320,844)  (435,760)
Preferred stock
 dividend
 accumulated          (222,715)       --                  --     (4,000)
                    ----------  --------           ---------   ---------
Net income(loss)
 attributable
 to common
 shareholders       $  (48,730) $143,644           $(320,844)  $(439,760)
                    ==========  ========           =========   =========

Net income (loss)
 attributable to
 common share,
 fully diluted      $  (0.01)    $ 0.02              $ (0.04)   $ (0.12)
                    ==========  ========            =========  =========

STORE DATA:
Number of stores
 in operation
 at end of period:
   Company-owned         31         7                    15        2
   Franchise            173        79                    99       59
   Licensed              37        34                    35       --
                        ---       ---                   ---      ---
                        241       120                   149       61
                        ===       ===                   ===      ===

                                 May 31,               November 30,
                                  1997                    1996
                               ------------            ------------
BALANCE SHEET DATA:
Working capital                $   160,144             $ 1,335,053
Total assets                    15,908,436              11,147,987
Long-term debt, less
 current portion                   580,237                   1,758
Total liabilities                3,650,112               2,352,978
Shareholders' equity            12,258,324               8,795,009



(1)  Represents the costs of the uncompleted Chesapeake
     Bagel Bakery acquisition in 1996.  See "Management's
     Discussion and Analysis of Financial Condition and Results of
     Operations."


                        BAB HOLDINGS, INC.
               PRO FORMA STATEMENT OF OPERATIONS

                  Year ended November 30, 1996
                          (Unaudited)

     The following unaudited pro forma statement of operations reflects the acquisition by the Company of BUI, Strathmore and MFM as if they had occurred on December 1, 1995. Such pro forma information is based upon the historical results of operations of the Company for the year ended November 30, 1996, the historical results of operations of BUI for the five months ended April 30, 1996, the historical results of operations of Strathmore for the six months ended May 21, 1996 and the historical results of operations of MFM for the year ended December 31, 1996 giving effect to the acquisitions and the pro forma adjustments set forth in the accompanying notes to pro forma financial statements. Unaudited pro forma adjustments are based upon historical information, estimates and certain assumptions that the Company deems appropriate. The unaudited pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been obtained if the foregoing transactions had been consummated as of the indicated date. This pro forma statement of operations should be read in conjunction with the historical financial statements and notes thereto of the Company, BUI, Strathmore and MFM, included elsewhere in this Prospectus. On a pro forma basis, had the offering of 87,710 shares of $25.00
Series A Convertible Preferred Shares (the "Preferred Shares") taken place as of the beginning of fiscal 1996 and all Preferred
Shares were outstanding for the entire year, the 1996 net loss attributable to common shareholders would have been increased by $562,000 due to the accumulation of dividends of $175,420 related to the stated 8% dividend rate, and $387,000 related to the 15% discount available to holders of the Preferred Shares upon conversion (see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Descriptions of Securities--Preferred Stock"). Net loss per shares for 1996 would have been $0.15 had the Preferred Stock been outstanding for the entire year.


                                                            Pro        Pro
                                                           Forma      Forma
                                    Strath-               Adjust-      as
                Company     BUI       more       MFM       ments     Adjusted
              ---------- --------- --------- ----------  ---------   --------

REVENUES:
Net sales
 by Company-
 owned stores $3,484,319 $1,152,522           $1,310,663             $5,947,504
Royalty fees
 from
 franchised
 stores        1,402,839                         896,002 $(59,524)(1) 2,239,317
Franchise
 and area
 development
 fees          1,023,331                         235,250              1,258,581
Licensing
 fees and
 other
 revenues        413,109             $278,268    269,450                960,827
              ---------- ---------- ---------- ----------  --------   ---------
Total
 revenues      6,323,598  1,152,522   278,268  2,711,365   (59,524)  10,406,229

OPERATING
 COSTS AND
 EXPENSES:
Food,
 beverage
 and paper
 costs         1,221,826   417,213               426,333              2,065,372
Store payroll
 and other
 operating
 expenses      1,753,397   608,981               823,301              3,185,679
Costs of
 uncompleted
 business
 acquisition     650,922                                                650,922
Depreciation
 and
 amortization    379,266    28,920     16,835     84,600    151,266(2)  660,887
Selling,
 general and
 adminis-
  trative
 expenses      2,938,806   198,060    319,209  1,269,420    (59,524)(1)4,665,971
              ---------- ---------  --------- ----------  ---------    ---------

Total
 operating
 costs and
 expenses      6,944,217 1,253,174    336,044  2,603,654     91,742   11,228,831
              ---------- ---------  --------- ----------  ---------   ----------
Income (loss)
 from
 operations     (620,619) (100,652)   (57,776)   107,711   (151,266)   (822,602)
Interest and
 other income
(expense), net   299,775   (20,318)              (25,927)                253,530
              ---------- ---------  --------- -----------  --------   ----------
Income(loss)
 before taxes   (320,844) (120,970)   (57,776)    81,784   (151,266)   (569,072)

Provision for
 income taxes         --        --     12,462     47,993         --      60,455
              ---------- ---------  --------- -----------  --------   ----------

Net income
(loss)
 attributable
 to common
 shareholders $(320,844) $(120,970) $ (70,238) $  33,791  $(151,266)  $(629,527)
              ========== ========== ========== ========== =========   ==========
Net income
 (loss)
 attributable
 to common
 share, fully
 diluted        $(0.04)                                                  $(0.08)
              ==========                                               =========

Average number
 of shares
 used fully
 diluted(3)    7,420,538                                               7,873,979
              ==========                                               =========


 (1) Elimination of franchise royalty revenue of the Company and related expense recognized by BUI.

 (2) Amortization of BUI goodwill over 40 years ($7,576), amortization of BUI non-competition agreement over six years ($6,945), amortization of Strathmore goodwill over 40 years ($27,616), Strathmore contract rights over 102 months ($28,818) and amortization of MFM franchise contract rights over 20 years ($83,167), reduced by elimination of BUI initial franchise fee amortization ($2,856).

 (3) Adjusted for 432,608 shares of common stock issued in MFM transaction.


                           BAB HOLDINGS, INC.
                  PRO FORMA STATEMENT OF OPERATIONS

                   Six months ended May 31, 1997
                             (Unaudited)

     The following unaudited pro forma statement of operations reflects the acquisition by the Company of MFM as if it had occurred on December 1, 1996. Such pro forma information is based upon the historical results of operations of the Company for the six months ended
May 31, 1997 and the historical results of operations of MFM for the period from December 1, 1996 through May 13,
1997 (date of MFM acquisition) giving effect to the acquisition and the pro forma adjustments set forth in the accompanying notes to pro forma financial statements.
Unaudited pro forma adjustments are based upon historical information, estimates and certain assumptions that the Company deems appropriate. The unaudited pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been obtained if the foregoing transaction had been consummated as of the indicated date. This pro forma statement of operations should be read in conjunction with the historical financial statements and notes thereto of the Company and MFM, included elsewhere in this Prospectus. On a pro forma basis, had the offering of 87,710 shares of $25.00 Series A Convertible Preferred Shares (the "Preferred Shares") taken place as of the beginning of fiscal 1997 and if all the Preferred Shares were outstanding for the six month period, the net loss attributable to common shareholders during the period would have been increased by $252,473 due to the accumulation of additional dividends of $58,473 related to the stated 8% dividend rate, and $194,000 related to 15% discount available to holders of the Preferred Shares upon conversion (see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Securities--Preferred Stock"). Net loss per shares for the first half of fiscal 1997 would have been $0.05 had the Preferred Stock been outstanding for the entire period.

                                            Pro        Pro
                                           Forma      Forma
                                           Adjust-      as
                   Company       MFM       ments     Adjusted
                 ----------  ----------  ---------   --------

REVENUES:
Net sales
 by Company-
 owned stores    $4,087,363  $ 658,683              $4,746,046
Royalty fees
 from
 franchised
 stores             958,744    408,441               1,367,185
Franchise
 and area
 development
 fees               647,900     56,250                 704,150
Licensing
 fees and
 other
 revenues           570,827    130,957                 701,784
                  ---------- ----------   --------   ---------
Total
 revenues         6,264,834   1,254,331              7,519,165

OPERATING
 COSTS AND
 EXPENSES:
Food,
 beverage
 and paper
 costs            1,350,415     276,455              1,626,870
Store payroll
 and other
 operating
 expenses         2,262,798     359,769              2,622,567
Depreciation
 and
 amortization       562,946      50,356     37,335(1)  650,637
Selling,
 general and
 adminis-
  trative
 expenses         1,949,368     599,522              2,548,890
                 ----------  ----------  ---------   ---------

Total
 operating
 costs and
 expenses         6,125,527   1,286,102     37,335   7,448,964
                 ----------  ----------  ---------   ---------
Income (loss)
 from
 operations         139,307     (31,771)   (37,335)     70,201
Interest and
 other income
(expense), net       34,678     (22,839)                11,839
                 ----------  ----------  ----------  ---------
Net Income
 (loss)             173,985     (54,610)   (37,335)     82,040

Preferred stock
  dividend
  accumulated      (222,715)        --         --     (222,715)
                 ----------  -----------  ---------   --------
Net income
(loss)
 attributable
 to common
 shareholders    $  (48,730)  $ (54,610)  $(37,335)   $(140,675)
                 ==========   =========  ==========   =========
Net income
 (loss)
 attributable
 to common
 share, fully
 diluted            $(0.01)                             $(0.02)
                  ==========                          ==========

Average number
 of shares
 used fully
 diluted(2)       7,194,725                            7,389,398
                  =========                            =========


 (1)  Amortization of MFM franchise contract rights over 20 years.


 (2) Adjusted for 432,608 shares of common stock issued in MFM transaction.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the information set forth under "Summary
Consolidated Financial and Store Data," "Selected
Consolidated Financial Information" and the Consolidated
Financial Statements of BAB Holdings, Inc. and the accompanying notes thereto included elsewhere in this Prospectus.

     Certain statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations, including statements regarding the development of the Company's business, the markets for the Company's products, anticipated capital expenditures, and the effects of completed and proposed acquisitions, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of
1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

GENERAL

     From its inception in November 1992, the Company has grown to 15 Company-owned and 134 franchised and licensed units at the end of fiscal 1996 and 31 Company-owned and 241 franchised and licensed units at May 31, 1997 following the acquisition by merger of MFM. This rapid expansion in operations significantly affects the comparability of results of operations of the Company in several ways, particularly in the recognition of initial franchise fee revenue and ongoing royalty fees, as well as the significant increase in Company-owned store revenues.

     The Company's revenues are derived primarily from the operation of Company-owned stores, initial franchise fees and ongoing royalties paid to the Company by its franchisees. Additionally, in 1996 the Company significantly increased revenue derived from the sale of licensed products as a result of purchasing trademarks (Brewster's), licensing contracts (Strathmore's licenses with Host Marriott) and by directly entering licensing agreements (Mrs. Fields
Cookies). Additionally, the Company has generated other revenue through the sale of store units to franchisees of the Company. In adding 29 Company-operated units since the start of fiscal
1996, the Company has created a stable revenue base in Company-owned store revenue and has become less dependent on initial franchise fee revenue.

     On May 13, 1997, the Company completed the acquisition by merger of MFM. This acquisition adds to the Company's existing product offering a premium muffin product and additional points of distribution for its branded bagel and coffee products.
It is expected that the introduction of MFM muffin products will enhance the revenue potential of existing bagel stores and result in operating leverage as corporate overhead is spread over an additional 60 franchise and 5 Company-operated units. The Company has reduced the number of MFM employees and is in the process of closing MFM's corporate facility and combining operations in the Company's Chicago, Illinois headquarters. As the Company already has significant infrastructure in place to oversee franchisee and Company stores operations, it is expected that the integration of MFM with the Company's operations will require minimal additional resources.

     In September 1996, the Company signed an agreement to purchase the operations of Chesapeake, an operator and franchisor of approximately nine company-owned and 134 franchise Chesapeake Bagel Bakery specialty bagel retail stores. The acquisition agreement was subject, among other factors, to the Company's successful financing of the cash portion of $22 million of the purchase price. In November 1996, the Company filed a registration statement on Form S-1 to register shares of the Company's common stock to be sold through a registered direct offering to qualified institutional investors. Being unable to complete the sale of common stock at a share price which made the transaction economically beneficial to the Company, the Company withdrew its registration statement in December 1996 and on December 31, 1996, the expiration date of the agreement with Chesapeake, announced it would not complete the proposed acquisition. As a result of the failure to complete this acquisition, the Company recorded a write-off of approximately $651,000 in the fourth quarter of fiscal 1996, consisting primarily of accounting, legal, printing, placement agent expenses and filing fees associated with the stock offering and acquisition. Management believes that while the failed acquisition of Chesapeake diverted management and operational attention during the second half of 1996, the Company's existing operations and prospects for further strategic acquisitions during 1997, including the MFM acquisition noted above, have the potential to replace the strategic advantage the Company believed would have followed the completion of the Chesapeake acquisition.

     As a result of adding 13 Company-owned stores during fiscal 1996 and 17 during first half of fiscal 1997, management believes the Company did not realize the potential of its expected margins from Company-owned store operations during 1996 and during first half 1997. New store operations suffer from low revenues in the early start-up stages of operations and inefficiencies due to continuing training activities of store-level personnel. Similarly, as stores that are opened in the early stages of entering into a specific geographic market, the efficiencies of advertising, promotion and area management are not reached and cause an additional drain on store-level economics until a critical mass of stores is established in that geographic market. Start-up costs related to expenditures incurred prior to opening individual units, which are amortized over the first year of operation of a store, additionally reduce operating profitability during the early stages of store operations. Stores added which were acquired and converted to Company-owned units, while not generally affected by low early stage revenues, also exhibit inefficiencies in early operations due to initial staff and management turnover and related training issues resulting in higher than normal costs.

     With the increase in both franchise, licensed and Company-owned operations, the Company has experienced increases in payroll, occupancy and overhead costs in the corporate offices.
At May 31, 1997 the Company had 48 employees at the corporate level who oversee operations of the franchise, licensed and Company-owned store operations, up from 21 at the end of 1995, and 33 at the end of fiscal 1996. While these costs have increased, they have decreased as a percentage of total revenues, and management expects that these costs will further decline as a percentage of revenue as additional franchise and Company-owned units are added. It is expected that the MFM acquisition and existing
Company growth will require only modest increases in employees at the corporate office. Additionally, as the Company approximately doubled the space at the corporate headquarters in late 1996 through subletting an office suite adjacent to the Company's existing offices, it is anticipated that the Company will not require additional office facilities in the foreseeable future.
The Company believes it is in a position to leverage selling, general and administrative expenses across increasing revenue beginning in fiscal 1997.


RESULTS OF OPERATIONS

     The following table sets forth, for the fiscal years
1996 and 1995, revenue by type and as a percentage of total revenue (in thousands):

                                  Year ended November 30,
                              -------------------------------
                                   1996             1995
                              --------------- ---------------
Selected Revenue Data:
Company-owned stores           $3,484   55.1%  $  563   27.7%
Franchise and area
   development fees             1,024   16.2%     700   34.5%
Royalty fees from franchise
   stores                       1,403   22.2%     767   37.7%
Licensing fees and other
   income                         413    6.5%       3    0.1%
                               ------  ------  ------  ------
Total                          $6,324  100.0%  $2,033  100.0%
                               ======  ======  ======  ======

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

     Total revenues increased 211% to $6,324,000 in 1996 from $2,033,000 the prior year. This increase was driven primarily by the increase in Company-owned store revenues which accounted for 55.1% of total revenue in 1996, up from 27.7% in the prior year. The Company added 13 Company-owned units during the year, bringing the total to 15 in operation at November 30, 1996. Franchise and area development fees rose to $1,024,000 or 16.2% of total revenue in 1996 from $700,000 or 34.5% of total revenue in 1995 as a result of opening a total of 51 franchise units during the year compared to 38 during 1995. Additionally, $161,000 of the 1996 increase in these fees is attributable to the Company entering into a master franchise agreement for the development of franchised stores in the four western provinces of Canada. Royalty fees from franchise stores increased to $1,403,000 or 22.2% of revenue in 1996 from $767,000 or 37.7% or revenue in 1995, as a result of the higher number of franchise stores in operation in 1996 compared to the prior year. Licensing fees and other income increased from approximately $3,000 in 1995 to $413,000 for 1996, or 6.5% of total revenues, as a result of the Company's entrance into various nontraditional channels of distribution, such as the sale of Brewster's Coffee to franchisees and licensees of the Company, licensing fees paid by Host Marriott on the sales of product in Big Apple Bagels licensed units in their system, and commissions received on the sale to Host Marriott and Mrs. Fields by a third party commercial baker of par-baked Big Apple Bagels. Additionally, the Company generated $123,000 from the resale to franchisees of stores acquired during the year.

     Food, beverage and paper costs and store payroll and other operating expenses increased by 538.3% and 519.3%, respectively, in 1996 as a result of increasing the Company-owned stores base from two units at the close of 1995 to 15 at the end of 1996. Total food, beverage and paper costs consumed 35.1% of Company-store revenue for 1996 versus 34.0% in 1995, while store payroll and other operating expenses remained at 50.3% of revenue in both periods. The levels of these rates, and the increase from 1995 in food, beverage and paper costs, are a direct result of the increase in Company-owned stores during the year and related start-up inefficiencies. Costs of the uncompleted business acquisition were the result of acquisition-related costs and stock offering costs related to the Company's uncompleted acquisition of Chesapeake (see "General" above) which accounted for 10.3% of total 1996 revenue.

     Selling, general and administrative expenses increased 67.7% to $3,318,000 during 1996 from $1,979,000 in the prior year as a result of supporting an increasing base of franchise stores as well as the significant increase in Company-owned stores during the year. Payroll-related costs increased 52.9% during the year due to the increase in corporate level headcount from 21 at the beginning of 1996 to 33 at the close of the year. Advertising and promotion expense increased 209.6% due to increased advertising costs related to the Company-owned stores base. Professional service fees declined 5.7% in 1996, as compared to 1995, as the prior year included additional legal and accounting costs preceding the Company's initial public offering in November 1995. Franchise-related costs, those costs associated with franchise openings, increased 55.5% as a result of the increase in franchise openings from 38 in 1995 to 51 in 1996. Depreciation and amortization expense increased 482.6% due to the significant increase in Company-owned store depreciation and related to amortization of intangible assets including goodwill, contract rights, noncompetition agreements and trademarks resulting from the Company's various acquisitions during 1996. Other selling, general and administrative expenses increased 66.4%, following trends in other components of this category.

     Loss from operations was $621,000 in 1996 versus $421,000 in 1995, representing a 47.6% increase from 1995. Without the impact of the uncompleted Chesapeake acquisition write-off of $651,000, Company operations would have generated income of approximately $30,000 for 1996. Interest income increased $301,000 as a result of the Company's investment of unused proceeds of the Company's November 1995 initial public offering during the year. Interest expense declined to approximately $5,000 in 1996 from $31,000 in the prior year as a result of the conversion of $229,000 of convertible bonds outstanding at the beginning of the year to common stock.

     Net loss for the year decreased to $321,000 as compared to the prior year net loss of $436,000, a 26.4% decrease. Without the impact of the uncompleted Chesapeake acquisition costs write-off, the Company would have recognized net income for 1996 of approximately $330,000. Net loss per share was $0.04 on both a primary and fully-diluted basis as compared to net loss per share in 1995 of $ 0.13 and $0.12 on a primary and fully-diluted basis, respectively. The average number of shares used to compute per share amounts in fiscal 1996 was significantly increased as a result of the Company's initial public offering in November 1995.


SIX MONTHS ENDED MAY 31, 1997 VERSUS SIX MONTHS
ENDED MAY 31, 1996

     Total revenues increased 223% to $6,265,000 for the six month period ended May 31, 1997 from $1,941,000 in the prior year period. This increase was driven primarily by the increase in Company-owned store revenues which accounts for 65.3% of total revenue this period, up from 40.5% of total revenue in the prior year period. The Company added 17 Company-owned units during the period (5 of which were a result of the MFM acquisition), but sold one bringing the total to 31 in operation at May 31, 1997,
as compared to only 7 in operation at May 31, 1996.   Franchise
and area development fees increased to $648,000 or 10.3% of total revenue in this period from $492,000 or 25.3% of total revenue in the year-ago period as a result of selling a Big Apple Bagels master franchise agreement for the state of Hawaii ($200,000) and due to the sale of an option to purchase a Big Apple Bagels master franchise agreement for the country of South Korea ($50,000).
Without the impact of these master franchise sales, franchise and area development fees, would have declined by $94,000 from last year's period  as a result of opening only 20 franchise stores this period versus 25 in the year-ago period. Royalty fees from franchise stores increased to $959,000 or 15.3% of revenue in this period from $634,000 or 32.7% of revenue in last year's period, as a result of the higher number of franchise stores in operation during the period compared to the prior year, including the impact of adding 60 MFM franchise units in May 1997. Licensing fees and other income increased from approximately $30,000 in last year's period to $571,000 in this first six months or 9.1% of total revenues as a result of the Company's entrance into various nontraditional channels of distribution, including the sale of Brewster's Coffee to franchisees and licensees of the Company, licensing fees paid by Host Marriott on the sales of product in
Big Apple Bagels licensed units, and commissions received on the sale to Host Marriott and Mrs. Fields by a third party commercial
baker of par-baked Big Apple Bagels.   Additionally, the Company
generated $156,000 from the resale to franchisees of Company-operated units during the first quarter 1997.

     Food, beverage and paper costs increased by 428%, and store payroll and other operating expenses increased by 498%, in the six month period ended May 31, 1997 from the year-ago period as a result of increasing the Company-owned stores base from seven units in operation last year to 31 at May 31, 1997. Total food, beverage and paper costs consumed 33.0% of Company-store revenue in this period versus 32.6% during last year's period, while store payroll and other operating expenses increased to 55.4% of Company-store revenue in this period versus 48.2% in last year's period. The levels of these rates, and the increases from last year's period in food, beverage and paper costs, and store payroll and other operating expenses, are a direct result of the increase in Company-owned stores during this period and during the last quarter of 1996 and and related start-up inefficiencies.

     Selling, general and administrative expenses increased 85.9% to $2,512,000 in this period from $1,351,000 in the prior year period as a result of supporting an increasing base of franchise stores as well as the significant increase in Company-owned stores from last year's period. Payroll-related costs increased 58.9% from the year-ago period due to the increase in corporate-level headcount from 24 at May 31, 1996 to 48 at May 31, 1997. Depreciation and amortization expense increased 519% due to the significant increase in Company-owned store depreciation and amortization of intangible assets including goodwill, contract rights, noncompetition agreements, franchise contract rights and trademarks resulting from the Company's various acquisitions. Other selling, general and administrative expenses increased 51.0% as a result of the increase in Company-owned and franchise units, as well as the increase in office space of the corporate headquarters supporting the increased corporate headcount. Selling, general and administrative expenses, as a percent of total revenue, declined to 40.1% in this period versus 69.9% in last year's period.

     Income from operations was $139,000 in the six month period ended May 31, 1997 versus a loss from operations of $46,000 in last year's period. Interest income decreased to $37,000 in this year's period from $193,000 in last year's period. This decrease is due to having lower cash balances than last year as the Company had just completed its initial public offering in November 1995 and had invested the proceeds in interest-bearing securities during the first half of fiscal 1996. Interest expense was only $2,000 this period versus $4,000 in the last year period.

     Net income for the period increased to approximately $174,000 as compared to the prior year period of $144,000. Preferred stock dividends accumulated, related to the issuance of 87,710 shares of Preferred Stock during the period, resulted in a net loss attributable to common shareholders of $49,000. Preferred dividends in the amount of $223,000 accumulated during the period, which includes $193,000 attributable to the 15% discount available to holders of the Preferred Stock in acquiring Common Stock upon ultimate conversion. Such discounts must be recognized as dividends under generally accepted accounting principles. The total discount which is treated as a dividend (i.e., $387,000), is required to be amortized over the minimum period from issuance to the first date of convertibility, August 1, 1997. The remaining $194,000 (i.e., $387,000 less $193,000 recognized in the quarter ended May 31, 1997) will be amortized over the two-month period prior to August 1, 1997 in the third quarter. Once fully recognized by August 1, 1997, no additional preferred dividends will accumulate related to this conversion discount.

     The preferred dividend accumulated which is attributable to the conversion discount is a non-cash entry which has no impact on operating income or total equity of the Company. Upon issuance of the Preferred Stock, the total of $387,000 representing the conversion discount was recorded as additional paid-in capital. As the dividend is accumulated during the period prior to convertibility, the dividend is recorded as a reduction in retained earnings and an increase in the preferred stock carrying value.

     Net loss per share for this period was $0.01 on both a primary and fully-diluted basis, as compared to net income per share in last year's period of $ 0.02.


LIQUIDITY AND CAPITAL RESOURCES

      During the year ended November 30, 1996, cash provided by operating activities was $69,000 as compared with $406,000 provided by operating activities during 1995, or an 83.0% decrease. This decrease in large part is due to the costs related to the uncompleted Chesapeake acquisition written off in the fourth quarter of $651,000 and other changes in operating assets and liabilities. Without the impact of the write-off of these costs, cash flows from operations would have been $720,000. During the six months ended May 31, 1997, cash used in operating activities was $278,000 as compared with $372,000 used by operating activities during the comparable last year period. This reduction in operating cash uses is a direct result of the improved operating results of the Company on a cash basis, without the impact of $563,000 in depreciation and amortization expense related to the Company's increased base of operations.

     Cash used for investing activities during 1996 totaled $6,422,000 of which $2,512,000 was used in the purchase of property, plant and equipment primarily for new Company-owned store construction during the year. Business acquisitions during the year required $2,474,000 in cash, including $991,000 related to BUI, $880,000 related to Strathmore and $603,000 related to Danville. The purchase of the Brewster's trademark and other rights required $171,000 in 1996. Cash used for investing activities during 1995 totaled $458,000, which consisted primarily of constructing and equipping the second Company-owned store totaling approximately $157,000, the acquisition of the "Big Apple Deli" trademark, and miscellaneous purchases of property, plant and equipment totaling approximately $78,000 used in the corporate headquarters facilities. Cash used for investing activities during the six months ended May 31, 1997 totaled $3,030,000 of which $2,140,000 was used to purchase property, plant and equipment primarily for new Company-owned store construction. Business acquisitions during the period required $651,000, net of $455,000 in notes receivable related to the Just Bagels, Inc. and affiliate acquisition in January 1997 converted to purchase consideration. Collections on notes receivable provided approximately $132,000 during the period.

     Financing activities provided a total of $837,000 in 1996, due principally to the exercise in January of the underwriter's over-allotment option from the Company's initial public offering which provided the Company $882,000 after expenses. This amount was reduced by the repayment of long-term obligations during the year of $36,000. Financing activities provided a total of $2,174,000 during the six months ended May 31, 1997. In April 1997 the Company completed the sale of 87,710 shares of $25.00 Preferred Stock in a private placement to institutional investors, netting approximately $2 million after placement agent commissions and fees. See "Description of Securities-Preferred Stock - Series A Convertible Preferred Stock." Additionally, in April 1997, the Company entered into a $2 million line of credit agreement (the "Credit Facility") with a bank expiring in October 1998. Maximum borrowing under the Credit Facility is limited to a borrowing base of 80% of accounts receivable under 90 days and 40% of equipment costs. Interest is payable monthly at prime plus one percent (currently 9.5%), with principal due upon the maturity of the note in October 1998. At May 31, 1997, the Company had approximately $211,000 outstanding under the Credit Facility. In the MFM acquisition, the Company assumed approximately $350,000 in long-term debt, of which $330,000 payable to MFM's existing bank was converted to borrowings under the Credit Facility in July 1997. The Company expects to make additional draws on the Credit Facility through the remainder of 1997 to complete its current Company-store expansion plan. The Company believes that its current cash balances, combined with cash flow from operations and additional borrowings under the Credit Facility, will adequately fund its Company-store development and acquisition plan for the year and provide additional working capital to assist in the Company meeting its current goals.

     On November 27, 1995, the Company completed a public offering of 2,550,000 shares of the Company's Common Stock for a public offering price of $2.67 per share or an aggregate of $6,800,000. Costs associated with this offering totaled approximately $1,056,000. Effective with the closing of the public offering on November 30, 1995 and pursuant to an August 31, 1995 subscription agreement, the Company sold an additional 403,536 shares of Common Stock to Aladdin International, Inc. (see "Certain Transactions") at $1.80 per share. Costs associated with this transaction totaled $97,500 payable to an investment banking firm for assistance in obtaining the financing. The Company's cash needs in fiscal 1996 were met, in part, with proceeds from these transactions.


                          BUSINESS

     The Company was incorporated under the laws of the State of Illinois on November 25, 1992 and currently operates, franchises and licenses bagel, muffin and coffee concept retail units under the Big Apple Bagels, My Favorite Muffin and Brewster's Coffee tradenames and currently has 241 units in operation in 28 states and two Canadian provinces. The Company additionally derives income from the sale of its trademark bagels, muffins and coffees through nontraditional channels of distribution including under licensing agreements with Host Marriott Services Corporation, Mrs. Fields Cookies, Choice Pick Food Courts, and through direct home delivery of specialty muffin gift baskets and coffee.

      The Big Apple Bagels brand franchise and Company-owned stores feature daily baked "from scratch" bagels, flavored cream cheeses, premium coffees, gourmet bagel sandwiches and other related products. Licensed Big Apple Bagels units under Host Marriott, and future units under Choice Picks Food Courts, serve the Company's par-baked frozen bagel products, freshly baked daily, and related products. The My Favorite Muffin brand consists of units operating as "My Favorite Muffin" featuring a large variety of freshly baked muffins and bagels, cream cheeses, coffees and related products, and units operating as "My Favorite Muffin and Bagel Cafes" featuring these products as well as a variety of specialty bagel sandwiches and related products. The Company's Brewster's Coffee units are specialty coffee shops featuring a variety of premium arabica bean coffees--freshly brewed or in bulk--and related products. Big Apple Bagels units are concentrated in the Midwest and Western United States, while My Favorite Muffin units are clustered in the Middle Atlantic States and Florida. Brewster's Coffee Shops are currently located in two states--Illinois and Ohio.

     The Company has grown significantly since its initial public offering in November 1995 through growth in franchise units, Company-store development, acquisitions and the development of alternative distribution channels for its branded products. The Company intends on continuing its expansion through these means in the future. With the acquisition of My Favorite Muffin on May 13, 1997, the Company immediately added 60 franchise and five Company-operated units and expects to leverage on the natural synergy of distributing muffin products in existing Big Apple Bagels units and, alternatively, bagel products and Brewster's Coffee in existing My Favorite Muffin units. Additionally, the Company expects to realize efficiencies in servicing the combined base of Big Apple Bagels, My Favorite Muffin and Brewster's Coffee franchisees as a result of this acquisition.

LOCATIONS

     The following table sets forth the states and provinces in which the Company's units were located as of May 31, 1997:

                COMPANY
STATE/PROVINCE        OWNED    FRANCHISED  LICENSED  TOTAL
---------------      -------   ----------  --------  -----

UNITED STATES:
Arizona                           1                     1
California             10         2                    12
Colorado.                         8                     8
Connecticut                       3                     3
Florida                           9            1       10
Georgia                           3                     3
Illinois                5        43                    48
Indiana                           5                     5
Iowa                              6                     6
Kansas                            1                     1
Kentucky                          3                     3
Massachusetts                     1                     1
Michigan                         13            5       18
Minnesota                         3            1        4
Missouri.                         1                     1
Nebraska                1         1                     2
Nevada                            3            1        4
New Jersey              2        15           12       29
New York                          4            8       12
North Carolina                                 8        8
Ohio                    2        15                    17
Pennsylvania            3         8                    11
Rhode Island                      1                     1
South Carolina                    1                     1
Texas                             4                     4
Utah                              2                     2
Washington                        2                     2
Wisconsin               8        12                    20
CANADA:
British Columbia                               1        1
Ontario                           3                     3
                      -----    -----        -----    -----
Total                  31       173           37      241
                      ====     =====        =====    =====


STORE OPERATIONS

BIG APPLE BAGELS--Big Apple Bagels franchisees and Company-owned stores daily bake "from scratch" over 18 varieties of fresh bagels and prepare up to 18 varieties of cream cheese spreads. Licensed units under Host Marriott, and future units under Choice Picks Food Courts, serve the Company's par-baked frozen bagel products, freshly baked daily.
Stores also offer a variety of breakfast and lunch bagel sandwiches, soups, various dessert items, and gourmet
coffees and other beverages.   A typical Big Apple Bagels
franchise or Company-owned store is located within a three-mile radius of at least 25,000 residents in an area with a mix of both residential and commercial properties. The average Company-owned or franchised store ranges from 1,500 to 2,000 square feet. The Company's current store prototype is approximately 2,000 square feet, with seating capacity for 30 to 40 persons and 750 square feet devoted to production and baking. A satellite store is typically smaller than a production store, averaging 600 to 1,000 square feet. Although franchise stores may vary in size from Company-owned stores, and from other franchise stores, store layout is generally consistent. Licensed units in the Host Marriott system are generally located in airports and travel plazas. Units in the Choice Picks Food Courts system will be in hotels, universities and similar locations.

MY FAVORITE MUFFIN--My Favorite Muffin franchisees and Company-owned stores bake 20-25 varieties daily, from over 400 muffin recipes, a variety of bagels, gourmet coffees, beverages and, at My Favorite Muffin and Bagel Cafe locations, a variety of bagel sandwiches and related products. While a number of MFM units are located in shopping mall locations with minimal square footage of 400-800 square feet, the typical strip mall prototype unit is approximately 2,000 square feet with seating for 30 to 40 persons. A typical MFM franchise or Company-owned store is located within a three-mile radius of at least 25,000 residents in an area with a mix of both residential and commercial properties.

BREWSTER'S COFFEE--Brewster's Coffee franchise and Company-owned units serve a variety of arabica bean coffees, both freshly brewed and in bulk, and related products such as bagels, muffins and other beverages. In addition to two double drive-through units in operation, the typical Brewster's location is approximately 1,500 square feet and offers seating for 20-30 persons and is generally located in high traffic urban or suburban locations.

FRANCHISING

     The Company requires payment of an initial franchise fee per store, plus a 5% royalty on net sales.
Additionally, Big Apple Bagels ("BAB") franchisees are members of a national marketing fund requiring a 2% contribution based on net sales. MFM franchisees pay a 1% net sales contribution to a national marketing fund. There currently is no Brewster's Coffee national marketing fund. The Company offers multiple store discounts on the initial franchise fee. The Company currently requires a franchise fee of $25,000 on a franchisee's first BAB concept store. The fee for second, third, fourth, and fifth BAB stores is $20,000, and the fee for the sixth and any additional store is $12,500. The initial franchise fee for a franchisee's first MFM store is $25,000 and $20,000 for all subsequent
stores.   The initial franchise fee for a franchisee's first
Brewster's store is $17,500, with a fee of $15,000 for the second and third stores and $13,500 for the fourth store and any additional stores.

     The Company's franchise agreements provide a franchisee with the right to develop one store at a specific location.
Each franchise agreement is for a term of ten years with the right to renew at no additional fee. A franchisee is required to be in operation not later than ten months following the signing of the franchise agreement.

     Area development agreements, which may be granted to new or existing franchisees, provide that a franchisee may open a predetermined number of concept stores within a defined geographic area (an "Area of Exclusivity"). The Area of Exclusivity is negotiated prior to the signing of the area development agreement and varies by agreement as to size of the area, the number of BAB stores required, and the schedule for store development and opening. The Company's current area development fee is $5,000 per store to be developed. As additional franchise agreements are executed, additional franchise fees are collected. The area development fee is not refundable if no franchise agreement is executed.

     The Company currently advertises its franchising opportunities at franchise trade shows and in newspapers and business opportunity magazines. In addition, a substantial number of prospective franchisees contact the Company as a result of patronizing an existing store. In February 1997, the Company entered an agreement with Franchise Mortgage Acceptance Company, LLC ("FMAC") of Greenwich, Connecticut to provide financing to qualifying existing franchisees for the purpose of adding second or subsequent units. FMAC has reserved a total of $25 million for the program, which is expected to assist in increasing the number of units in the Company's franchise system.


COMPETITION

     The quick service restaurant industry is intensely competitive with respect to product quality, concept, location, service and price. There are a number of national, regional and local chains operating both owned and franchised stores which may compete with the Company on a national level or solely in a specific market or region. The Company believes that because the industry is extremely fragmented, there is a significant opportunity for bagel, muffin and coffee concept chains, including both the Company and its competitors, to expand dramatically.

     The Company believes that the four most direct competitors of its bagel concept units are Bruegger's, Chesapeake, Einstein and Manhattan, all of which are also franchisors. There are several other regional bagel chains with fewer than fifty stores, all of which may be expected to compete with the Company, including Bon Jour Bagel Cafe and All American Food Group, Inc. There is currently not a major national competitor in the muffin business, but there are a number of local and regional operators. Additionally, the Company competes directly with Starbucks Coffee and a number of regional and local coffee concept companies in its Brewster's Coffee concept stores.

     The Company competes, and can be anticipated to compete, against numerous small independently-owned bagel bakeries and fast food restaurants, such as Dunkin' Donuts, that offer bagels as part of their breakfast food offerings and supermarket bakery sections. In particular, the Company's bagels compete against Lenders Bagels and other brands of fresh and frozen bagels offered in supermarkets. Certain of these competitors may have greater product and name recognition and larger financial, marketing and distribution capabilities than the Company. In addition, the Company believes that the startup costs associated with opening a retail food establishment offering similar products on a stand-alone basis are competitive with the startup costs associated with opening its concept stores and, accordingly, such startup costs are not an impediment to entry into the retail bagel, muffin or coffee businesses.

     The Company believes that its stores compete favorably in terms of taste, food quality, convenience, customer service, and value, which the Company believes are important factors to its targeted customers. Competition in the food service industry is often affected by changes in consumer taste, national, regional, and local economic and real estate conditions, demographic trends, traffic patterns, the cost and availability of labor, consumer purchasing power, availability of product, and local competitive factors. The Company attempts to manage or adapt to these factors, but not all such factors are within the Company's control and such factors could cause the Company and some or all of its area developers and franchisees to be adversely affected.

     The Company competes for qualified franchisees with a wide variety of investment opportunities in the restaurant business and in other industries. The Company's continued success is dependent to a substantial extent on its reputation for providing high quality and value with respect to its service, products and franchises, and this reputation may be affected not only by the performance of Company-owned stores but also by the performance of its franchise stores over which the Company has limited control.

TRADEMARKS AND SERVICE MARKS

     The trademarks and service marks "Big Apple Bagels,"
"Brewster's Coffee" and "My Favorite Muffin" are registered under applicable federal trademark law. These marks are licensed by the Company to its franchisees pursuant to franchise agreements, and the Company has licensed the "Big
Apple Bagels" mark to Big Apple Bagels, Inc., a corporation which is wholly-owned by Paul C. Stolzer, a principal shareholder and a former director and president of the Company. Mr. Stolzer currently serves as a consultant to the Company.

     The Company is aware of the use by other persons and entities in certain geographic areas of names and marks which are the same as or similar to the Company's marks.
Some of these persons or entities may have prior rights to those names or marks in their respective localities.
Therefore, there is no assurance that the marks are available in all locations. It is the Company's policy to pursue registration of its marks whenever possible and to vigorously oppose any infringement of its marks.

GOVERNMENT REGULATION

     The Company and its franchisees are required to comply with federal, state and local government regulations applicable to consumer food service businesses, including those relating to the preparation and sale of food, minimum wage requirements, overtime, working and safety conditions, and citizenship requirements, as well as regulations relating to zoning, construction, health, and business licensing. Each store is subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments.
Difficulties or failures in obtaining the required licenses or approvals could delay or prevent the opening of a new
Company-owned or franchise store, and failure to remain in compliance with applicable regulations could cause the temporary or permanent closing of an existing store. The
Company believes that it is in material compliance with these provisions. Continued compliance with these federal, state and local laws and regulations is costly but essential, and failure to comply may have an adverse effect on the Company and its franchisees.

     The Company's franchising operations are subject to regulation by the Federal Trade Commission (the "FTC") under the Uniform Franchise Act which requires, among other things, that the Company prepare and periodically update a comprehensive disclosure document known as a Uniform Franchise Offering Circular ("UFOC"), in connection with the sale and operation of its franchises. In addition, some states require a franchisor to register its franchise with the state before it may offer a franchise to a prospective franchisee. The Company believes its UFOCs, together with any applicable state versions or supplements, complies with both the FTC guidelines and all applicable state laws regulating franchising in those states in which it has offered franchises.

     The Company is also subject to a number of state laws, as well as foreign laws (to the extent it offers franchises outside of the United States), that regulate substantive aspects of the franchisor-franchisee relationship, including, but not limited to, those concerning termination and non-renewal of a franchise.

EMPLOYEES

     As of May 31, 1997, the Company employed 486 persons.
Of these individuals, 438 work in the Company-owned stores and the majority are part-time employees. The remaining employees are responsible for oversight of franchising and Company-store operations. It is expected that additional store-level employees will be required to staff additional
Company-operated units as they are developed. None of the Company's employees is subject to any collective bargaining agreements and management considers its relations with its employees to be good.

PROPERTY

     The Company's principal executive office, consisting of approximately 7,300 square feet, is located in Chicago, Illinois and is leased pursuant to two leases, expiring in March 2000 and June 1999. As a result of the My Favorite Muffin acquisition, the Company assumed a lease on approximately 6,600 square feet of office space used as the former MFM corporate headquarters, expiring in September 2000. The Company is actively marketing this property for sublease as it has moved all of MFM's operations to its Chicago headquarters. Additionally, the Company leases space for each of its Company-owned stores. Lease terms for these stores are generally for initial terms of five years and contain options for renewal for one or more five-year terms. See Note 6 to the Company's Consolidated Financial Statements contained herein for further information.

LEGAL PROCEEDINGS

     On April 16, 1996, the Company filed an arbitration action against a franchisee alleging breach of its franchise agreement for refusal to submit required sales reports and pay royalty fees and contributions to the national marketing fund. The franchisee filed suit in the Circuit Court of Cook County, Illinois against the Company and its officers and directors on April 19, 1996. The franchisee alleges that the Company misrepresented the initial investment required to establish a store and made untrue and unauthorized earnings claims in violation of the Illinois Franchise Disclosure Act. The franchisee seeks rescission of the franchise agreement, damages of $600,000 and punitive damages in the amount of $6,000,000. Management believes the case is without merit and on May 28, 1996, filed a motion to stay litigation in order to compel the franchisee to have its claims heard in arbitration as required by the provisions of the franchise agreement. A hearing on this matter was held on July 11 and 12, 1997 and an additional hearing has been scheduled for September 1997.


     On August 18, 1995, MFM filed a claim in federal court against a franchisee alleging trademark violations as a result of the franchisee's alleged misuse of the MFM trademark. Subsequently the franchisee filed a counterclaim to be heard in arbitration, as required under the franchise agreement, against MFM alleging unauthorized earnings claims in violation of the Trade Regulation Rule of the Federal Trade Commission. The federal court claim was dismissed as a result of the issue being moved to arbitration. The franchisee originally sought $250,000 in damages against MFM and subsequently amended the claim in April 1997 to $500,000. Management believes the case against MFM is without merit. To date, six arbitration hearings have been held on this matter. Two additional hearing dates have been set for September and October 1997.



                        MANAGEMENT

Directors and Executive Officers

 The following tables set forth certain information with respect to each of the directors and executive officers of the Company.

<CAPTIONS>

       Directors and
   Executive Officers          Age   Position(s) Held with Company
  -------------------------    ---   --------------------------------
   Michael W. Evans            40    President, Chief Executive
                                        Officer and Director

   Michael K. Murtaugh         53    Vice President, General
                                        Counsel and Director

   Owen A. Stern               39    Vice President, Product
                                        Development

   Theodore P. Noncek          38    Chief Financial Officer,
                                        Treasurer and Secretary

   Tom J. Fletcher             38    Chief Operating Officer

   David L. Epstein            49    Director

   Cynthia A. Vahlkamp         42    Director


     Michael W. Evans has served as Chief Executive Officer and a director of the Company since January 1993 and is responsible for all aspects of franchise development and marketing, as well as all corporate and franchise sales performance and operation programs. In February 1996, he was appointed President. From December 1986 to December 1993, he was the chief executive of Windy City Management Services, an Illinois joint venture that served as the general partner of three limited partnerships that owned and operated 19 TCBY, Inc. yogurt store franchises. Mr. Evans has over 9 years of experience in the food service industry.

     Michael K. Murtaugh joined the Company as a director in January 1993 and as Vice President and General Counsel in January 1994. Mr. Murtaugh is responsible for dealing directly with state franchise regulatory officials and for the negotiation and enforcement of franchise and area development agreements, and for negotiations of business acquisitions and other business contracts. Before joining the Company in January 1994, Mr. Murtaugh was a partner with the law firm of Baker & McKenzie, where he practiced law from 1971 to 1993. He also currently serves as vice president and secretary of American Sports Enterprises, Inc., which owns the Kane County Cougars and the Nashville Sounds, minor league baseball teams. Mr. Murtaugh is a shareholder, officer, and director of the Northshore Bagels, Inc., which owns and operates two Big Apple Bagels franchise stores in suburban Chicago, Illinois.

     Owen A. Stern joined the Company as Vice President of Product Development in May 1997 and is responsible for the new product development plans of the Company. Prior to joining the Company, Mr. Stern was President and co-founder of My Favorite Muffin Too, Inc., which the Company acquired. Mr. Stern built My Favorite Muffin from the initial company-operated store in 1986 to 60 franchise and 5 company operated stores at the time of its sale to the Company and acquired his baking expertise by growing up in his father's wholesale bakery business in Rockland County, NY, and when he assumed control of this business in 1985.

     Theodore P. Noncek joined the Company as its Chief Financial Officer and Treasurer in July 1996 and was appointed secretary in September 1996. Mr. Noncek is responsible for all financial reporting and analysis. Mr. Noncek is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Prior to joining the Company, he spent approximately three years as the Assistant Controller and Financial Reporting Manager of Apollo Travel Services, a subsidiary of UAL Corp. Prior to his time at Apollo, Mr. Noncek spent seven years in the public accounting firm Ernst & Young LLP, where, as an audit manager, he specialized in clients in the retail and wholesale industry.

     Tom J. Fletcher joined the Company in April 1997 as its Chief Operating Officer. Mr. Fletcher is responsible for all aspects of the Company's operations including Company-operated stores, franchising, licensing and marketing.
Prior to joining the Company, Mr. Fletcher served as Director of Retail Brands for Allied Domecq Retailing USA, Co., where he had been responsible as for the administration and profitability of over 550 Baskin Robbins and Dunkin Donuts points of distribution since 1996. Prior to that position Mr. Fletcher served as Regional Director of Baskin Robbins USA from 1986 through 1996, and from 1983 through 1984 had various operating positions with Baskin Robbins Division of Dean Foods Co.

     David L. Epstein joined the Company as a director in September 1995. Mr. Epstein has been a principal of the J.H. Chapman Group, Ltd., an international investment banking firm specializing in the food industry since September 1983. Prior to joining J.H. Chapman Group, Ltd., Mr. Epstein was vice president and regional executive of Chase Commercial Corporation, an affiliate of Chase Manhattan Bank, N.A., where he headed that company's expansion in the food industry.

     Cynthia A. Vahlkamp was appointed a director in April 1996. Since September 1996, she has been vice president of category marketing at Sunbeam Corporation. Ms. Vahlkamp served as senior vice president of marketing for On-Line Services of CompuServe Incorporated from February 1996 to September 1996, as general manager of Pritikin Systems, Inc. from 1993 to 1995, and held various other management positions at the Quaker Oats Company, both domestically and internationally, from 1986 to 1993. Ms. Vahlkamp is a member of the National Association of Corporate Directors, The American Marketing Association, The American Institute of Wine and Food, and The Chicago Arts and Business Council, serving on its Marketing Committee.


Director Compensation

     Each non-employee director of the Company is paid a fee of $100 for each meeting attended, as well as reimbursement of reasonable expenses. In addition, the non-employee directors receive stock options pursuant to the 1995 Outside
Directors Stock Option Plan.


1995 Outside Directors Stock Option Plan

     The Directors Plan provides for the issuance of up to 30,000 shares of the Company's Common Stock to non-employee members of the Board of Directors. The Directors Plan will terminate on September 19, 2005, unless sooner terminated by action of the Board.

     Only non-employee members of the Board of Directors of the Company (the ``Board'') are eligible to receive grants under the Directors Plan. The Directors Plan provides for a grant to each non-employee director of an option to purchase 3,000 shares upon initial election to the Board (an ``Initial Option'') and for an annual grant thereafter, upon re-election to the Board, of an option to purchase 1,000 shares (an ``Annual Option''). Each Initial Option and each Annual Option is immediately exercisable for a period of 10 years from the date of grant at an exercise price per share equal to the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a ``change in control,'' in which case the Option terminates after six months. An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a ``change in control,'' in which case the Initial Option terminates after six months. Directors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "nonqualified" options, which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. As of May 31, 1997, options granted under the Directors Plans include Initial Options granted to David Epstein and Cynthia Vahlkamp upon election to the Board, and Annual Options granted to Mr. Epstein and Paul Stolzer, a former director, upon their re-election to the Board at the annual meeting of shareholders in April 1996, and Annual Options to these directors granted upon re-election at the annual meeting of shareholders in April
1997.   The exercise price of Mr. Epstein's Initial Option
is $2.67 per share. The exercise price of all of the other Initial and the 1996 Annual Options granted was $4.83 per share and $2.75 per share as to the 1997 Annual Options.


Executive Compensation

     The following table sets forth the cash compensation paid to the Company's Chief Executive Officer for services rendered during fiscal years 1994,1995 and 1996. No other executive officer received annual salary and bonus compensation of more than $100,000 during the fiscal years 1994 through 1996. The Company has no employment agreements with any of its executive officers except for Owen A. Stern, for which the Company has an employment contract through May 8, 2001.


                         SUMMARY COMPENSATION

                                                    Long-Term
                             Annual Compensation   Compensation
                             -------------------  --------------
                                                      Awards
                                                    Securities
                     Fiscal                         Underlying
                      Year                           Options/
Name and Principal   Ended      Salary     Bonus       SARs
   Position          11/30        ($)       ($)         (#)
-------------------  ------   ---------  --------  ------------
Michael W. Evans     1996      128,077      --        115,000
 President and CEO   1995       87,615    5,000          --
                     1994       70,250      --           --



     The following table sets forth the stock option compensation of the Company's President and CEO for 1996.
No options were granted previous to 1996.

<CAPTIONS>
                OPTION/SAR GRANTS IN LAST FISCAL YEAR
                         INDIVIDUAL GRANTS

                      Number of     Percent of
                      Securities      Total
                      Underlying   Options/SARs
                     Options/SARs  Granted to     Exercise or
                        Granted   Employees in     Base Price
Expiration
Name                     (#)       Fiscal Year        ($/Sh)      Date
-------------------  ------------ -------------   -----------  ---------
-
Michael W. Evans       115,000         42.4          $7.01       4/23/01


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                       YEAR-END OPTION VALUES

 The following table provides information relating to the number and value of shares of Common Stock subject to options held by the Company's President and CEO as of November 30, 1996.

<CAPTIONS>
                                           Number of
                                           Securities        Value of
                                           Underlying       Unexercised
                                          Unexercised       In-the-Money
                                           Options at        Options at
                    Shares              Fiscal Year-End        Fiscal
                  Acquired on   Value        (#)            Year-End($)
                    Exercise   Realized   Exercisable/      Exercisable/
Name                  (#)        ($)     Unexercisable     Unexercisable
---------------- ------------  -------- ----------------   -------------
Michael W. Evans       --         --        0/115,000        --/85,100



                      SELLING SHAREHOLDERS

     Set forth below are the names of the Selling
Shareholders, the number of shares of Common Stock of the Company beneficially owned by each of them at May 31, 1997, the number of shares offered hereby, and the number of shares to be owned if all offered shares are sold.

                                           Number of     Shares Owned
                               Number of    Shares      Following Sale
                                Shares      Offered       of Shares
Name                             Owned       Hereby    Offered Hereby
-----------------------------  ---------    --------  -----------------
Aladdin International, Inc.   1,015,481      882,010         133,471
Cranshire Capital(1)                --        17,429            --
E.P. Opportunity Fund,LLC(1)        --       122,004            --
Wolfgang and Barbara
    Garbelmann(1)                   --         6,536            --
Richard E. Goulding(1)              --        10,458            --
Richard E. Goulding, PSP(1)         --         2,614            --
Dennis Hanish (2)                   --         4,500            --
Noel Incavo(1)                      --         8,715            --
Marshall Katzman(1)                 --         8,715            --
Keyway Investments Limited(1)       --       522,874            --
Sol Klipstein(1)                    --         4,357            --
Leonard Loventhal Trust(1)          --         8,715            --
Melvin A. Olshansky(1)              --         8,715            --
Sarah Schwartz(1)                   --         8,715            --
Stewart A. Shiman(1)                --        17,429            --
Arie and Corey Simon(1)             --         8,715            --
Strathmore Bagels
    Franchising, Inc.(3)            --       450,000            --
Robert Weber, Trustee for
    Robert Weber IRA Account(1)     --         8,366            --


(1) The number of shares indicated is the number of shares each holder would have received if the Preferred Shares had been converted as of May 30, 1997 (with a conversion price of $2.87 per share). Because the conversion price is subject to change in relation to the market price of the Company's Common Stock (see "Description of Securities - Preferred Stock"), the number of shares actually received upon conversion and, accordingly, the number of shares to be sold pursuant to this Prospectus may change.

(2) Represents a Selling Shareholder of shares issuable upon exercise of warrants to purchase the Company's Common
     Stock. See "Description of Securities--Outstanding Options and Warrants."

(3) Represents a Selling Shareholder of shares issuable upon the exercise of options to purchase the Company's Common Stock. See "Description of Securities--Outstanding Options and Warrants."


     All of the Selling Shareholders, except Aladdin International, Inc.("Aladdin"), Strathmore and Mr. Hanish, purchased Preferred Stock of the Company that is convertible into the shares of Common Stock being sold pursuant to this Prospectus. Aladdin is a major shareholder of the Company. See "Certain Transactions." Mr. Hanish is a registered representative of the investment banking firm that served as the underwriter of the Company's initial public offering and is selling shares of Common Stock issuable upon exercise of a portion of the warrant granted to the underwriter in connection with such offering. Other than as noted above, none of these Selling Shareholders has had any position, office or other material relationship with the Company.


     Prior to the effectiveness of the Registration
Statement of which this Prospectus is a part, additional holders of shares of the Company's Common Stock or warrants or options to purchase shares of the Company's Common Stock may elect to have such shares included in the Registration
Statement pursuant to certain rights granted to them under agreements with the Company. Any such additional holders will be included in the above table in the final form of Prospectus.




PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of May 31, 1997 and as adjusted to reflect the sale of Shares offered hereby (i) by each person who is known by the Company to beneficially own more than five percent (5%) of the Common Stock, (ii) by each director and Named Executive Officer, (iii) by all executive officers and directors as a group and (iv) by the Selling Shareholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                          Beneficial Ownership       Beneficial
Ownership
                           Before Offering              After
Offering(1)
                          --------------------       -------------------
-
Name and Address            Shares     Percent         Shares   Percent
----------------------    ---------    -------       ---------  -------
Aladdin International,    1,015,481    13.4            133,471     1.5
Inc., 3806 Abbott Ave.
Minneapolis, MN 55410

Michael W. Evans            711,875(2)  9.3            711,875(2)  8.1
8501 W. Higgins Rd.
Chicago, IL 60631

Paul C. Stolzer             660,425(3)  8.7            660,425(3)  7.5
4112 Emporia Ct.
Naperville, IL 60564

Michael K. Murtaugh         450,208(4)  5.9            450,208(4)  5.1
8501 W. Higgins Rd.
Chicago, IL 60631

David L. Epstein             31,000(5)   *              31,000(5)   *

Cynthia A. Vahlkamp           3,000(6)   *               3,000(6)   *

All executive officers
  and directors as a
  group (4 persons)       1,196,083(7) 15.6          1,196,083(7) 13.5


*    Less than 1%.
(1) Assumes conversion of all the outstanding shares of Series A Preferred Stock into 764,357 shares of Common
     Stock, and the exercise of warrants and options of the Selling Shareholders representing the additional issuance of 454,500 shares of Common Stock.
(2) Includes 38,333 shares that may be acquired pursuant to a currently exercisable option.
(3) Includes 1,500 shares that may be acquired pursuant to a currently exercisable option.
(4) Includes 28,333 shares that may be acquired pursuant to currently exercisable option.
(5) Includes 4,500 shares that may be acquired pursuant to currently exercisable option.
(6) Includes 3,000 shares that may be acquired pursuant to a currently exercisable option.
(7) Includes 74,166 shares that may be acquired pursuant to currently exercisable options of Evans, Murtaugh, Epstein and Vahlkamp.


                  CERTAIN TRANSACTIONS

     The following information relates to certain relationships and transactions between the Company and related parties, including officers and directors of the Company. It is the Company's policy that it will not enter into any transactions with officers, directors or beneficial owners of more than 5% of the Company's Common Stock on terms less favorable to the Company than could be obtained from unaffiliated third parties. Management believes that the following transactions were effected on terms no less favorable to the Company than those that could have been realized in arm's length transactions with unaffiliated parties.

     In November 1992, the Company acquired the trademark and service mark Big Apple Bagels from Big Apple Bagels Inc., in consideration of a licensing agreement described below. Paul C. Stolzer, formerly President and a director, and currently a holder of more than 5% of the Company's Common Stock, is the owner and President of Big Apple Bagels, Inc., which owns and operates two Big Apple Bagels stores in Naperville, Illinois and one in Lisle, Illinois. These stores operate under a licensing agreement with the Company, are not subject to the rules and regulations stipulated in the Company's standard franchise agreement and are under no obligation to pay any franchise, royalty or marketing fees. Other than the licensing agreement and a non-compete agreement, Big Apple Bagels, Inc. has no other affiliation or relationship with the Company. On February 16, 1996, in connection with his resignation as President of the Company, Paul C. Stolzer entered into a three year consulting agreement with the Company whereby in exchange for his services, Mr. Stolzer receives a fee of $65,000 per annum, subject to 5% annual increases, and increases in his rights under the November 1992 license agreement to include the operation of two additional Big Apple Bagels stores, subject to certain geographical restrictions.

     Michael K. Murtaugh, the Company's Vice President and
General Counsel, is president of Northshore Bagels, Inc., which owns and operates two Big Apple Bagels franchise stores near Chicago, Illinois. All transactions between the Company and this franchisee are similar to those with other franchisees. These stores are operated by full-time store managers.

     In July 1994, the Company entered into a 12-month agreement with J.H. Chapman Group, Ltd. ("Chapman"), for assistance in obtaining financing for the Company. David L. Epstein, who is currently a member of the Board of Directors of the Company, is a principal of Chapman. The agreement was negotiated at arm's length prior to Mr. Epstein's election to the Board in September 1995. Pursuant to the agreement, the Company paid Chapman $150,000 in connection with the investment of Aladdin International, Inc., described below. Chapman also assists the Company in the identification and negotiation of other potential acquisitions and licensing agreements and receives compensation as agreed in each particular instance. Since December 1, 1994, Chapman has received approximately $44,000 from the Company in compensation for these services and for expense reimbursement.

     In February 1997, Chapman assisted the Company in negotiating and obtaining a franchise financing program administered by Franchise Mortgage Acceptance Company LLC ("FMAC"). Pursuant to the terms of the arrangement between Chapman and the Company, Chapman will receive a fee for its services in connection with this assistance in the amount of 1% of loans obtained by franchisees from FMAC, to a total maximum not to exceed $200,000.

     Aladdin International, Inc., a Minnesota corporation ("Aladdin"), loaned $500,000 to the Company on August 15, 1995, pursuant to an 11% secured convertible promissory note (the "Note"). The Note was converted to 254,238 shares of Common Stock of the Company on August 31, 1995. On August 31, 1995 Aladdin also purchased an additional 254,237 shares of Common Stock for $500,000 and was granted an option to purchase an additional 579,225 shares for an aggregate price of $822,500, or $1.42 per share, which was exercised to purchase 403,536 shares simultaneously with the closing of the Company's initial public offering of securities.
Aladdin also received, upon closing of such offering, a warrant (the "Warrant") exercisable from the date of issuance through September 1, 1996, to purchase 145,474 shares of Common Stock at $.66 per share as to 144,040 shares and $.67 per share as to 1,434 shares. The Warrant was exercised in full on June 25, 1996 by means of a "cashless" exercise, which resulted in issuance of 133,471 shares of Common Stock. All shares acquired upon exercise of the Warrant are currently held in escrow pursuant to order of the Commissioner of Commerce of the State of Minnesota issued in connection with registration of the Company's securities in Minnesota in the initial public offering.


                DESCRIPTION OF SECURITIES

General

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, no par value, and 4,000,000 shares of preferred stock, $.01 par value. As of the date of this Prospectus, there are outstanding 7,601,288 shares of the Company's Common Stock and 87,710 shares of preferred stock, which comprise the Preferred Shares. Of the 120,000 preferred shares designated as Series A Preferred Shares, there remains 32,290 shares which have not been issued. No other shares of preferred stock are currently outstanding.


Common Stock

     There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing shareholders should additional shares of Common Stock be issued. Holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company available upon liquidation, subject to rights of holders of the preferred stock, including the Preferred Shares. The shares currently outstanding are, and the Shares offered hereby will be, fully paid and nonassessable.

     Each share of Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of all of the outstanding shares of Common Stock can elect all of the directors. Significant corporate transactions such as amendments to the Articles of Incorporation, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding shares of Common Stock. Other matters to be voted upon by the holders of Common Stock normally require an affirmative vote of a majority of the shares present at the particular shareholders meeting. As of the date of this Prospectus, the Company's directors and officers own approximately 18.9% of the outstanding shares of the Company's Common Stock. Accordingly, the Company's directors and executive officers have and will continue to have significant voting influence in connection with election of the directors of the Company and control of the Company's business and affairs.


Preferred Stock - General

     The Board of Directors of the Company may, without further action by the shareholders, from time to time, issue the remaining authorized preferred stock, consisting of 3,880,000 shares, in one or more series and determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, dividend rate, liquidation preference, conversion or exchange rights, redemption and sinking fund provisions, and the number of shares constituting and the designation of any such series. The holders of such shares of preferred stock, if issued, would likely have rights, preferences, and privileges in addition to those afforded the holders of shares of Common Stock. The Board of Directors currently has no plans to issue any additional shares of preferred stock.

     The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock.


Preferred Stock - Series A Convertible Preferred Stock

     As of the date of this Prospectus, there are outstanding 87,710 shares of Series A Convertible Preferred Stock (the "Preferred Shares"), which may be converted from time to time into shares of Common Stock at the then applicable Conversion Rate, as defined in the Certificate of Designation establishing the Preferred Shares. The shares of Common Stock issuable upon conversion comprise the Shares which may be offered and sold from time to time pursuant to this Prospectus and the Registration Statement of which it is a part. Upon conversion, the Preferred Shares will be retired and cancelled and cannot be reissued.

     The principal terms of the Preferred Shares are as follows:

     DIVIDENDS. From and after the date of issuance until the Expiration Date (defined below), the holders of the Preferred Shares are entitled to an annual dividend prior to the payment of any cash dividends on the Common Stock, equal to eight percent (8%) of $25.00 (the "Original Purchase Price"), or $2.00 per share; provided that during a Conversion Suspension Period (defined below), dividends will accrue at the rate of 15% per annum, or $3.75 per share. Such dividends are payable only when the Preferred Shares are converted to shares of Common Stock. Payment may be in cash or, at the option of the Company, in shares of Common Stock at the Conversion Rate (as defined below).

     LIQUIDATION, DISSOLUTION OR WINDING UP. The holders of the Preferred Shares are entitled to be paid an amount per share equal to the Original Purchase Price of $25.00, plus accrued dividends, out of the assets of the Company available for distribution to its shareholders before any payment is made to the holders of Common Stock. After the payment of all preferential amounts, the holders of the Preferred Shares are not entitled to share in or receive any remaining assets or funds available for distribution to shareholders.

     VOTING. The holders of the Preferred Shares have no rights to vote, except as may be required by law.

     OPTIONAL CONVERSION. The holders of the Preferred Shares may convert such Preferred Shares to shares of Common Stock on or after August 1, 1997 (the "Initial Conversion Date") until the close of business on July 31, 1999 (the "Expiration Date"), subject to extension by a number of days equal to the number of trading days in any Conversion Suspension Period (defined below) during the period prior to the Expiration Date. Each Preferred Share is convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Purchase Price by the lesser of $5.64 or 85% of the average closing bid price of the Common Stock for the 30 trading days immediately preceding the Conversion Date (as so determined, the "Conversion Rate"). In addition, if the Company engages in an underwritten public offering, for any holder who has given notice of participation in such offering, the Conversion Rate shall be 85% of the public offering price, if less than the amount calculated in the immediately preceding sentence.

     CONVERSION SUSPENSION. A Conversion Suspension Period takes effect if, at any time on or after the later of
(i) September 15, 1997, or (ii) the date which is 30 trading days following the date that the Registration Statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission, the closing bid price of the Common Stock is less than $2.325 for 30 consecutive trading days. The Conversion Suspension Period continues until the first trading day thereafter that the closing bid price for the Common Stock has exceeded $2.325 for 30 consecutive trading days; provided, however, that a Conversion Suspension Period shall not continue for more than sixty (60) days in any period of 365 days. The Company is not required to recognize or accept any conversion of Preferred Shares during a Conversion Suspension Period. During any Conversion Suspension Period, the Company, at its option, may redeem any or all of the Preferred Shares by payment to the holders of $28.75 per share, plus all accrued and unpaid dividends.


Antitakeover Effect of Illinois Law

     The Company is subject to certain provisions of the Illinois Business Corporation Act of 1983, as amended (the "Illinois Act") that govern business combinations between corporations and ''interested shareholders'' or their ''affiliates.'' The Illinois Act generally provides that if a person or entity acquires 15% or more of the voting stock of an Illinois corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder unless (1) prior to the date that the Interested Shareholder became an Interested Shareholder the board of directors approved either the business combination or the transaction which resulted in the shareholder's becoming an Interested Shareholder, or (2) upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (3) on or subsequent to the date that the Interested Shareholder became an Interested Shareholder the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting shares that are not owned by the Interested Shareholder. An ''affiliate'' is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person (an ''Affiliate''). Business combination transactions for this purpose include (a) any merger, consolidation or share exchange, (b) any sale, lease, transfer or other disposition of ten percent (10%) or more of the assets of the corporation, (c) certain transactions that result in the issuance of any equity securities of the corporation to the Interested Shareholder, (d) any transaction which has the effect, directly or indirectly, of increasing the proportionate amount of any class of equity securities of the corporation or any subsidiary owned directly or indirectly by any Interested Shareholder or an Affiliate thereof, and (e) any receipt by the Interested Shareholder of the benefit, directly or indirectly of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or any direct or indirect majority owned subsidiary.

     The Company's Board of Directors and shareholders may amend the Company's Articles of Incorporation and Bylaws to provide that the provisions of the Illinois Act will not apply to any business combination after the date of the amendment.


Limitation of Director Liability and Indemnification

     The Company's Articles of Incorporation limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Illinois Act. Such Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation will not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     In addition to the Illinois Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with the registration of such shares. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Transfer Placement Agent and Registrar

     LaSalle National Bank, Chicago, Illinois, serves as the transfer agent and registrar for the Company's Common Stock.
The Company currently serves as its own transfer agent and registrar with respect to the Preferred Shares.


Outstanding Warrants and Options

     The underwriter of the Company's initial public offering was issued a warrant to purchase 255,000 shares of Common Stock at $3.20 per share commencing November 27, 1996. In April 1997, the underwriter transferred ownership of this warrant to several of the underwriter's employees individually. These warrants expire on November 27, 2000.

     The consideration in the BUI acquisition included an option to purchase 100,000 shares of Common Stock at $4.00 per share exercisable from May 1, 1996 through April 30, 2001.

     The consideration in the Strathmore acquisition included an option to acquire 625,000 shares of Common Stock at $6.17 per share, which becomes exercisable in two equal cumulative installments on May 22, 1997 and 1998, and expires on May
21, 1999. Of these options, 75,000 were sold to a third party in a private transaction and have been subsequently acquired by the Company as partial consideration on a master
franchise agreement.   In addition, Strathmore may earn a
one-year option to purchase 1,500 shares exercisable at $6.17 per share for each store opened between May 21, 1996 and May 22, 1998. The Company estimates that up to 200,000 shares could be subject to the earned options.

     As a portion of compensation in the placement of the Series A Preferred Shares, the Company has issued to the placement agent, Merrill Weber & Company, warrants to purchase 13,315 shares of Common Stock at $3.29. Such are warrants are exercisable from April 1997 through March 1999.


                    PLAN OF DISTRIBUTION

     The Selling Shareholders may sell the Common Stock being offered hereby directly to other purchasers or to or through underwriters, dealers, or agents. To the extent required, a Prospectus supplement with respect to the Common Stock will set forth the terms of the offering of the Common Stock, including the names of any underwriters, dealers or agents, the names of the Selling Shareholders, the number of shares of Common Stock to be sold, the price of the offered Common Stock, any underwriting discounts or other items constituting underwriters' compensation, and any discounts or concessions allowed or reallowed or paid to dealers.


     The Common Stock offered hereby may be sold from time to time directly by the Selling Shareholders or, alternatively, through underwriters, broker-dealers, or agents. Such
Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. In connection with sales of the Common Stock offered hereby or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of such Common Stock on the course of hedging the positions they assume. The Selling Shareholders may also sell the Common Stock offered hereby short and deliver such Common Stock to close out such short positions or loan or pledge such Common Stock to broker-dealers that in turn may sell such securities. The Common Stock offered hereby also may be sold pursuant to Rule 144 of the Securities Act. None of the Selling Shareholders has advised the Company of any particular plan or intention as to timing, amount or manner of distribution of shares.



     Any Selling Shareholder and any such underwriters, brokers, dealers or agents, upon effecting the sale of the Common Stock, may be deemed "underwriters" as that term is defined in the Securities Act.

     The underwriter or underwriters with respect to a particular underwritten offering of Common Stock will be named in the Prospectus supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus supplement. Unless otherwise set forth in the Prospectus supplement, the obligations of the underwriters to purchase the Common Stock will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Common Stock if any is purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If a dealer is utilized in the sale of any Common Stock in respect of which this Prospectus is delivered, the Selling Shareholders may sell such Common Stock to the dealer, as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transaction will be set forth in the Prospectus supplement relating thereto.

     In connection with the sale of Common Stock offered hereby, underwriters or agents may receive compensation from the Company, the Selling Shareholders, or from purchasers of such Common Stock for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Common Stock may be deemed to be underwriters, and any such compensation received by them and any profit on the resale of Common Stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     The Common Stock is quoted on the Nasdaq Small-Cap Market. Any underwriters to whom Common Stock is sold by the Selling Shareholders for public offering and sale may make a market in such Common Stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Common Stock.

     The Selling Shareholders, agents, dealers, and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the Selling Shareholders, agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with, and perform services for the Company in the ordinary course of business.

     The Company has agreed to pay certain expenses in connection with the offering contemplated hereby, including
(i) registration and filing fees, (ii) fees and expenses of providing certain information to the Selling Shareholders,
(iii) fees and expenses of compliance with securities and blue sky laws, and (iv) fees and expenses of preparing and delivering certificates representing the Common Stock. In addition to such expenses, the Company has agreed to pay certain other expenses customarily borne by the issuers in the event of an underwritten offering of Common Stock including (i) printing expenses, (ii) fees and disbursements of counsel for the Company and its independent public accountants, and (iii), to the extent permitted under applicable law, underwriting discounts and commissions and transfer taxes for the holders of the Preferred Stock. The Selling Shareholders will be responsible for fees and expenses of their own counsel and Selling Shareholders other than the holders of the Preferred Stock will be responsible for payment of underwriting discounts and commissions and transfer taxes. Any Selling Shareholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the Common Stock against certain liabilities, including liabilities arising under the Securities Act. The Company and the Selling Shareholders have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Common Stock, including liabilities under the Securities Act.


                      LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Moss & Barnett, A
Professional Association, Minneapolis, Minnesota.


                        EXPERTS

     The Consolidated Financial Statements of BAB Holdings,
Inc. as of November 30, 1996 and 1995, and for each of the two years in the period ended November 30, 1996, and the financial statements of Bagels Unlimited, Inc. as of February 29, 1996 and for the year then ended, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Financial Statements of Bagels Unlimited, Inc. as of February 28, 1995, and for each of the two years ended February 28, 1995 appearing in this Prospectus and Registration Statement have been audited by Muehl, Steffes & Krueger, S.C., independent auditors as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The Financial Statements of Strathmore Bagels Franchise Corporation as of December 31, 1994 and 1995 and for each of the two years in the period ended December 31, 1995 appearing in this Prospectus and Registration Statement, have been audited by Buonanno & Conolly, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                  AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System. Such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W, Washington,
D.C. 20006, which supervises The Nasdaq Stock Market's Small-Cap Market on which the Common Stock is quoted.

     The Company has filed a Registration Statement on Form SB-2 under the Securities Act, including amendments thereto, relating to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or document (if any) filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. A copy of the Registration Statement, including exhibits and schedules thereto, may be inspected by anyone without charge at the Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission.


                INDEX TO FINANCIAL STATEMENTS

                    BAB HOLDINGS, INC.

             Consolidated Financial Statements


                                                                     Page
                                                                     ---
Report of Independent Auditors

Consolidated Balance Sheets as of November 30, 1996 and 1995

Consolidated Statements of Operations for the years ended
    November 30, 1996 and 1995

Consolidated Statements of Shareholders' Equity (Deficit) for the years ended November 30, 1996 and 1995

Consolidated Statements of Cash Flows for the years ended
    November 30, 1996 and 1995

Notes to Consolidated Financial Statements


        Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheet as of May 31, 1997

Condensed Consolidated Statements of Operations for the six months ended May 31, 1997 and 1996

Condensed Consolidated Statements of Cash Flows for the six months ended May 31, 1997 and 1996

Notes to Unaudited Condensed Consolidated Financial Statements



        STRATHMORE BAGELS FRANCHISE CORPORATION
                Financial Statements

Report of Independent Auditors

Balance Sheet as of December 31, 1995

Statement of Operations and Retained Deficit for the year ended December 31, 1995

Statement of Cash Flows for the year ended December 31, 1995

Notes to Financial Statements

Report of Independent Auditors

Balance Sheet as of December 31, 1994

Statement of Operations and Retained Deficit for the period from May 31, 1994 through December 31, 1994

Statement of Cash Flows for the period from May 31, 1994
    through December 31, 1994

Notes to Financial Statements

         Unaudited Condensed Financial Statements

Condensed Balance Sheet as of May 21, 1996

Condensed Statement of Income for the period from January 31, 1996 through May 21, 1996

Condensed Statement of Cash Flows for the period from January
    31, 1996 through May 21, 1996

Notes to Unaudited Condensed Financial Statements


                    BAGELS UNLIMITED, INC.
                     Financial Statements


Reports of Independent Auditors

Balance Sheets as of February 29, 1996 and February 28, 1995

Statements of Operations and Retained Earnings (Accumulated
    Deficit) for the years ended February 29,1996 and February 28, 1995 and for the period from inception
    (August 11, 1993) to February 28,1994

Statements of Cash Flows for the years ended February 29, 1996 and February 28, 1995 and for the period from inception
    (August 11, 1993) to February 28, 1994

Notes to Financial Statements

     MY FAVORITE MUFFIN, TOO, INC. AND MY FAVORITE MUFFIN, INC.
              Unaudited Combined Financial Statements

Combined Balance Sheet as of December 31, 1996

Combined Statement of Income and Retained Earnings for the year ended December 31, 1996

Combined Statement of Cash Flows for the year ended December 31, 1996

Notes to Combined Financial Statements

              Unaudited Combined Financial Statements

Condensed Combined Balance Sheet as of May 13, 1997

Condensed Combined Statement of Income for the period from January 1, 1997 through May 13, 1997

Condensed Combined Statement of Cash Flows for the period from January 1, 1997 through May 13, 1997

Notes to Combined Condensed Financial Statements



                Report of Independent Auditors


The Shareholders and Board of Directors
BAB Holdings, Inc.

We have audited the accompanying consolidated balance sheets of BAB Holdings, Inc. as of November 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BAB Holdings, Inc. at November 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP

Chicago, Illinois
February 7, 1997, except for Note 13 as to which the date is June 16, 1997





                               BAB Holdings, Inc.

                           Consolidated Balance Sheets


                                                        NOVEMBER 30
                                                      1996          1995
                                                -----------   -----------
ASSETS
Current assets:
Cash and cash equivalents,
  including restricted cash of
  $149,232 and $346,441, respectively           $ 2,163,293   $ 7,679,009
Trade accounts receivable                           471,303        81,198
National Marketing Fund contributions
  receivable                                         96,121        26,795
Inventories                                         103,314        16,542
Notes receivable                                    556,143        13,144
Amounts due from affiliate                           36,347        18,026
Deferred franchise costs                             43,576        25,238
Prepaid expenses and other current assets           216,176        35,553
                                                -----------   -----------
Total current assets                              3,686,273     7,895,505

Property, plant, and equipment:
Leasehold improvements                            1,064,648       101,937
Furniture and fixtures                              435,277       101,480
Equipment                                         1,335,719       232,972
Construction in progress                            997,383            --
                                                -----------   -----------
                                                  3,833,027       436,389
Less:  Accumulated depreciation
  and amortization                                  299,315        87,957
                                                -----------   -----------
                                                  3,533,712       348,432
Patents, trademarks, and copyrights,
  net of accumulated amortization
  of $21,752 and $1,446, respectively               545,177       172,575
Goodwill, net of accumulated amortization
  of $27,924                                      2,511,295            --
Other assets, net of accumulated amortization
  of $147,090 and $30,364, respectively             583,346        63,627
Notes receivable                                    288,184        11,493
                                                -----------   -----------
                                                $11,147,987   $ 8,491,632
                                                ===========   ===========

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.



                                                     NOVEMBER 30
                                                 1996           1995
                                             ------------    ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                             $  1,056,548    $    384,465
Accrued professional and other services           289,567         105,000
Accrued liabilities                               228,947         107,536
Unexpended National Marketing Fund
  contributions                                   145,383          57,563
Current portion of long-term debt                   6,375           7,927
Deferred franchise fee revenue                    624,400         802,500
                                             ------------    ------------
Total current liabilities                       2,351,220       1,464,991

Long-term debt, less current portion                1,758         236,294

Shareholders' equity:
Common stock, no par value; 20,000,000
  shares authorized, 7,413,069 shares
  and 6,772,038 shares issued, respectively,
  and 7,143,069 and 6,502,038
  outstanding, respectively                     9,218,522       7,903,183

Preferred stock, $0.01 par value; 4,000,000
  shares authorized, and no shares issued
  and outstanding                                     --              --
Treasury stock at cost, 270,000 shares            (17,500)       (17,500)
Additional paid-in capital                      1,010,167             --
Accumulated deficit                            (1,416,180)    (1,095,336)
                                             ------------    ------------
Total shareholders' equity                      8,795,009       6,790,347
                                             ------------    ------------
                                             $ 11,147,987    $  8,491,632
                                             ============    ============

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.





                               BAB Holdings, Inc.

                      Consolidated Statements of Operations


                                              YEAR ENDED NOVEMBER 30
                                                1996          1995
                                            -----------    -----------
REVENUES
Net sales by Company-owned stores            $ 3,484,319    $   563,211
Franchise and area development fees            1,023,331        700,000
Royalty fees from franchised stores            1,402,839        767,064
Licensing fees and other income                  413,109          2,728
                                             -----------    -----------
                                               6,323,598      2,033,003

OPERATING COSTS AND EXPENSES
Food, beverage, and paper costs                1,221,826        191,415
Store payroll and other operating expenses     1,753,397        283,120
Costs of uncompleted business acquisition        650,922             --
Selling, general, and administrative expenses:
   Payroll-related expenses                    1,337,587        874,719
   Advertising and promotion                     365,387        118,036
   Professional service fees                     373,614        396,358
   Franchise-related expenses                    157,990        101,570
   Depreciation and amortization                 379,266         65,102
   Other                                         704,228        423,261
                                             -----------    -----------
                                               3,318,072      1,979,046
                                             -----------    -----------
                                               6,944,217      2,453,581
                                             -----------    -----------
Loss from operations                            (620,619)      (420,578)
Interest income                                  316,855         15,625
Interest expense                                  (4,530)       (30,807)
Other expense                                    (12,550)            --
                                             -----------    -----------
Net loss                                        (320,844)      (435,760)
Preferred stock dividends accumulated                 --         (4,000)
                                             -----------    -----------
Net loss attributable to common
  shareholders                               $  (320,844)   $  (439,760)
                                             ===========    ===========

Primary earnings per share                   $     (0.04)   $     (0.13)
                                             ===========    ===========
Fully diluted earnings per share             $     (0.04)   $     (0.12)
                                             ===========    ===========


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.



                          BAB Holdings, Inc.

           Consolidated Statements of Shareholders' Equity (Deficit)


                          COMMON STOCK    PREFERRED STOCK   TREASURY STOCK
                         SHARES  AMOUNT   SHARES  AMOUNT   SHARES    AMOUNT
                         --------------   ---------------- --------- -------

Balance as of
  November 30, 1994  2,430,000    $49,570  56.0  $392,000  (270,000) $(17,500)
Preferred stock
  conversion           813,000    379,400 (54.2) (379,400)       --        --
Preferred stock
  redemption                --     (6,002) (1.8)  (12,600)       --        --
Preferred stock
 cash dividends             --     (5,944)   --        --        --        --
Bond payable
  conversion            52,440    132,849    --        --        --        --
Issuance of common
  stock              3,476,598  7,353,310    --        --        --        --
Net loss                    --         --    --        --        --        --
                   ----------- ----------  ----  ---------  --------  -------
Balance as of
  November 30, 1995  6,772,038  7,903,183    --        --   (270,000) (17,500)
Bond payable
  conversion            75,060    190,989    --        --        --        --
Issuance of common
  stock                382,500    882,350    --        --        --        --
Cashless exercise of
  investor warrant     133,471         --    --        --        --        --
Issuance of common
  stock in
  acquisitions          50,000    242,000    --        --        --        --
Issuance of
  stock options
  in acquisitions           --         --    --        --        --        --
Net loss                    --         --    --        --        --        --
                   ----------- ----------  ----  ---------  --------  -------
Balance as of
  November 30, 1996  7,413,069 $ 9,218,522   --  $     --   (270,000)$(17,500)
                   =========== ===========  ==== =========  ======== ========

                       (WIDE TABLE CONTINUED FROM ABOVE)


                                   ADDITIONAL
                                    PAID-IN      ACCUMULATED
                                    CAPITAL        DEFICIT         TOTAL
                                  -----------    -----------    -----------
Balance as of November 30, 1994            --    $  (659,576)   $  (235,506)
Preferred stock conversion                 --             --            --
Preferred stock redemption                 --             --        (18,602)
Preferred stock cash dividends             --             --         (5,944)
Bond payable conversion                    --             --        132,849
Issuance of common stock                   --             --      7,353,310
Net loss                                   --       (435,760)      (435,760)
                                  -----------    -----------    -----------
Balance as of November 30, 1995            --     (1,095,336)     6,790,347
Bond payable conversion                    --             --        190,989
Issuance of common stock                   --             --        882,350
Cashless exercise of investor
   warrant                                 --             --             --
Issuance of common stock in
   acquisitions                            --             --        242,000
Issuance of stock options in
   acquisitions                     1,010,167             --      1,010,167
Net loss                                   --       (320,844)     (320,844)
                                  -----------    -----------    -----------
Balance as of November 30, 1996   $ 1,010,167    $(1,416,180)   $ 8,795,009
                                  ===========    ===========    ===========


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                               BAB Holdings, Inc.

                      Consolidated Statements of Cash Flows


                                                       YEAR ENDED NOVEMBER 30
                                                         1996        1995
                                                       ---------    ---------
OPERATING ACTIVITIES
Net loss                                                $(320,844)  $(435,760)
Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Depreciation and amortization                        379,266      65,102
     Deferred preopening store cost                      (142,867)     --
     Other                                                 11,045      16,236
     Changes in operating assets and liabilities:
         Trade accounts receivable                       (447,293)    (52,274)
         National Marketing Fund contributions
            receivable                                    (69,326)    (18,893)
         Inventories                                       (7,926)    (10,354)
         Deferred franchise costs                         (18,338)      9,710
         Notes receivable                                  (3,682)     17,766
         Prepaid expenses and other assets               (180,623)    (19,340)
         Amounts due from affiliate                       (18,321)     (5,930)
         Accounts payable                                 672,083     374,064
         Accrued professional and other services          184,567      95,000
         Accrued liabilities                              121,411      38,966
         Unexpended National Marketing Fund
           franchisee contributions                        87,820      26,400
         Deferred franchise fee revenue                  (178,100)    305,500
                                                        ---------    ---------
Net cash provided by operating activities                  68,872     406,193


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                               BAB Holdings, Inc.

                Consolidated Statements of Cash Flows (continued)


                                                      YEAR ENDED NOVEMBER 30
                                                        1996          1995
                                                    -----------    -----------
INVESTING ACTIVITIES
Purchase of Bagels Unlimited                        $  (990,874)   $     --
Purchase of Stratmore                                  (879,566)         --
Purchase of Danville                                   (602,988)         --
Purchases of property, plant, and equipment          (2,512,472)   (254,299)
Purchase of trademarks                                 (171,396)   (169,291)
Purchases of other assets                              (143,765)         --
Loan disbursements                                   (1,254,196)         --
Loan repayments                                         183,578          --
Other                                                   (50,171)    (34,480)
                                                    -----------  -----------
Net cash used for investing activities               (6,421,850)   (458,070)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                1,020,000   8,055,591
Payment of common stock issuance costs                 (137,650) (1,212,006)
Redemption of preferred stock                                --     (18,602)
Payment of preferred dividends                               --      (5,944)
Debt proceeds                                                --     520,000
Debt repayments                                         (35,928)    (16,930)
Other                                                    (9,160)     (1,600)
                                                    -----------  -----------
Net cash provided by financing activities               837,262   7,320,509
                                                    -----------  -----------
Net increase (decrease) in cash and cash
   equivalents                                       (5,515,716)  7,268,632
Cash and cash equivalents at beginning of year        7,679,009     410,377
                                                    -----------  -----------
Cash and cash equivalents  at end of year            $2,163,293   $7,679,009
                                                    ===========  ===========



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




                               BAB Holdings, Inc.

                   Notes to Consolidated Financial Statements



1.  BASIS OF PRESENTATION

BAB Holdings, Inc. (the Company) is an Illinois Corporation incorporated on November 25, 1992. The Company has three wholly owned subsidiaries, BAB Operations, Inc. (Operations), BAB Systems, Inc. (Systems), and Brewster's Franchise Corporation (BFC). Systems was incorporated on December 2, 1992, and was primarily established to franchise "Big Apple Bagels" specialty bagel retail stores. Systems has a wholly owned subsidiary, Systems Investments, Inc. (Investments), which was created to operate the first Company-owned Big Apple Bagels store, which, until December 1995, also operated as the franchise training facility. Investments owns a 50% interest in a joint venture which operates a franchise satellite store. Operations was formed on August 30, 1995, primarily to operate Company-owned stores, including one which currently serves as the franchise training facility. BFC was established on February 15, 1996, to franchise "Brewster's Coffee" concept coffee stores.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The joint venture is accounted for using the equity method.

CASH EQUIVALENTS

The Company classifies as cash equivalents all highly liquid investments, primarily composed of money market mutual funds, certificates of deposit, and government agency notes, which are convertible to a known amount of cash and carry an insignificant risk of change in value.

INVENTORIES

Inventories are valued at the lower of cost, determined on a first in, first out
(FIFO) basis, or market.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives for the purposes of depreciation are: leasehold improvements - ten years or term of lease if less; machinery, equipment and fixtures - five to seven years.

INTANGIBLE ASSETS

The Company's intangible assets consist primarily of patents, trademarks, and copyrights, organization costs, contract rights, noncompetition agreements, and goodwill. Organization costs are primarily incorporation fees and legal fees associated with initial Uniform Franchise Offering Circulars related to operations and are being amortized over five years. Patents, trademarks, and copyrights are being amortized over 17 years. Contract rights are related to costs allocated to license agreements assumed by the Company in the acquisition of Strathmore Bagels Franchise Corporation and are being amortized over 8.5 years, the remaining life of the contract. Noncompetition agreements are amortized over the term of the agreements, which is six years. Goodwill recorded as a result of acquisitions described in Note 11 are being amortized over 40 years. Amortization expense recorded in the accompanying consolidated statements of operations for the years ended November 30, 1996 and 1995, was $164,956 and $17,203, respectively.

STOCK OPTIONS

The Company uses the intrinsic method to account for stock options granted for employees and directors. No compensation expense is recognized for stock options because the exercise price of the option is at least equal to the market price of the underlying stock on the grant date. Stock options granted as consideration in purchase acquisitions during 1996 have been recorded as an addition to additional paid-in capital in the accompanying balance sheet based on the fair value of such options on the date of the acquisition.

DEFERRED FRANCHISE FEE REVENUES AND COSTS

The Company recognizes franchise fee revenue upon the opening of a franchise store. Direct costs associated with the franchise sales are deferred until the franchise fee revenue is recognized. These costs include site approval, construction approval, commissions, blueprints, purchase of cash registers, and training costs.

Area development agreement revenue is recognized on a pro rata basis as each store covered by the agreement opens. At the termination of an agreement, any remaining deferred franchise and area development agreement revenue is recognized as such amounts are not refundable.

In addition to Company-operated and franchised stores, the Company acts as licensor of "Big Apple Bagels" units owned and operated by Host Marriott Services (Host Marriott). Included below as "licensed units" are these units located primarily in airport and travel plazas served by Host Marriott. The Company derives a licensing fee from certain sales at these units as well as a sales commission from the sale of par-baked bagels to these units by a third-party commercial bakery.

Stores which have been opened and unopened stores for which an agreement has been executed and franchise or area development fees collected are as follows:

<CAPTIONS>
                                                   NOVEMBER 30
                                                1996           1995
                                         ------------      ------------
Stores opened:
   Company-owned                                  15             2
   Franchisee-owned                               99            59
   Licensed                                       35            --
                                         ------------      ------------
                                                 149            61
Unopened stores:
     Franchise agreement                          26            32
     Area development agreement                   39            50
                                         ------------      ------------
                                                  65            82
                                         ------------      ------------
                                                 214           143
                                         ============      ============


ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expense was $179,659 and $55,245 in 1996 and 1995, respectively. Included in advertising expense was $41,928 and $30,912, in 1996 and 1995, respectively, related to the Company's franchise operations.

NET LOSS ATTRIBUTABLE TO COMMON SHARE

All share information presented has been adjusted for the three-for-two stock split effected in the form of a 50% dividend which occurred in April 1996. All common stock and warrants issued within one year prior to the initial filing of the public offering (see Note 8), have been treated as outstanding shares for the periods prior to the initial public offering. Prior to the issuance of such stock and warrants, the number of such shares included in the calculation of net loss attributable to common share has been reduced by the number of shares that could have been purchased at the public offering price using the proceeds from the issuance. Subsequent to the issuance of such stock, only the actual number of such shares issued has been included in the calculations. The primary calculation of net loss attributable to common share is based on the net loss attributable to common shareholders and the weighted-average number of common shares outstanding during the period. The primary calculation of net loss attributable to common share does not include the convertible bonds and the convertible preferred stock because they are not common stock equivalents. The fully diluted calculation of net loss attributable to common share assumes conversion at the beginning of the period of any convertible security converted during the period. Accordingly, the net loss attributable to common shareholders was adjusted for preferred dividends accumulated and interest expense on securities converted during the period.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain amounts in the 1995 financial statements have been reclassified to conform to the 1996 presentation.

NEW ACCOUNTING PRONOUNCEMENT

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (the Standard), which is effective for fiscal years beginning after December 15, 1995. The Company intends to implement the requirements of this Standard for the fiscal year ended November 30, 1997, and has determined that, in accordance with the Standard, it will not alter its current method of accounting for stock-based compensation in the Consolidated Statement of Operations. The Company has not yet determined the impact, on a pro forma basis, of implementing the disclosure requirements of this standard.


3.  RESTRICTED CASH

The Company is required by certain states to maintain franchise and area development fees in escrow accounts until the related franchise stores commence operations. At November 30, 1996 and November 30, 1995, these accounts totaled $63,500 and $314,000, respectively.

The Company established the National Marketing Fund (Fund) during 1994. Franchisees are required to contribute to the Fund based on their net sales and in turn are reimbursed for a portion of media advertising placed in their local markets up to a maximum equal to the amount they contributed. At November 30, 1996 and 1995, the Fund's cash balance was $85,732 and $32,441, respectively.

4.  INCOME TAXES

There were no provisions for income taxes during the years ended November 30, 1996 and 1995, due to net operating losses incurred during those periods. The reconciliation of the income tax benefit computed at the federal statutory rate of 34% and the provision for income taxes is as follows:

                                               YEAR ENDED NOVEMBER 30
                                                 1996          1995
                                            -------------  ------------
Income tax benefit computed at federal
   statutory rate                            $(109,087)     $(148,158)
State income tax benefit, net of federal
  tax benefit                                  (15,458)       (20,995)
Permanent differences on debt financing
   obtained                                     (1,748)       (31,701)
Other adjustments                                1,046           (181)
Valuation allowance against net deferred
  tax asset                                    125,247        201,035
                                            -------------- ------------
Provision for income taxes                  $      --      $     --
                                            =============  ============



There was no current income tax expense for the years ended November 30, 1996 and 1995, due to the Company incurring net operating losses for tax purposes during each of those two years. No deferred taxes have been reflected in the consolidated statements of operations because the Company has fully reserved the tax benefit of net deductible temporary differences and operating loss carryforwards due to the fact that the likelihood of realization of the tax benefits cannot be established. The Company did not pay any income taxes during the years ended November 30, 1996 and 1995.

Deferred tax assets (liabilities) are as follows:

                                                      NOVEMBER 30
                                                 1996              1995
                                             ------------       ----------
Franchise fee revenue                           $249,760         $313,400
Net operating loss carryforwards                 350,464          117,211
Franchise costs                                   74,979           27,476
National Marketing Fund net contributions         19,664           12,976
Promotional expenses                                   -           10,020
Depreciation                                     (94,741)         (22,347)
Start-up costs                                   (21,092)               -
Other                                              4,106             (843)
                                              -------------      ----------
                                                 583,140          457,893
                                              -------------      ----------

Valuation allowance                             (583,140)        (457,893)
                                              -------------      ----------
                                                $     --         $     --
                                              =============      ==========



At November 30, 1996, the Company has cumulative net operating loss carryforwards expiring between 2008 and 2011 for U.S. federal income tax purposes of approximately $876,160. The net operating loss carryforwards are subject to limitation in any given year as a result of the Company's initial public offering (see Note 8) and may be further limited if certain other events occur.


5.  LONG-TERM OBLIGATIONS

Long-term debt consisted of the following:

                                                          NOVEMBER 30
                                                      1996         1995
                                                    -----------  ----------
Unsecured note payable to bank, principal
  payments due monthly beginning April 1994,
  in accordance with a paydown schedule, at
  an interest rate of 9.5%                           $2,245       $ 5,389
Secured note payable to bank, principal
  payments due monthly beginning June 1994,
  in accordance with a paydown schedule, at an
  interest rate of 8.75%                              5,888         9,672
8% unsecured convertible bonds, due July 1, 2002         --       220,160
8% redeemed unsecured bonds, due July 1, 2000            --         9,000
                                                   ------------  -----------
                                                      8,133       244,221
Less:  Current portion                                6,375         7,927
                                                   ------------  -----------
Long-term debt, net of current portion               $1,758      $236,294
                                                   ============  ===========


In fiscal 1995, the Company had outstanding $370,000 of 8% unsecured convertible bonds due July 1, 2002. The bonds were convertible into shares of common stock at the conversion ratio of one share for every $2.67 of principal outstanding.
In July 1995, the Company issued 52,440 shares of common stock to bondholders exercising certain conversion rights. Among other terms of the issue, the Company had the option of calling outstanding bonds at any time during the term, subject to certain redemption notice requirements. On December 29, 1995, the Company notified the remaining bondholders of its intent to redeem the outstanding principal balance of the issue. Bondholders representing $200,160 of principal elected to convert their interests to common stock pursuant to the terms of bonds, resulting in the issuance of 75,060 shares of common stock. The remaining outstanding principal was retired by the payment by the Company of approximately $31,000 to bondholders in February 1996.

On August 15, 1995, the Company issued a convertible promissory note for $500,000, due December 1, 1996, bearing interest at 11%, payable monthly. The note was converted into 254,238 shares of common stock on August 31, 1995, in connection with a stock subscription agreement (see Note 8).

The secured note payable to bank is collateralized by a delivery van.

As of November 30, 1996, annual maturities on long-term debt are due as follows: $6,375 in 1997 and $1,758 in 1998. Interest paid for the years ended November 30, 1996 and 1995, was $4,530 and $28,954, respectively.


6.  LEASE COMMITMENTS

The Company rents its office and Company-owned store facilities under leases which require it to pay real estate taxes, insurance, and general repairs and maintenance on these leased facilities. Rent expense for the years ended November 30, 1996 and 1995, was $230,480 and $53,115, respectively. At November 30, 1996, future minimum annual rental commitments under the leases are as follows:

1997                                            $   707,210
1998                                                803,525
1999                                                755,863
2000                                                648,207
2001                                                488,370
Thereafter                                          809,143
                                            -------------------
                                                 $4,212,318
                                            ===================

7.  NONCASH TRANSACTIONS

During 1995 the Company converted $379,400 of preferred stock to common stock (see Note 8).

In connection with the stock subscription agreement entered into on August 31, 1995, the $500,000 August 15, 1995, promissory note was converted to common stock with put option, and the Company accepted a $200,000 note receivable (see Notes 5 and 8).

During 1996 and 1995 the Company converted $190,989 and $132,849 of bonds, net of bond issue costs, to shares of common stock (see Note 5).

On May 1, 1996, the Company issued 50,000 shares of common stock and an option to purchase 100,000 additional shares of common stock valued, in total, at approximately $392,000 and canceled notes and other receivables totaling approximately $145,000 as a portion of consideration of the purchase of several bagel stores owned and operated by a franchisee (see Notes 8 and 11).

On May 22, 1996, the Company issued an option to purchase 625,000 shares of common stock valued at $860,000 in connection with the purchase of various contract rights related to licensed units owned and operated by Host Marriott (see Notes 8 and 11).

On October 18, 1996, the Company canceled notes and other receivables totaling approximately $165,000 in connection with the purchase of all contract rights and other assets of BrewCorp (formerly known as Brewster's Coffee Company, Inc.) in foreclosure proceedings.


8.  SHAREHOLDERS' EQUITY (DEFICIT)

On March 28, 1996, the Board of Directors declared a three-for-two stock split effected in the form of a 50% dividend payable to shareholders of record on April 12, 1996 and distributed on April 26, 1996. The terms of all outstanding options and warrants to purchase shares of common stock were adjusted accordingly. All share information has been adjusted to reflect the stock split.

During fiscal year 1995, the Company notified preferred shareholders of its intention to redeem the outstanding shares of preferred stock. Subject to the shareholder's conversion right, the Company had the right to redeem shares of preferred stock for cash at a price equal to the original amount invested by the shareholder, plus an annualized noncompounded return of 25% and all accrued but unpaid dividends due. Preferred shareholders had the right to convert their shares to shares of the Company's common stock at any time. During fiscal 1995,
54.2 preferred shares were converted to 813,000 shares of common stock, and the remaining 1.8 shares were redeemed for cash. The Company declared and paid a 5% dividend on the preferred stock for the period from November 2, 1994, through the date of conversion or redemption of each preferred share, totaling $5,944.

On July 12, 1995, the Articles of Incorporation were amended to authorize 4,000,000 shares of preferred stock, $.01 par value. No shares of preferred stock were outstanding at November 30, 1996 or 1995.

In July 1995, employees of the Company subscribed for 14,587 shares of common stock at a price of $2.67 per share. The Company contributed $.67 per share which was recorded as compensation expense. These shares were paid in full and issued on September 30, 1995.

On August 31, 1995, the Company entered into a stock subscription agreement with an "Investor" and sold 508,475 shares of common stock for $1,000,000, which was paid, in part, by conversion of the $500,000 August 15, 1995 promissory note (see Note 5). The net proceeds to the Company were $941,380.

On September 20, 1995, the Articles of Incorporation of the Company were amended to increase the authorized common shares from 5,000,000 to 20,000,000 shares.

On November 27, 1995, the Company completed a public offering of 2,500,000 shares of common stock for a public offering price of $2.67 per share or an aggregate of $6,800,000. Costs associated with this offering totaled $1,055,886, which included an underwriting discount of 9% of the offering amount plus a nonaccountable expense allowance of 3% along with other expenses. The Company also sold to the underwriter, for nominal consideration, warrants to purchase 255,000 shares of the Company's common stock. The warrants are exercisable between the first and fifth anniversary of the effective date of the initial public offering at $3.20 per share.

On November 30, 1995, effective with the closing of the offering and pursuant to the stock subscription agreement mentioned above, the Company sold an additional 403,536 shares of common stock to the Investor at $1.80 per share. Costs associated with this transaction totaled $97,500 payable to an investment banking firm for assistance in obtaining financing. The net proceeds to the Company were $628,866. In addition, the Investor was granted a warrant to purchase up to 144,041 shares of common stock exercisable from the date of issuance through September 1, 1996, at a price of $.67 per share. On June 25, 1996, 133,471 shares of common stock were issued to the Investor in connection with a cashless exercise of the warrant. In connection with this exercise, the Investor forfeited the option to purchase the remaining 10,570 shares covered by the warrant.

On January 2, 1996, the Company sold an additional 382,500 shares of Common Stock at the public offering price of approximately $2.67 per share upon exercise in full of the underwriter's over-allotment option, for an aggregate of $1,020,000. Costs associated with the exercise of the over-allotment option totaled approximately $138,000 which included an underwriting discount of 9% of the offering amount, plus a nonaccountable expense allowance of 3%, and other expenses. The net proceeds to the Company were approximately $882,000.

On May 1, 1996, in connection with the acquisition of Bagels Unlimited, Inc., the Company issued 50,000 shares of common stock and an option to purchase an additional 100,000 shares of common stock. The option is exercisable for 5 years commencing on May 1, 1996, at a $4.00 per share price. The stock and option were valued at approximately $242,000 and $150,000, respectively.

On May 22, 1996, in connection with the acquisition of Strathmore Bagels Franchise Corp., the Company issued an option to purchase 625,000 shares of Holdings' common stock, no par value, at an exercise price of $6.17 per share. The option is exercisable for 312,500 shares commencing on May 21, 1997, and for the remaining 312,500 shares commencing on May 21, 1998. The exercise period for the option ends on May 21, 1999. The option was valued at approximately $860,000.


9.  STOCK OPTION PLANS

On September 20, 1995, the Company adopted and received shareholder approval of the 1995 Long-Term Incentive and Stock Option Plan (the Incentive Plan), which permits the issuance of options, stock appreciation rights, and restricted stock awards to employees and nonemployee officers, directors, and agents of the Company. The Incentive Plan reserves 570,000 shares of common stock for grant and provides that the term of each award be determined by the Board or a committee of the Board. Under the terms of the Incentive Plan, options granted may be either nonqualified or incentive stock options. Incentive stock options must be exercisable at not less than the fair market value of a share on the date of grant (110% of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. The Incentive Plan will terminate on September 19, 2005, unless terminated sooner by action of the Board.

On September 20, 1995, incentive stock options were granted for an aggregate of 27,000 shares to 18 of the Company's employees, which are exercisable at $2.67 per share. Of the options issued to each employee in 1995, 750 options are exercisable on December 1, 1996, and the remaining 750 options are exercisable on December 1, 1997. During 1996, as a result of employees terminating their employment with the Company, options to purchase 9,000 shares granted to six employees were canceled. Additionally, on February 27, 1996, stock options to purchase a total of 6,000 shares were granted to two employees, exercisable one year from the date of grant, at an exercise price of $4.17. On April 23, 1996, stock options to purchase a total of 262,500 shares were granted to five employees, exercisable one year from the date of grant, 147,000 at an exercise price of $6.37, and 115,000 to a 10% shareholder exercisable at $7.01. Options are exercisable for a period of ten years from the respective exercise date. Options issued terminate immediately following an optionee's termination of employment or, in some circumstances, one to three months after termination or up to 12 months in the case of the death of the employee.

Additionally, on September 20, 1995, the Company adopted and received shareholder approval of the 1995 Outside Directors Stock Option Plan (the Directors Plan), which permits the issuance of nonqualified options to nonemployee members of the Board. The Directors Plan reserves 30,000 shares of common stock for grant. The Directors Plan provides for a grant of options to purchase 3,000 shares upon initial election to the Board and for annual grants thereafter, upon reelection, of options to purchase 1,500 shares.

Options granted are immediately exercisable for a period of 10 years from the date of grant at an exercise price per share equal to the fair market value of a share on the date of grant. Upon termination of the directorship, the options remain exercisable for periods of varying lengths based on the nature of the option and the reason for termination. The Directors Plan will terminate on September 19, 2005, unless terminated sooner by action of the Board.

On September 20, 1995, 3,000 options were granted to one nonemployee director pursuant to his election to the Board which are exercisable at $2.67 per share. On April 2, 1996, options to purchase 3,000 shares were issued to a director upon her election to the Board, and options to purchase 3,000 shares were issued to continuing nonemployee directors all with an exercise price of $4.83.


10.  COSTS OF UNCOMPLETED ACQUISITION

On September 4, 1996 the Company signed an agreement to acquire certain assets and assume certain liabilities of the two companies which represent the operations of The Chesapeake Bagel Bakery (Chesapeake), a franchisor and operator of Chesapeake Bagel Bakery concept specialty bagel stores. The agreement was subject to certain closing conditions including the Company obtaining funding for the acquisition by December 31, 1996. At that date, the Company was unable to complete a public offering of its common stock necessary to close the transaction on terms agreeable to management. The Company's costs incurred in acquisition-related and equity offering-related activities have been expensed in the accompanying consolidated statement of operations under the caption "costs of uncompleted business acquisition."


11.  BUSINESS COMBINATIONS

During the year the Company completed several acquisitions which were all accounted for using the purchase method of accounting. On May 1, 1996, the Company acquired certain assets of Bagels Unlimited, Inc. (BUI), a franchisee of the Company which operated five Big Apple Bagels stores in southeastern Wisconsin, for a purchase price, including acquisition costs, of approximately $1,428,000. Additionally, the Company paid $100,000 to the former owners of BUI in exchange for noncompetition agreements. The acquired stores are currently operated as Company-owned Big Apple Bagels units.

On May 21, 1996, the Company acquired certain assets and contract rights of Strathmore Bagels Franchise Corporation (Strathmore) for a purchase price including acquisition costs of approximately $1,740,000, plus additional consideration based on future openings of units operated by Host Marriott Services Corporation (Host Marriott). In this acquisition, the Company acquired rights to a license agreement with Host Marriott which operated 34 units, contracts for each facility, and certain machinery and equipment. Additionally, as part of the acquisition, the Company entered into noncompetition agreements with the two former principals of Strathmore.

On October 7, 1996, the Company acquired certain assets of Danville Bagels, Inc. (Danville), a franchisee of the Company operating two Big Apple Bagels stores in northern California, for a purchase price of approximately $603,000. Additionally, as part of the acquisition, the Company entered into noncompetition agreements with the two former principals of Danville. The acquired stores are currently operated as Company-owned Big Apple Bagels units.

The financial results of these acquisitions have been included in the accompanying consolidated statement of operations from the date of acquisition to the end of fiscal 1996. On a pro forma basis, had the above acquisitions occurred at December 1, 1994, revenues for the fiscal years ended November 30, 1996 and 1995, would have been $8,543,000 and $5,768,000, respectively. Net loss for fiscal 1996 and 1995 would have been $548,000 and $676,000, respectively, or a net loss per share of $0.07 and $0.19, respectively.


12.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company evaluates its various financial instruments based on current market interest, rates relative to stated interest rates, length to maturity, and the existence of a readily determinable market price. Based on the Company's analysis, the fair value of financial instruments recorded on the consolidated balance sheet at November 30, 1996, approximate their carrying value.

13.  SUBSEQUENT EVENT

In January 1997, the Company completed the acquisitions of Just Bagels, Inc.
(JBI), and an affiliate, franchisees of the Company operating a total of four stores in southern California. The total purchase price paid was $770,000 including $120,000 related to a noncompetition agreement with the former owners of JBI and was paid in part through the forgiveness of notes receivable from JBI of approximately $455,000.

On May 13, 1997, the Company acquired by merger My Favorite Muffin, a New Jersey corporation. MFM franchised and operated muffin and bagel specialty retail stores concentrated primarily in the Eastern United States and Florida, and had 60 franchise and 5 company-operated units in operation. MFM was merged into BAB Acquisition Corporation, a wholly-owned subsidiary of the Company, with MFM being the surviving entity. The acquisition through merger was completed by exchanging 150 shares of MFM stock held equally by Owen Stern, Ruth Stern and Illona Stern (the "Sellers"), for 432,608 shares of the Company's common stock, restricted as to transfer until January 1, 1999, and $260,000 in cash to the Sellers. In addition to current liabilities, the Company has assumed approximately $350,000 of MFM's existing bank debt.

In April 1997, the Company completed the private placement of 87,710 shares of $25.00 Series A Convertible Preferred stock (convertible into shares of common stock), the net proceeds of which was approximately $2 million after placement agent commissions and costs.

In April 1997, the Company entered a $2 million line of credit agreement with a bank expiring in October 1998. Interest is payable monthly at prime plus one percent, with principal due upon the expiration of the note.


                            BAB Holdings, Inc.

                  Condensed Consolidated Balance Sheet

                              May 31, 1997
                               (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents, including
       restricted cash of $249,711                         $ 1,030,067
   Other current assets                                      2,199,952
                                                          ------------
Total current assets                                         3,230,019

Property, plant, and equipment, net of
    accumulated depreciation of $553,120                     6,457,754
Goodwill, net of accumulated amortization of $65,712         2,783,072
Franchise contract rights, net of accumulated
    amortization of $4,024                                   1,659,325
Other assets and intangible assets, net of
    accumulated amortization of $348,328                     1,778,266
                                                          ------------

                                                          $ 15,908,436
                                                          ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                  $  1,925,886
   Deferred franchise fee revenue                              501,645
   Current portion of long-term debt                            42,063
   Other current liabilities                                   600,281
                                                          ------------
Total current liabilities                                    3,069,875

Long-term debt, less current portion                           580,237

Shareholders' equity:
   Common stock                                             10,642,376
   Additional paid-in capital                                1,272,123
   Preferred stock                                           1,808,734
   Accumulated deficit                                     ( 1,464,909)
                                                          ------------
Total shareholders' equity                                  12,258,324
                                                          ------------

                                                          $ 15,908,436
                                                          ============


SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS.


                             BAB Holdings, Inc.

              Condensed Consolidated Statements of Operations

                                (Unaudited)


                                                    SIX MONTHS ENDED
                                                 MAY 31,         MAY 31,
                                                  1997            1996
                                                 -----------------------
REVENUES
Net sales by Company-owned stores                $ 4,087,363  $  784,999
Royalty fees from franchised stores                  958,744     634,073
Franchise and area development fees                  647,900     491,500
Licensing fees and other income                      570,827      29,938
                                                 -----------------------
                                                   6,264,834   1,940,510
OPERATING COSTS AND EXPENSES
Food, beverage, and paper costs                    1,350,415     255,950
Store payroll and other operating expenses         2,262,798     378,685
Selling, general, and administrative expenses:
   Payroll-related expenses                          928,565     584,468
   Depreciation and amortization                     562,946      90,957
   Other                                           1,020,803     675,995
                                                 -----------------------
                                                   2,512,314   1,351,420
                                                 -----------------------
                                                   6,125,527   1,986,055
                                                 -----------------------
Income (loss) before interest                        139,307     (45,545)
Interest expense                                      (2,488)    (4,155)
Interest income                                       37,166     193,344
                                                 -----------------------

Net income                                           173,985     143,644
Preferred stock divided accumulated                 (222,715)          -
                                                 -----------------------
Net income (loss) attributable to
     common shareholders                         $   (48,730) $  143,644
                                                 =======================

Net income (loss) attributable to common and
     common equivalent  share:
          Primary                                $     (0.01) $     0.02
                                                 =======================

          Fully diluted                          $     (0.01) $     0.02
                                                 =======================

Average number of common and common
     equivalent shares used in calculation:
          Primary                                   7,194,725  7,178,219
                                                 =======================

          Fully diluted                             7,194,725  7,232,153
                                                 =======================
SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS.


                             BAB Holdings, Inc.

              Condensed Consolidated Statements of Cash Flows

                                (Unaudited)

                                                     SIX MONTHS ENDED
                                                   MAY 31,        MAY 31,
                                                    1997           1996
                                                  -----------------------
OPERATING ACTIVITIES
Net cash used by operating activities             $ (277,682)  $ (371,726)

INVESTING ACTIVITIES
Business acquisitions                               (650,531)  (2,075,157)
Purchases of property, plant and equipment        (2,140,483)    (264,100)
Other                                               (238,882)    (162,591)
                                                  -----------------------
Net cash used for investing activities            (3,029,896)  (2,501,848)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                     -    1,020,000
Proceeds from issuance of preferred stock          2,192,750            -
Borrowings under line of credit                      211,447            -
Payment of preferred stock issuance costs           (219,774)           -
Other                                                (10,071)    (169,738)
                                                   ----------------------
Net cash provided by financing activities           2,174,352     850,262
                                                   ----------------------
Net decrease in cash and cash equivalents          (1,133,226) (2,023,312)
Cash and cash equivalents at beginning of period    2,163,293   7,679,009
                                                   ----------------------
Cash and cash equivalents at end of period         $1,030,067  $5,655,697
                                                   ======================

SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS.


                              BAB Holdings, Inc.

       Notes to Unaudited Condensed Consolidated Financial Statements


1.   Basis of Presentation

The accompanying unaudited condensed consolidated financial statements represent the financial activity of BAB Holdings, Inc. (the "Company" or "Holdings"), an Illinois corporation incorporated on November 25, 1992, and its four wholly-owned subsidiaries, BAB Operations, Inc. ("Operations"), BAB Systems, Inc. ("Systems"), Brewster's Franchise Corporation ("BFC") and My Favorite Muffin Too, Inc. ("MFM"). Systems was incorporated on December 2, 1992, and was primarily established to franchise "Big Apple Bagels" specialty bagel retail stores. Operations was formed on August 30, 1995, primarily to operate Company-owned stores, including one which currently serves as the franchise training facility. BFC was established on February 15,1996, to franchise "Brewster's Coffee" concept retail coffee stores. MFM operates and franchises "My Favorite Muffin" specialty muffin retail stores and was acquired through merger on May 13, 1997.

The accompanying condensed consolidated financial statements are unaudited. These financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statement prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company's management, the condensed consolidated financial statements for the unaudited interim periods presented include all adjustments necessary to fairly present the results of such interim periods and the financial position as of the end of said period. These adjustments were of a normal recurring nature and did not have a material impact on the financial statements presented.

2.   Stores Open and Under Development

Stores which have been opened and unopened stores for which an agreement has been executed and franchise or area development fees collected at May 31, 1997 are as follows:

Stores opened:
            Company-owned                  31
            Franchisee-owned              173
            Licensed                       37
                                         ----
                                          241

Unopened franchised stores for
   which an agreement has been sold:
            Franchise agreement            22
            Area development agreement     36
                                         ----
                                           58
                                         ----
            Total                         299
                                         ====

3.    Acquisitions and Dispositions

In January 1997, the Company completed the acquisitions of Just Bagels, Inc. ("JBI"), and affiliate, franchisees of the Company, operating a total of four stores in southern California. The total purchase price paid was $770,000 including $120,000 related to a noncompetition agreement with the former owners of JBI and was paid in part through the forgiveness of notes receivable from JBI of approximately $455,000.

In February 1997, the Company purchased the 50% interest held by its joint venture partner in Downtown Bagels, a franchise Big Apple Bagels satellite unit, for $20,000. The unit, and certain other assets, were sold by the Company to a franchisee for $60,000 consisting of a note receivable from the purchasers of $55,000 and cash of $5,000. The note receivable bears interest at prime plus one percent, and is payable monthly over a seven-year period. Also in February 1997, the Company sold its Park Ridge, Illinois Company-operated unit to a franchisee for $233,000. In payment, the Company received a note receivable for $183,000 from the purchasers, bearing interest at 9%, payable monthly over a seven-year period, and cash of $50,000.

In April and May 1997 the Company completed the acquisitions of two stores from Heartland Bagels, Inc. ("Heartland"), franchisees of the Company. In April the Buffalo Grove, Illinois store was purchased for $170,000, through the issuance of 25,611 shares of restricted Company common stock, and the payment of approximately $78,000 in outstanding liabilities of Heartland. In May the Berwyn, Illinois store was purchased for approximately $140,000, consisting of $111,000 paid to a bank in satisfaction of an outstanding bank loan of Heartland, and $29,000 paid to creditors of Heartland for outstanding liabilities. Both these units are currently being operated as Big Apple Bagels Company-owned stores.

On May 13, 1997 the Company acquired MFM. MFM franchises and operates muffin and bagel specialty retail stores concentrated primarily in the Eastern United States and Florida, and has 60 franchise and 5 company-operated units in operation. The acquisition was completed by exchanging 150 shares of MFM stock, for 432,608 shares of the Company's common stock, restricted as to transfer until January 1, 1999, and $260,000 in cash. In addition to current liabilities, the Company has assumed approximately $350,000 of MFM's existing bank debt. Total revenue of MFM was $2.7 million for the year ended December 31, 1996.

Additionally, during 1996 the Company completed several acquisitions. On May 1, 1996, the Company acquired certain assets of Bagels Unlimited, Inc., a franchisee of the Company which operated five Big Apple Bagels stores in southeastern Wisconsin, for a purchase price, including acquisition costs, of approximately $1,428,000. On May 21, 1996, the Company acquired certain assets and contract rights of Strathmore Bagels Franchise Corporation ("Strathmore") for a purchase price including acquisition costs of approximately $1,740,000, plus additional consideration based on future openings of units operated by Host Marriott Services Corporation ("Host Marriott"). On October 7, 1996, the Company acquired certain assets of Danville Bagels, Inc. ("Danville"), a franchisee of the Company operating two Big Apple Bagels stores in northern California, for a purchase price of approximately $603,000. The acquired stores are currently operated as Company-owned Big Apple Bagels units.

4.   Preferred Stock - Series A Convertible Preferred Stock

In April 1997 the Company completed the sale of 87,710 shares of $25.00 Series A Convertible Preferred Stock (the "Preferred Stock") in a private placement to institutional investors. The Preferred Stock carries an 8% annual dividend payable in cash or, at the option of the Company, in shares of Holdings common stock ("Common Stock") at the conversion rate inherent in the convertibility feature of the security described below.

The principal terms of the Preferred Shares are as follows:

     DIVIDENDS. From and after the date of issuance until the Expiration Date (defined below), the holders of the Preferred Shares are entitled to an annual dividend prior to the payment of any cash dividends on the Common Stock, equal to eight percent (8%) of $25.00 (the "Original Purchase Price"), or $2.00 per share; provided that during a Conversion Suspension Period (defined below), dividends will accrue at the rate of 15% per annum, or $3.75 per share. Such dividends are payable only when the Preferred Shares are converted to shares of Common Stock. Payment may be in cash or, at the option of the Company, in shares of Common Stock at the Conversion Rate (as defined below).

     LIQUIDATION, DISSOLUTION OR WINDING UP. The holders of the Preferred Shares are entitled to be paid an amount per share equal to the Original Purchase Price of $25.00, plus accrued dividends, out of the assets of the Company available for distribution to its shareholders before any payment is made to the holders of Common Stock. After the payment of all preferential amounts, the holders of the Preferred Shares are not entitled to share in or receive any remaining assets or funds available for distribution to shareholders.

     VOTING. The holders of the Preferred Shares have no rights to vote, except as may be required by law.

     OPTIONAL CONVERSION. The holders of the Preferred Shares may convert such Preferred Shares to shares of Common Stock on or after August 1, 1997 (the "Initial Conversion Date") until the close of business on July 31, 1999 (the "Expiration Date"), subject to extension by a number of days equal to the number of trading days in any Conversion Suspension Period (defined below) during the period prior to the Expiration Date. Each Preferred Share is convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Purchase Price by the lesser of $5.64 or 85% of the average closing bid price of the Common Stock for the 30 trading days immediately preceding the Conversion Date (as so determined, the "Conversion Rate"). In addition, if the Company engages in an underwritten public offering, for any holder who has given notice of participation in such offering, the Conversion Rate shall be 85% of the public offering price, if less than the amount calculated in the immediately preceding sentence.

     CONVERSION SUSPENSION. A Conversion Suspension Period takes effect if, at any time on or after the later of
     (i) September 15, 1997, or (ii) the date which is 30 trading days following the date that the Registration Statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission, the closing bid price of the Common Stock is less than $2.325 for 30 consecutive trading days. The Conversion Suspension Period continues until the first trading day thereafter that the closing bid price for the Common Stock has exceeded $2.325 for 30 consecutive trading days; provided, however, that a Conversion Suspension Period shall not continue for more than sixty (60) days in any period of 365 days. The Company is not required to recognize or accept any conversion of Preferred Shares during a Conversion Suspension Period. During any Conversion Suspension Period, the Company, at its option, may redeem any or all of the Preferred Shares by payment to the holders of $28.75 per share, plus all accrued and unpaid dividends.


5.   Preferred Stock Dividend Accumulated

Preferred dividends in the amount of $223,000 accumulated during the period, which includes $193,000 attributable to the 15% discount available to holders of the Preferred Stock in acquiring Common Stock upon ultimate conversion. Such discounts must be recognized as dividends under generally accepted accounting
principles.   The total discount which is treated as a dividend
(i.e., $387,000), is required to be amortized over the minimum period from issuance to the first date of convertibility, August 1, 1997. The remaining $194,000 (i.e., $387,000 less $193,000 recognized in the quarter ended May 31, 1997) will be amortized over the two-month period prior to August 1, 1997 in the third quarter. Once fully recognized by August 1, 1997, no additional preferred dividends will accumulate related to this conversion discount.

The preferred dividend accumulated which is attributable to the conversion discount is a non-cash entry which has no impact on
operating income or total equity of the Company.    Upon issuance
of the Preferred Stock, the total of $387,000 representing the conversion discount was recorded as additional paid-in capital. As the dividend is accumulated during the period prior to convertibility, the dividend is recorded as a reduction in retained earnings and an increase in the preferred stock carrying value.

6.   Line of Credit Agreement

In April 1997, the Company entered a $2 million line of credit agreement with a bank expiring in October 1998. Maximum borrowing under the line is limited to a borrowing base of 80% of accounts receivable under 90 days and 40% of equipment costs. Interest is payable monthly at prime plus one percent (currently 9.5%), with principal due upon the maturity of the note in October 1998. At May 31, 1997, the Company had approximately $211,000 outstanding under this agreement. Additionally, in July 1997, the Company converted the bank debt assumed in the MFM acquisition, noted above, to this credit facility.


Board of Directors
Strathmore Bagels Franchise Corporation

  We have audited the accompanying balance sheet of STRATHMORE BAGELS FRANCHISE CORPORATION as of December 31, 1995, and the related statement of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STRATHMORE BAGELS FRANCHISE CORPORATION, as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          BUONANNO & CONOLLY

Commack, New York
May 6, 1996




                    STRATHMORE BAGELS FRANCHISE CORPORATION

                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                     ASSETS

Current assets
  Cash in banks.....................................          $  4,327
  Accounts receivable...............................            93,575
  Due from officers.................................             7,275
  Deferred tax asset (note 4).......................             7,015
                                                              --------
    Total current assets............................                   $112,192
Property and equipment (notes 1 and 3)
  Machinery and equipment........................... $320,674
  Accumulated depreciation..........................   36,585
                                                     --------
                                                              $284,089
                                                              --------
    Total property and equipment....................                    284,089
                                                                       --------
Other assets
  Security deposits.................................               829
  Organization expenses.............................    2,977
  Accumulated amortization..........................      595
                                                     --------
                                                                 2,382
                                                              --------
    Total other assets..............................                      3,211
                                                                       --------
    Total assets....................................                   $399,492
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable.......................................... $132,028
  Payroll taxes payable.....................................    3,172
  Other taxes payable.......................................      421
                                                             --------
    Total current liabilities...............................           $135,621
Long term liabilities
  Deferred tax liability (note 4)...........................    5,680
                                                             --------
    Total long term liabilities.............................              5,680
                                                                       --------
    Total liabilities.......................................           $141,301
Stockholders' equity
  Common stock.............................................. $180,000
  Additional paid-in capital................................   80,000
  Retained deficit--ending..................................   (1,809)
                                                             --------
    Total stockholders' equity..............................            258,191
                                                                       --------
    Total liabilities and stockholders' equity..............           $399,492
                                                                       ========

                            See accompanying notes.




                    STRATHMORE BAGELS FRANCHISE CORPORATION

                  STATEMENT OF OPERATIONS AND RETAINED DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Income
  Sales.................................................... $440,944
  Store set-up commission..................................   75,000
                                                            --------
    Total income...........................................           $515,944
Cost of sales
  Purchases................................................            232,557
                                                                      --------
    Total cost of sales....................................            232,557
                                                                      --------
Gross profit...............................................            283,387
Expenses
  Operating expenses.......................................   41,882
  Selling expenses.........................................   36,821
  General and administrative expenses......................  152,696
                                                            --------
    Total expenses.........................................            231,399
                                                                      --------
Operating income...........................................             51,988
Operating income and expenses loss on lease cancellation
 (note 5).................................................. $(30,920)
                                                            --------
Total other income and expense.............................            (30,920)
                                                                      --------
Income before taxes........................................             21,068
Provision for income tax expense/(benefit) (note 4)........              4,707
                                                                      --------
Net income.................................................             16,361
Retained deficit--beginning................................            (18,170)
                                                                      --------
Retained deficit--ending...................................           $ (1,809)
                                                                      ========



                            See accompanying notes.



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities
  Cash received from customers........................... $ 458,244
  Cash paid to suppliers.................................  (309,308)
  Taxes paid.............................................      (316)
                                                          ---------
Cash provided by operating activities....................            $148,620
Cash flows from investing activities
  Cash paid for machinery and equipment.................. $(219,353)
  Cash paid for Springfield location.....................   (30,920)
  Equipment deposits.....................................      (829)
                                                          ---------
Cash used by investing activities........................            (251,102)
Cash flows from financing activities
  Cash received from issuance of common stock............ $  30,000
  Additional paid in capital.............................    80,000
  Loans to shareholder...................................    (7,275)
                                                          ---------
Cash provided by financing activities....................             102,725
                                                                     --------
Net increase in cash and cash equivalents................            $    243
Cash and cash equivalents, beginning of year.............               4,084
                                                                     --------
Cash and cash equivalents, end of year...................            $  4,327
                                                                     ========
Reconciliation of net income to net cash provided by
 operating activities
Net income...............................................            $ 16,361
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation and amortization.......................... $  33,670
  Loss on lease cancellation.............................    30,920
  Changes in assets and liabilities
    Increase in accounts receivable......................   (57,700)
    Increase in deferred tax asset.......................      (623)
    Increase in accounts payable.........................   117,807
    Increase in payroll taxes payable....................     3,172
    Increase in other taxes payable......................       104
    Increase in deferred tax liability...................     4,909
                                                          ---------
      Total adjustments..................................             132,259
                                                                     --------
      Net cash provided by operating activities..........            $148,620
                                                                     ========




                            See accompanying notes.



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1995

1) SIGNIFICANT ACCOUNT POLICIES

A) Property

  Fixed assets are capitalized at cost. Significant improvements are capitalized, maintenance and repairs are charged to income. When equipment is retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are eliminated from the accounts and any gain or loss on disposition is credited or charged to income.

B) Organization History

  The Corporation was formed under the Laws of New York State on May 13, 1994 and commenced operations on the same date. The Corporation is in the business of setting up and selling Strathmore Bagel store franchises.

  During 1994 Strathmore entered into a relationship with Host Marriott in which Marriott opens bagel shops at airports and highway rest stops on sites leased by them. Marriott will use the name Strathmore Bagel and will purchase all of its bagel products from Strathmore. The relationship was formalized in a written agreement completed in 1995. In 1994 three shops were opened at Kennedy Airport in New York, at which Strathmore invested in equipment and placed it into service. In 1995 fifteen additional stores were opened.

  The agreement with Marriott is a licensing of the use of the name, Strathmore Bagels, and to date, no franchises have been sold.

2) RELATED PARTY TRANSACTIONS

  Steuerman & Sons, Inc. (Steuerman, a wholesale bagel bakery) is owned by Glenn Steuerman, who is also a 20% stockholder of Strathmore Bagels Franchise Corp. (Strathmore). Strathmore purchases all of its products for resale from Steuerman. Steuerman also sets up Strathmore Bagel facilities and stores for individuals but has no direct agreements with Host Marriott. Finally, Steuerman provided a commission in the amount of $5,000 for each full store opened which is reflected in store commission income.

3) EQUIPMENT

  Equipment is stated at cost and at December 31, 1995, $319,025 of equipment had been placed into service. Depreciation is computed on a straight-line method for financial reporting and amounted to $33,202. For federal income tax purposes, depreciation is computed under the modified accelerated cash recovery system.

4) INCOME TAXES

  The Company has loss carryforwards totaling $29,231 that may be offset against future taxable income. If not used, the carryforwards will expire as follows:

        2009............................................................ $26,634
        2010............................................................   2,597

  The net deferred tax benefit in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

      Deferred tax liability............................................. $5,680
      Deferred tax asset.................................................  7,015
                                                                          ------
          Net deferred tax benefit....................................... $1,335



  The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment. The deferred tax asset results from net operating loss carryforward.

  The components income tax expense (benefit) are as follows:

      Current............................................................ $  421
      Deferred...........................................................  4,286
                                                                          ------
                                                                          $4,707

5) LOSS ON LEASE CANCELLATION

  Loss on lease cancellation resulted from the corporation's decision to attempt to open and operate company owned stores. A lease was entered into and construction begun on a storefront operation in Springfield, Virginia. After spending $30,920 on lease deposit and construction costs, the corporation discovered problems in finding proper management to operate the remote location. A decision not to pursue company owned locations, but rather to concentrate solely on development of Host Marriott business was made. As a result the lease was abandoned and all payments forfeited.


Board of Directors
Strathmore Bagels Franchise Corporation

  We have audited the accompanying balance sheet of STRATHMORE BAGELS FRANCHISE CORPORATION as of December 31, 1994, and the related statement of operations, retained deficit, and cash flows for the period from May 13, 1994 through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above represent fairly, in all material respects, the financial position of STRATHMORE BAGELS FRANCHISE CORPORATION, as of December 31, 1994, and the results of its operations and its cash flows for the period from May 13, 1994 through December 31, 1994 in conformity with generally accepted accounting principles.

                                          BUONANNO & CONOLLY
Commack, New York
November 17, 1995



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                     ASSETS

Current assets
  Cash in banks......................................          $ 4,084
  Accounts receivable................................           35,875
  Deferred tax asset (note 4)........................            6,392
                                                               -------
    Total current assets.............................                  $ 46,351
Property and equipment (notes 1 and 3)...............
  Machinery and equipment............................ $101,322
  Accumulated depreciation...........................    3,214
                                                      --------
                                                               $98,108
                                                               -------
    Total property and equipment.....................                    98,108
                                                                       --------
Other assets
  Organization expenses..............................    2,977
  Accumulated amortization...........................      298
                                                      --------
                                                                 2,679
                                                               -------
    Total other assets...............................                     2,679
                                                                       --------
    Total assets.....................................                  $147,138
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable.......................................... $ 14,221
  Other taxes payable.......................................      316
                                                             --------
    Total current liabilities                                          $ 14,537
Long term liabilities.......................................
  Deferred tax liability (note 4)...........................      771
                                                             --------
    Total long term liabilities.............................                771
                                                                       --------
    Total liabilities.......................................           $ 15,308
Stockholders' equity
  Common stock.............................................. $150,000
  Retained deficit--ending..................................  (18,170)
                                                             --------
    Total stockholders' equity..............................            131,830
                                                                       --------
    Total liabilities and stockholders' equity .............           $147,138
                                                                       ========


                            See accompanying notes.



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                  STATEMENT OF OPERATIONS AND RETAINED DEFICIT
           FOR THE PERIOD FROM MAY 13, 1994 THROUGH DECEMBER 31, 1994

Income sales.................................................. $88,105
                                                               -------
Total income..................................................         $ 88,105
Cost of sales
  Purchases................................................... $23,831
  Contract labor..............................................     880
  Supplies....................................................   3,000
                                                               -------
    Total cost of sales.......................................           27,711
                                                                       --------
Gross profit..................................................         $ 60,394
Expenses
  Operating expenses.......................................... $ 8,500
  Selling expenses............................................  26,171
  General and administrative expenses.........................  49,198
                                                               -------
    Total expenses............................................           83,869
                                                                       --------
Loss before taxes.............................................         $(23,475)
Income Tax benefit (note 4)...................................           (5,305)
                                                                       --------
Net loss and retained deficit.................................         $(18,170)
                                                                       ========



                            See accompanying notes.



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                            STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM MAY 13, 1994 THROUGH DECEMBER 31, 1994

Cash flows from operating activities
  Cash received from customers.......................... $  72,230
  Cash paid to suppliers................................  (113,847)
                                                         ---------
Cash used by operating activities.......................            $ (41,617)
 Cash flows from investing activities
  Cash paid for machinery and equipment................. $(101,322)
                                                         ---------
Cash used by investing activities.......................             (101,322)
Cash flows from financing activities
  Cash received from the issuance of common stock....... $ 150,000
  Cash paid for organization and issuance of common
   stock................................................    (2,977)
                                                         ---------
Cash provided by financing activities...................              147,023
                                                                    ---------
Net increase in cash and cash equivalents...............            $   4,084
Cash and cash equivalents, beginning of period..........                  --
                                                                    ---------
Cash and cash equivalents, end of period................            $   4,084
                                                                    =========
Reconciliation of net loss to net cash provided by
 operating activities:
Net loss................................................              (18,170)
Adjustments to reconcile net loss to net cash used by
 operating activities:
  Depreciation and amortization.........................     3,511
  Changes in assets and liabilities:
    Increase in accounts receivable.....................   (35,875)
    Increase in deferred tax asset......................    (6,392)
    Increase in accounts payable........................    14,222
    Increase in taxes payable...........................       316
    Increase in deferred tax liability..................       771
                                                         ---------
Total adjustments.......................................              (23,447)
                                                                    ---------
Net cash provided by operating activities...............            $ (41,617)
                                                                    =========



                            See accompanying notes.


                     STRATHMORE BAGELS FRANCHISE CORPORATON

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1994

1) SIGNIFICANT ACCOUNT POLICIES

A) Property

  Fixed assets are capitalized at cost. Significant improvements are capitalized, maintenance and repairs are charged to income. When equipment is retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are eliminated from the accounts and any gain or loss on disposition is credited or charged to income.

B) Organization History

  The Corporation was formed under the Laws of New York State on May 13, 1994 and commenced operations on the same date. The Corporation is in the business of setting up and selling Strathmore Bagel store franchises.

  During 1994 Strathmore entered into a relationship with Host Marriott in which Marriott opens bagel shops at airports and highway rest stops on sites leased by them. Marriott will use the name Strathmore Bagel and will purchase all of its bagel products from Strathmore Bagel and will purchase all of its bagel products from Strathmore. The relationship was formalized in a written agreement completed in 1995. This agreement is a test period agreement to determine the feasibility and profitability of the stores. A more expansive final contract has been drafted and is anticipated to be signed in 1995. In 1994 three shops were opened at Kennedy Airport in New York, at which Strathmore invested in equipment and placed it into service. In 1995 fifteen additional stores were opened.

  The agreement with Marriott is a licensing of the use of the name, Strathmore Bagels, and to date, no franchises have been sold.

2) RELATED PARTY TRANSACTIONS

  Steuerman & Sons, Inc. (Steuerman, a wholesale bagel bakery) is owned by Glenn Steuerman, who is also a 25% stockholder of Strathmore Bagels Franchise Corp. (Strathmore). Strathmore purchases all of its products for resale from Steuerman. During the year Steuerman was paid $7,700 for construction costs of several new store locations. Steuerman also sets up Strathmore Bagel facilities and stores for individuals but has no direct agreements with Host Marriott. Finally, Steuerman provided purchase rebates of $20,000 to Strathmore, which are reflected in purchase rebates receivable at December 31, 1994.

3) EQUIPMENT

  Equipment is stated at cost and at December 31, 1994, $89,988 of equipment had been placed into service. Depreciation is computed on a straight-line method for financial reporting and amounted to $3,214. For federal income tax purposes, depreciation is computed under the modified accelerated cash recovery system.

4) INCOME TAXES

  The Company has loss carryforwards totaling $26,634 that may be offset against future taxable income. If not used, the carryforwards will expire in the year 2009.


  The net deferred tax benefit in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

             Deferred tax liability............ $  771
             Deferred tax asset................  6,392
                                                ------
               Net deferred tax benefit........ $5,621
                                                ======

  The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment. The deferred tax asset results from net operating loss carryforward.

  The components of income tax expense/(benefit) are as follows:

             Current......................... $   316
             Deferred........................   5,621
                                              -------
                                              $(5,305)
                                              =======



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                            CONDENSED BALANCE SHEET
                                  MAY 21, 1996
                                  (UNAUDITED)

Current assets                                                         $ 39,936
Property and equipment, net...........................................  279,923
Other assets
  Security deposits...................................................      829
  Organization expenses...............................................    2,382
                                                                       --------
                                                                       $323,070
                                                                       ========
Current liabilities
  Accounts payable and accrued liabilities............................ $ 50,479
Long-term liabilities
  Loans payable.......................................................   75,000
  Deferred tax liability..............................................    5,680
Stockholders' equity
  Common stock........................................................  180,000
  Additional paid-in capital..........................................   80,000
  Retained deficit....................................................  (68,089)
                                                                       --------
                                                                        191,911
                                                                       --------
                                                                       $323,070
                                                                       ========



             See notes to unaudited condensed financial statements



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                         CONDENSED STATEMENT OF INCOME
                PERIOD FROM JANUARY 1, 1996 THROUGH MAY 21, 1996
                                  (UNAUDITED)

Sales................................................................ $142,044
Cost of sales........................................................   83,189
                                                                      --------
Gross profit.........................................................   58,855
Operating expenses...................................................    4,675
Selling expenses.....................................................    2,272
General and administrative...........................................  110,117
                                                                      --------
                                                                       117,064
                                                                      --------
Operating loss.......................................................  (58,209)
Provision for income taxes...........................................    8,071
                                                                      --------
Net loss............................................................. $(66,280)
                                                                      ========





             See notes to unaudited condensed financial statements



                    STRATHMORE BAGELS FRANCHISE CORPORATION

                       CONDENSED STATEMENT OF CASH FLOWS
                PERIOD FROM JANUARY 1, 1996 THROUGH MAY 21, 1996
                                  (UNAUDITED)

Operating activities:
  Net cash used in operating activities.............................. $(91,894)
Investing activities:
  Proceeds on sales of equipment.....................................    4,166
Financing activities:
  Proceeds of borrowings.............................................   75,000
                                                                      --------
Net decrease in cash.................................................  (12,728)
Cash at beginning of period..........................................    4,327
                                                                      --------
Cash overdraft at end of period...................................... $ (8,401)
                                                                      ========





             See notes to unaudited condensed financial statements



                    STRATHMORE BAGELS FRANCHISE CORPORATION

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

  Strathmore Bagels Franchise Corporation (the "Corporation") was formed under the laws of New York state on May 13, 1994 and commenced operations on the same date. On May 21, 1996, substantially all of the assets of the Corporation were sold to BAB Holdings, Inc.

  The accompanying unaudited financial statements present the financial activity of the Corporation from January 1, 1996 through the date of the sale of the Corporation. These unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1995 and the related notes.


REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
Bagels Unlimited, Inc.

  We have audited the accompanying balance sheet of Bagels Unlimited, Inc. as of February 29, 1996 and the related statements of operations and accumulated deficit, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bagels Unlimited, Inc. at February 29, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
October 30, 1996



                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Bagels Unlimited, Inc.

  We have audited the accompanying balance sheet of Bagels Unlimited, Inc. as of February 28, 1995 and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the period then ended. We have also audited the accompanying statements of operations and retained earnings (accumulated deficit) and cash flows for the period since inception (August 11, 1993) to February 28, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Bagels Unlimited, Inc. as of February 28, 1995 and the results of its operations and its cash flows for the periods ending February 28, 1995, and February 28, 1994 in conformity with generally accepted accounting principles.

                                          Muehl, Steffes & Krueger, S.C.

Milwaukee, Wisconsin
June 13, 1996



                            BAGELS UNLIMITED, INC.

                                BALANCE SHEETS

                                                      FEBRUARY 29, FEBRUARY 28,
                       ASSETS                             1996         1995
                       ------                         ------------ ------------
Current assets:
  Inventories........................................  $  34,986     $ 15,497
  Prepaid income taxes...............................      1,242          --
  Prepaid expenses...................................      6,891        1,421
                                                       ---------     --------
    Total current assets.............................     43,119       16,918
                                                       ---------     --------
Property and Equipment:
  Construction in progress...........................      2,530       59,320
  Machinery and equipment............................    314,981      183,854
  Leasehold improvements.............................    358,527      239,427
                                                       ---------     --------
    Total property and equipment.....................    676,038      482,601
Less: Accumulated Depreciation and Amortization......    (97,845)     (35,417)
                                                       ---------     --------
Net property and equipment...........................    578,193      447,184
                                                       ---------     --------
Other assets:
  Franchise fees, net of accumulated amortization of
   $11,084 and $4,230 as of February 29, 1996 and
   February 28, 1995.................................     58,916       65,770
  Organization costs, net of accumulated amortization
   of $288 and $160 as of February 29, 1996 and
   February 28, 1995.................................      1,630        1,758
  Prepaid franchise fees.............................     10,000       10,000
  Investment.........................................      3,500        3,500
  Deposits...........................................      1,350        1,350
                                                       ---------     --------
    Total other assets...............................     75,396       82,378
                                                       ---------     --------
    Total assets.....................................  $ 696,708     $546,480
                                                       =========     ========
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
   ----------------------------------------------
Current liabilities:
  Checks issued, but not yet presented for payment...  $   2,027     $ 11,815
  Line of credit.....................................     10,000       12,500
  Notes payable......................................    167,684          --
  Due to franchisor..................................     10,000       10,000
  Due to officers....................................    216,365      126,511
  Accounts payable...................................    291,266      159,069
  Accrued liabilities................................     69,051       27,038
  Accrued interest...................................     43,246          --
  Accrued income taxes...............................        --         9,248
                                                       ---------     --------
    Total current liabilities........................    809,639      356,181
                                                       ---------     --------
Long-Term Liabilities
  Deferred rent......................................     16,348        9,685
  Accrued interest...................................        --         7,502
  Notes payable......................................        --       144,000
                                                       ---------     --------
    Total long-term liabilities......................     16,348      161,187
                                                       ---------     --------
    Total liabilities................................    825,987      517,368
                                                       ---------     --------
Stockholders' equity (deficit):
  Common stock--no par value; 9,000 shares
   authorized, 2,000 shares issued and outstanding...      2,000        2,000
  Stock subscription receivable......................     (2,000)      (2,000)
  Retained earnings (accumulated deficit)............   (129,279)      29,112
                                                       ---------     --------
    Total stockholders' equity (deficit).............   (129,279)      29,112
                                                       ---------     --------
    Total liabilities and stockholder's equity
     (deficit).......................................  $ 696,708     $546,480
                                                       =========     ========

       The accompanying notes are an integral part of these statements.



                             BAGELS UNLIMITED, INC.

      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)
        FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND
      FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1993) TO FEBRUARY 28, 1994

                                                  1996        1995       1994
                                               ----------  ----------  --------
Sales......................................... $2,776,415  $1,430,573  $ 92,719
Cost of sales.................................  2,338,541   1,111,214    72,855
                                               ----------  ----------  --------
Gross profit..................................    437,874     319,359    19,864
Selling and administrative expenses...........    517,251     236,932    25,618
                                               ----------  ----------  --------
Income (loss) from operations.................    (79,377)     82,427    (5,754)
Interest expense..............................    (79,123)    (37,602)   (1,326)
Other.........................................        109         837        30
                                               ----------  ----------  --------
Income (loss) before income taxes.............   (158,391)     45,662    (7,050)
Income taxes..................................        --        9,500       --
                                               ----------  ----------  --------
Net income (loss).............................   (158,391)     36,162    (7,050)
                                               ----------  ----------  --------
Retained earnings (accumulated deficit):
  Balance--beginning of period................     29,112      (7,050)      --
                                               ----------  ----------  --------
  Balance--end of period...................... $ (129,279) $   29,112  $ (7,050)
                                               ==========  ==========  ========




        The accompanying notes are an integral part of these statements.



                             BAGELS UNLIMITED, INC.
                            STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND
      FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1993) TO FEBRUARY 28, 1994

                                                 1996       1995       1994
                                               ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................  $(158,391) $  36,162  $  (7,050)
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization..............     69,410     36,267      3,540
  Deferred rent..............................      6,663      7,946      1,739
Increase (decrease) in cash due to changes
 in:
  Inventories................................    (19,489)    (8,248)    (7,249)
  Prepaid expenses...........................     (5,470)    (1,421)       --
  Prepaid income taxes.......................     (1,242)       --         --
  Accounts payable...........................    182,321     75,014     22,932
  Accrued liabilities........................     77,757     27,212      7,328
  Accrued income taxes.......................     (9,248)     9,248        --
                                               ---------  ---------  ---------
Net cash provided by operating activities....    142,311    182,180     21,240
                                               ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment...........   (243,561)  (295,381)  (126,097)
Cash paid for investment.....................        --         --      (3,500)
Deposit for leasehold improvements...........        --     (26,599)    25,249
Payment of organizational costs..............        --         --      (1,918)
Payment of franchise fees....................        --     (52,500)   (17,500)
                                               ---------  ---------  ---------
Net cash (used in) investing activities......   (243,561)  (374,480)  (123,766)
                                               ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) on line of credit..     (2,500)    12,500        --
Net borrowing on amounts due to officers.....     89,854     21,661    104,850
Proceeds from the issuance note payable......     30,000    150,000        --
Principal payments on long-term debt.........     (6,316)    (6,000)       --
                                               ---------  ---------  ---------
Net cash provided by financing activities....    111,038    178,161    104,850
                                               ---------  ---------  ---------
Net increase (decrease) in cash (checks
 issued, but not yet presented for payment)..      9,788    (14,139)     2,324
                                               ---------  ---------  ---------
Balance--beginning of period.................    (11,815)     2,324        --
                                               ---------  ---------  ---------
Balance--end of period.......................  $  (2,027) $ (11,815) $   2,324
                                               =========  =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the year for:
  Interest...................................  $  43,379  $  31,426  $     --
  Income taxes...............................     10,490        259        --
                                               ---------  ---------  ---------
Total cash paid for interest and income
 taxes.......................................  $  53,869  $  31,685  $     --
                                               =========  =========  =========
SCHEDULE OF NONCASH FINANCING AND INVESTING
 ACTIVITIES
Purchase of property and equipment through
 accounts payable............................  $  10,999  $  61,123  $     --
                                               =========  =========  =========

        The accompanying notes are an integral part of these statements.



                            BAGELS UNLIMITED, INC.

                         NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND FOR THE PERIOD
             FROM INCEPTION (AUGUST 11, 1993) TO FEBRUARY 28, 1994

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

  Bagels Unlimited, Inc. d/b/a Big Apple Bagels (the Company) operates bagel stores in southeastern Wisconsin in accordance with franchise agreements with a regional franchisor. The Company began operating the stores on the following dates:

                                                                   COMMENCEMENT
                                                                     DATE OF
        STORE LOCATION                                              OPERATIONS
        --------------                                            --------------
        Hales Corners............................................ December 1993
        Brookfield............................................... July 1994
        Milwaukee--Marquette University.......................... September 1994
        Kenosha.................................................. April 1995

Inventories

  Inventories consist principally of perishable food supplies. Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Credit Policy

  Substantially all of the Company's revenues are from retail cash sales. Accordingly, the Company generally does not provide credit in the normal course of business.

Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation and Amortization

  Depreciation and amortization are computed using the straight line method (half year convention) over the estimated useful lives of the assets as follows:

        Machinery and equipment............................. 5-7 years
        Leasehold improvements.............................. Length of the Lease

  Other assets are being amortized using the straight line method over the following terms:

        Franchise fees................................................. 10 Years
        Organizational costs........................................... 15 Years

Income Taxes

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the bases of certain assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are



                             BAGELS UNLIMITED, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

recovered or settled. If full realization of the deferred tax asset is not expected, a deferred tax valuation allowance will be recorded. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal and state income taxes.

Statement of Cash Flows

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

NOTE 2. RELATED PARTY TRANSACTIONS

Due to Officers

  As February 29, 1996 and February 28, 1995 the following amounts were due to the two corporate officers/stockholders of the Company:

                                                       FEBRUARY 29, FEBRUARY 28,
                                                           1996         1995
                                                       ------------ ------------
      Unsecured advances due to officers. Interest is
       charged at 8%. The advances are due on demand.    $216,365     $126,511

Office Lease Payments

  During the period ended February 29, 1996, approximately $2,500 of rent was paid to an affiliated company for office rent. The payments were made under a verbal month to month lease with the affiliated company.



                             BAGELS UNLIMITED, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 3. LINE OF CREDIT/NOTES PAYABLE

                                                      FEBRUARY 29, FEBRUARY 28,
                                                          1996         1995
                                                      ------------ ------------
      LINE OF CREDIT
      The Company has a $10,000 ($15,000 as of
       February 28, 1995) line-of-credit with a bank
       which is due on demand. The line bears
       interest at the bank's prime rate plus 2.50%
       (effective rate of 10.75% as of February 29,
       1996). The line is unsecured..................  $  10,000     $ 12,500

  Notes payable, as of February 29, 1996 and February 28, 1995, consist of the following:

                                                      FEBRUARY 29, FEBRUARY 28,
                                                          1996         1995
                                                      ------------ ------------
      Unsecured note payable due to an affiliated
       Company. The note is due on demand and bears
       interest at 8%................................  $  30,000     $    --
      Note payable, bearing interest at 0.5% above
       the prime rate (effective rate of 8.75% at
       February 28, 1996), payable monthly. The
       entire outstanding principal balance was paid
       in May 1996. Under the terms of the note
       payable, additional interest is due based upon
       2% of the net sales of one of the four
       franchise stores operated by the Company. The
       additional interest is payable monthly and
       continues for an additional six months after
       the note is paid in full......................     91,218       94,000
      Note payable, bearing interest at 1.0% above
       the prime rate (effective rate of 9.25% at
       February 29, 1996), payable monthly. The
       entire outstanding principal balance was paid
       in May 1996. Under the terms of the note
       payable, additional interest is due based upon
       1% of the net sales of one of the four
       franchise stores operated by the Company. The
       additional interest is payable monthly and
       continues for an additional six months after
       the note is paid in full......................     46,466       50,000
                                                       ---------     --------
        Total........................................    167,684      144,000
        Less: Current Portion........................   (167,684)         --
                                                       ---------     --------
          Long-term portion..........................  $     --      $144,000
                                                       =========     ========

  Interest charged to operations for related party obligations was approximately as follows:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
      Interest expense...................   $21,000       $9,000       $1,000

  Included in accrued interest on the accompanying balance sheet is the estimated net present value of the additional interest due for six months after the related notes have matured.




                            BAGELS UNLIMITED, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 4. AGREEMENTS WITH FRANCHISOR/SUBSEQUENT EVENT

  The Company has entered into various agreements with BAB Holdings, Inc. (the franchisor to own and operate "Big Apple Bagels" franchises. Under the terms of the agreements, the Company will purchase the rights for each franchise location for $17,500. The agreements require the Company to remit weekly royalty payments to the franchisor based on 5% of sales.

  Amounts expensed for royalties are approximately as follows:

                          FEBRUARY 29, 1996 FEBRUARY 28, 1995 FEBRUARY 28, 1994
                          ----------------- ----------------- -----------------
        Royalty expense..     $136,000           $72,000           $6,000

  The agreements also require the Company to remit advertising payments weekly to a fund for the benefit of the Company. The Company is reimbursed from the fund for qualified advertising expenditures. Amounts paid into the fund are expensed as the qualified expenditure is incurred. Included in prepaid expenses as of February 29, 1996 and February 28, 1995 were approximately $4,000 and $1,000, respectively, for amounts due from the fund.

  Amounts expensed for advertising were approximately as follows:

                           FEBRUARY 29, 1996 FEBRUARY 28, 1995 FEBRUARY 28, 1994
                           ----------------- ----------------- -----------------
  Advertising expense...      $61,000           $16,000           $4,000

  The franchise agreements contain, among other things, guidelines for operations and conditions and restrictions on the sale and transfer of the franchises. Under certain conditions, the Franchisor has the option to purchase the assets of a location from the Company. Also, the Company may be required to remodel its franchise locations. The cost of the required remodeling may not exceed 2% of the cumulative sales of the franchise.

  The franchise agreements expire at the end of 10 years or at the end of the lease for the location of the franchise, which ever is shorter. The agreements may be extended if the leases are further extended or a new location acceptable to the Franchisor is secured within 120 days of the expiration of the lease.

  Franchise fee amortization was as follows:

                          FEBRUARY 29, 1996 FEBRUARY 28, 1995 FEBRUARY 28, 1994
                          ----------------- ----------------- -----------------
      Amortization.......      $6,854            $3,792             $438

  The Company and the Franchisor are parties to an Area Development Agreement. Under the terms of the agreement and for a fee of $25,000, the Company was granted the exclusive right to develop "Big Apple Bagels" franchises in southeastern Wisconsin. The agreement further specifies that the first five franchises can be purchased for a $5,000 discount. As of February 29, 1996, three franchises have been purchased under this agreement. The full amount of the agreement was capitalized and applied to the net amount paid for the franchises as they were purchased and amortized accordingly.

  All of the amounts due to the Franchisor have been personally guaranteed by the stockholders' of the Company.

  On May 1, 1996, the Company sold substantially all of its assets to the Franchisor for approximately $770,000 in cash and publicly traded stock of the Franchisor. At the time of the sale, the remaining unpaid balance on the Area Development Agreement was deducted from the sales proceeds and the remaining balance in the prepaid franchise fees was charged to operations in May 1996. The Franchisor has also assumed all of the lease commitments of the Company.



                             BAGELS UNLIMITED, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 5. LEASE COMMITMENTS

  The Company leases its franchise locations from third parties under operating leases. The leases call for average monthly payments ranging from approximately $1,200 to $2,600. In addition to the monthly lease payments, the Company is responsible for its share (based on square feet leased) of common area expenses and real estate taxes. The Company is responsible for all other operating costs. The basic rent expense is being recorded on a straight line basis.

  The terms of the leases expire in terms ranging from September 1998 to May 2006. Certain leases contain options to extend the terms of the leases for an additional 5 years. One lease contains an option to extend the lease for two five year periods after the original term.

  The Company also leases two vehicles under operating leases which call for monthly payments of approximately $1,300.

  Rent, common area charges, and related taxes paid related to the above leases were approximately as follows:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
        Total............................   $148,000     $81,000       $6,000

  Future minimum lease payments, which have been guaranteed by the Company's stockholders, excluding adjustments for inflation, for the above leases is as follows:

           YEARS ENDING FEBRUARY
           ---------------------
           1997..................................... $129,000
           1998.....................................  127,000
           1999.....................................  124,000
           2000.....................................   80,000
           2001.....................................   30,000
           Thereafter...............................  175,000




                             BAGELS UNLIMITED, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 6. INCOME TAXES EXPENSE (CREDIT)

  Income taxes (credit) consists of the following:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
      Current--
        Federal..........................    $ --         $6,000       $ --
        State............................      --          3,500         --
                                             -----        ------       -----
      Total current......................    $ --         $9,500       $ --
                                             =====        ======       =====

  No deferred taxes have been reflected in the statements of operations because the Company has fully reserved the tax benefit of net deductible temporary differences and operating loss carryforwards due to the fact that the likelihood of realization of the tax benefits cannot be established.

  Deferred tax assets (liabilities) are as follows:

                                                                        1996
                                                                      --------
      Accelerated depreciation for income tax purposes............... $ (3,900)
      Non-deductible deferred rent...................................    3,400
      Non-deductible accrued interest................................    4,100
      Federal net operating loss carryforward........................   18,400
      State tax loss and credit carryforwards........................    8,200
      Other temporary differences, net...............................    2,100
      Deferred tax valuation allowance...............................  (32,300)
                                                                      --------
        Net deferred tax asset....................................... $    --
                                                                      ========

  The deferred tax balances as of February 28, 1995 and 1994 were immaterial.

  The provision for income taxes (credit) differs from the amount computed by applying the U.S. federal statutory income tax rate of approximately 15% to income (loss) before income taxes as follows:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
      Income taxes (credit) at U.S.
       statutory rate...................    $(23,800)     $6,800      $(1,100)
      Increase in taxes resulting from:
        State taxes, net of federal
         benefit........................      (9,500)      2,700         (400)
        Change in deferred tax valuation
         allowance and other............      33,300         --         1,500
                                            --------      ------      -------
      Income taxes......................    $    --       $9,500      $   --
                                            ========      ======      =======

  The Company has carryforwards for income tax purposes as of February 29, 1996 approximately as follows:

       EXPIRING IN                  FEDERAL NET               WISCONSIN NET
      PERIODS ENDING               OPERATING LOSS            OPERATING LOSS
      --------------               --------------            --------------
      2011                          $93,000                   $87,000



                             BAGELS UNLIMITED, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)


NOTE 7. CONCENTRATIONS

  Substantially all of the Company's revenues are derived from retail sales in four locations located in southeastern Wisconsin.


                 My Favorite Muffin, Too, Inc. and
                      My Favorite Muffin, Inc.

                      Combined Balance Sheet
                        December 31, 1996

                           (unaudited)

ASSETS  (Pledged)  (Notes 3 and 4)
Current assets:
   Cash and cash equivalents                    $  122,395
   Accounts Receivable (less allowance for
       doubtful accounts of $7,768)                306,677
  Inventory                                         57,640
  Prepaid expenses                                  38,451
  Deferred income taxes  (Note 5)                    2,319
  Other                                              7,433
                                                ----------
Total current assets                               534,915

Property and equipment
   Furniture and fixtures                          122,066
   Equipment                                       351,471
   Leasehold improvements                          445,605
   Transportation equipment                         23,279
                                                ----------
                                                   942,421
   Less accumulated depreciation
         and amortization                          436,412
                                                ----------
Net Property and equipment                         506,009
Other Assets
   Intangibles, primarily goodwill, net            123,434
   Security deposits                                23,086
                                                ----------
Total other assets                                 146,520
                                                ----------

                                                $1,187,444
                                                ==========

SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

               My Favorite Muffin, Too, Inc. and
                    My Favorite Muffin, Inc.

              Combined Balance Sheet (continued)
                     December 31, 1996

                         (unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $ 250,429
   Current maturities of
     long-term debt (Note 3)                      137,799
   Line of Credit (Note 4)                         44,000
   Deferred revenue                               152,873
   Incomes taxes payable (Note 5)                  11,947
   Accrued expenses                                27,318
   Current maturities of loans
     payable, related parties (Note 2)             27,170
                                               ----------
Total current liabilities                         651,536

Deferred income taxes (Note 5)                      5,406
Long-term debt, net of
   current maturities (Note 3)                    252,666
Loans payable, related parties,
   net of current maturities (Note 2)              20,795
                                               ----------
Total Liabilities                                 930,403

Commitments and contingencies (Note 6)
Shareholders' equity:
   Common stock (Note 7)                           15,000
   Additional paid-in capital                      24,376
   Retained earnings                              217,665
                                               ----------
Total shareholders' equity                        257,041
                                               ----------

                                               $1,187,444
                                               ==========

SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

    My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc.

       Combined Statement of Income and Retained Earnings

                  Year Ended December 31, 1996
                            (Unaudited)


Revenues
   Sales of franchises                         $  235,250
   Sales                                        1,310,663
   Franchise fees                                 896,002
   Advertising fees                               170,040
   Other                                           99,410
                                               ----------
Total revenues                                  2,711,365

Cost of Revenues
   Advertising                                    165,346
   Cost of Sales                                1,003,334
   Franchise                                       90,254
   Other                                           12,306
                                               ----------
 Total cost of revenues                         1,271,240
                                               ----------
 Gross Profit                                   1,440,125
                                               ----------
Operating expenses
  (including interest expense of $44,349)       1,376,763
                                               ----------
Income before minority interest in loss of
   subsidiary and taxes on income                  63,362
Minority interest in loss of
   subsidiary(Note 2)                              18,422
                                               ----------
Income before taxes on income                      81,784
Taxes on income (Note 5)                           47,993
                                               ----------
Net Income                                         33,791
Retained earnings, beginning of year              183,874
                                               ----------
Retained earnings, end of year                 $  217,665
                                               ==========



SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.


     My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc.

                 Combined Statement of Cash Flows

                   Year Ended December 31, 1996
                           (Unaudited)
Cash flows from operating activities
   Net Income                                   $   33,791
   Adjustments to reconcile net income
     to net cash provided by
     operating activities
        Deferred income recognition                 (1,948)
        Provision for doubtful accounts             (7,377)
        Deferred income taxes                        2,906
        Minority interest in subsidiary             (7,860)
        Depreciation and Amortization               99,548
        Changes in assets and liabilities
           (Increase) in accounts receivable       (12,436)
           Decrease in prepaid expenses             14,523
           Decrease in inventory                    17,422
           Decrease in other                         9,673
           Increase in accounts payable             20,387
           Increase in income taxes                 11,947
           (Decrease) in accrued expenses          (25,918)
                                                ----------
Net cash provided by operating activities          154,658

Cash flow from investing activities
   Purchase of property and equipment              (19,737)
                                                ----------
Net cash (used in) investing activities            (19,737)

Cash flows from financing activities
   Increase in loans payable, related party         20,928
   Borrowings on line of credit                     25,000
   Repayments of long-term debt                   (123,051)
                                                ----------
Net cash (used in) financing activities            (77,123)

Net increase in cash                                57,798
Cash, at beginning of year                          64,597
                                                ----------
Cash, at end of year                            $  122,395
                                                ==========

Supplemental disclosures of
  cash flow information
    Cash paid for interest                      $   55,672
                                                ==========
    Income Taxes                                $   33,140
                                                ==========


SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS


      My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc.
          Notes to Unaudited Combined Financial Statements

1.  Summary of Significant Accounting Policies

Principles of Combined Financial Statements

The combined financial statements include the accounts of My
Favorite Muffin Too, Inc. and subsidiaries and My Favorite
Muffin, Inc. (the "Company"). Significant intercompany balances and transactions have been eliminated in combination.


Description of Business and Income Recognition

Sale of franchises: Revenue from the initial sale of a franchise is recognized at the time the store is opened. Receivables or collections prior to store opening are recorded as deferred income. Commissions paid or accrued in connection with the sale of a franchise are also deferred until the store is opened.
Franchise fees: Fees charged to franchisees are based on a percentage of monthly franchisee sales and are recognized when earned.

Advertising fees: The Company charges its franchisees a percentage of their sales to be used for advertising. The Company defers these fees and recognizes them as revenue in an amount equal to the actual expenditures on behalf of the franchisees.

Sales of food items: The Company sells food items through company-owned locations and recognizes income when a sale is made.


Inventory

Inventory consists primarily of food items available for sale and is stated at the lower of cost or market.


Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives ranging from five to seven years which is not materially different from those amounts computed on the straight-line method. Leasehold improvements are amortized over the life of the related lease.


Goodwill and Other Intangibles

The excess of cost over fair value of net assets acquired is being amortized on the straight-line method over a fifteen year period. Amortization of goodwill was $3,710 for the year ended December 31, 1996. The Company evaluates the recoverability of the goodwill quarterly, or more frequently whenever events and circumstances warrant revised estimates by assessing current and future levels of income and cash flows, as well as other factors, and considers whether goodwill should be completely or partially written off or the amortization period accelerated.

Other intangibles are amortized over a period of 5-10 years.


Concentration of Credit Risk

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of trade receivables.

Concentrations of credit risk, with respect to trade receivables, are limited due to the large number of customers compromising the Company's franchisees and their dispersion across different geographic regions. As of December 31, 1996, the Company had no significant concentrations of credit risk. No single customer accounted for a significant amount of the Company's sales in 1996.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash, accounts receivable, miscellaneous receivables, accounts payable, accrued liabilities and short-term debt approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximate fair value because the underlying instruments are at variable rates which are repriced frequently. The remaining long-term debt is based on quoted market prices or where quoted market prices are not available on the present value of cash flows discounted at estimated borrowing rates for similar debt instruments.


Income Taxes

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109,
"Accounting for Income Taxes."


2.  Related Party Transactions

During October 1996, the Company acquired the remaining 28% of Muffin Holdings of PA. The purchase price in excess of the minority interest was treated as additional goodwill.

As of December 31, 1996, the Company had a loan payable to an officer in the amount of $4,627, payable in monthly installments of $526. The loan is unsecured and bears interest at 8.855% per annum.

As of December 31, 1996, the Company had loans payable to a Partnership controlled by its officers/stockholders in the amount of $43,338 payable in varying monthly principal installments plus interest at 10%. The loans mature October 1999.


3.  Long-Term Debt

Long-term debt consists of the following at December 31, 1996:

Note payable in monthly installments of $1,667
plus interest at prime plus 1.5% (9.75% at
December 31, 1996) through October 1, 2000.  The
debt is collateralized by substantially all of
the assets of the Company.                               $ 76,667

Unsecured note payable in connection with
minority interest acquisition (see Note2)
monthly installments of $1,154, including
interest at 10%.  The note is due November 1998.           24,055

Note payable in monthly installments of $2,091,
including interest at 14.5%.  The note is
secured by property and equipment and is due
February 1998.                                             23,231

Note payable, bank, is collaterialized by a
security interest in substantially all of the
assets of the Company.  The stockholders have
guaranteed the note and assigned life insurance
policies on the corporate officers.  The note is
payable in monthly principal installments of
$6,083 plus interest at prime plus 1 _% (10% at
December 31, 1996) through June 2000.  At
December 31, 1996, the Company was in violation
of several financial loan covenants.  However,
the Bank has agreed to waived these violations
for a period in excess of one year.                       257,995

Other                                                       8,517
                                                         --------

                                                          390,465
Less current maturities                                   137,799
                                                         --------
Long-term debt                                           $252,666
                                                         ========

Long-term debt maturities at December 31, 1996 are summarized as follows:

Year ended December 31,
1997                                                     $137,799
1998                                                      105,671
1999                                                       93,000
2000                                                       53,995
                                                         --------
                                                         $390,465
                                                         ========

4.  Line of Credit

The Company has a $50,000 line of credit available with a bank. Interest is at the bank's national commercial rate plus 1.5% (9.75% at December 31, 1996). Advances under the line are collateralized by a security interest in the Company's accounts receivable and property and equipment. The outstanding balance of $44,000 at December 31, 1996 is payable on demand.


5. Income Taxes

In 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred tax assets and deferred tax liabilities are provisions for doubtful accounts and depreciation, respectively.

The provision for Federal and state income taxes is detailed as follows:

                          My Favorite      My Favorite
                        Muffin Too, Inc.   Muffin, Inc.     Total
                        ----------------   ------------   ---------

Income (loss) before
   taxes on income         $ 144,739       $ (62,955)      $ 81,784

Taxes on income
   Federal                 $  29,546       $      -        $ 29,546
   State                      15,541              -          15,541
   Deferred                    2,906              -           2,906
                           ---------       ---------       --------
                           $  47,993       $      -        $ 47,993
                           =========       =========       ========

My Favorite Muffin, Inc. has $103,000 of net operating loss carryforwards to be used to offset future taxes. Such resultant tax asset has a 100% valuation reserve.

6.  Commitments and Contingincies

The Company leases its corporate office, warehouse and two stores under various non-cancellable operating leases through June 30, 2005. The leases contain provisions for escalation and specific increased occupancy expenses. Rent expenses for the year ended December 31, 1996 amounted to $113,300.

Future minimum payments remaining under the terms of the non-cancellable leases are approximately as follows for the year ended December 31,:


1997                                      $ 131,153
1998                                        141,944
1999                                        152,138
2000                                        115,898
2001                                         69,530
Thereafter                                  272,152
                                          ---------

                                          $ 882,815
                                          =========

7.  Common Stock


My Favorite Muffin Too, Inc.
  Authorized 2,500 shares, no par value
  Issued and outstanding 150 shares       $   7,500

My Favorite Muffin, Inc.
  Authorized 1,500 shares, no par value
  Issued and outstanding 150 shares           7,500
                                          ---------
                                          $  15,000
                                          =========

8.  Subsequent Event

In May 1997, BAB Holdings, Inc. ("BAB") acquired the Company from its stockholders in exchange for 432,608 shares of BAB common stock plus $260,000 cash consideration.


               My Favorite Muffin, Too, Inc. and
                    My Favorite Muffin, Inc.

               Condensed Combined Balance Sheet

                        May 13, 1997
                         (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                    $ 143,449
   Other current assets                           360,052
                                               ----------
Total current assets                              503,501

Property, plant, and equipment,
   net of accumulated depreciation of $479,677    464,562
Goodwill, net                                     144,157
Other assets                                       25,831
                                               ----------

                                               $1,138,051
                                               ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses       $  450,038
   Deferred franchise fee revenue                 120,565
   Line of credit                                  44,000
   Current portion of long-term debt               19,209
   Other current liabilities                       33,088
                                               ----------
Total current liabilities                         666,900

Long-term debt, less current portion              316,586

Shareholders' equity:
   Common stock                                    39,376
   Retained earnings                              115,189
                                               ----------
Total shareholders' equity                        154,565
                                               ----------

                                               $1,138,051
                                               ==========


SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED COMBINED  FINANCIAL
STATEMENTS.

             My Favorite Muffin, Too, Inc. and
                  My Favorite Muffin, Inc.

           Condensed Combined Statement of Income

      Period from January 1, 1997 through May 13, 1997
                        (Unaudited)



REVENUES
Net sales by company-owned stores                  $ 521,595
Royalty fees from franchised stores                  308,532
Franchise fees                                        26,250
Other income                                          89,121
                                                   ---------
                                                     945,498
OPERATING COSTS AND EXPENSES
Costs of sales                                       407,993
Selling, general and administrative                  620,459
                                                   ---------
                                                   1,028,452
                                                   ---------
Loss before interest and other, net                  (82,954)
Interest expense                                     (16,562)
Other expense, net                                    (2,960)
                                                   ---------

Net loss                                           $(102,476)
                                                   =========


SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED COMBINED  FINANCIAL
STATEMENTS.


               My Favorite Muffin, Too, Inc. and
                    My Favorite Muffin, Inc.

           Condensed Combined Statement of Cash Flows

        Period from January 1, 1997 through May 13, 1997
                          (Unaudited)


OPERATING ACTIVITIES
Net cash provided by operating activities              $ 96,751

INVESTING ACTIVITIES
Purchases of property, plant and equipment               (1,818)

FINANCING ACTIVITIES
Repayment of borrowings                                 (73,879)
                                                       --------
Net increase in cash and cash equivalents                21,054
Cash and cash equivalents at beginning of period        122,395
                                                       --------
Cash and cash equivalents at end of period             $143,449
                                                       ========

SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED COMBINED  FINANCIAL
STATEMENTS.

            My Favorite Muffin, Too, Inc. and
                 My Favorite Muffin, Inc.

     Notes to Condensed Combined Financial Statements

1.   Basis of Presentation

The condensed combined financial statements include the accounts of My Favorite Muffin Too, Inc. and subsidiaries and My Favorite Muffin, Inc. (the "Company"). Significant intercompany balances and transactions have been eliminated in combination.

The accompanying condensed consolidated financial statements are unaudited. These financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statement prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company's management, the condensed consolidated financial statements for the unaudited interim periods presented include all adjustments necessary to fairly present the results of such interim periods and the financial position as of the end of said period. These adjustments were of a normal recurring nature and did not have a material impact on the financial statements presented.

2.  Sale of Company

On May 13, 1997, the Company was sold to BAB Holdings, Inc. Immediately preceding the sale to BAB Holdings, Inc., the assets of My Favorite Muffin Inc. were sold to My Favorite Muffin, Too, Inc. for assumption of all liabilities of My Favorite Muffin, Inc. The resulting My Favorite Muffin, Too, Inc., was sold to BAB Holdings, Inc. by exchanging the outstanding shares of the Company for 432,608 shares of BAB Holdings, Inc. common stock, plus cash of $260,000.





----------------------------------------------------------------------------

No dealer, salesperson or other person
has been authorized to give any information
or to make any representations in connection
with this offering other than those contained
in this Prospectus, and, if given or made,              BAB HOLDINGS, INC.
such information or representations must not
be relied upon as having been authorized by
the Company.  This Prospectus does not                     Common Stock
constitute an offer to sell or a solicitation
of an offer to buy the Shares by anyone in
any jurisdiction in which such offer or
solicitation would be unlawful or to any person              Prospectus
to whom it is unlawful. Under no circumstances shall the delivery of this Prospectus create any implication that any information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

----------------------------------------------------------------------------

                      TABLE OF CONTENTS


                                                  Page
                                                  ----
Prospectus Summary
Risk Factors
Recent Acquisitions
Use of Proceeds
Price Range of Common Stock; Dividend Policy
Selected Consolidated Financial Information
Pro Forma Statement of Operations
    Year Ended November 30, 1996
Pro Forma Statement of Operations
    Six Months Ended May 31, 1997
Management's Discussion and Analysis of
   	Financial Condition And Results
    of Operations
Business
Management
Selling Shareholders
Principal Shareholders and Ownership of
    Management
Certain Transactions
Description of Securities
Plan of Distribution
Legal Matters
Experts
Available Information
Index to Financial Statements

-----------------------------------------------------------------------------



                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      The Company is governed by Illinois Business Corporation Act of 1983, as amended, which provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against expenses (including attorneys'
fees), judgments, fines (including excise taxes), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation; provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Any indemnification shall be made by the corporation only upon a determination by disinterested directors or independent counsel that indemnification is proper in the circumstances because the indemnified person met the applicable standard of conduct. The Company's amended Articles of Incorporation and Bylaws provide for indemnification to the full extent permitted under Illinois law.

     The Statement of Designation establishing the Series A Convertible Preferred Stock contains provisions under which the Company, on the one hand, and the holders of such securities, on the other hand, have agreed to indemnify each other (including officers and directors of the Company or such holders, and any person who may be deemed to control the Company or such holders) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


Item 25. Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with the issuance and distribution of the Common Stock registered hereby, other than underwriting discounts and fees, are set forth in the following table:

    SEC registration fee           $  1,903
    Legal fees and expenses          25,000
    Accounting fees and expenses     25,000
    Blue sky fees and expenses        5,000
    Printing and engraving expenses   5,000
    Miscellaneous                     2,000
                                   --------
    Total                          $ 63,903
                                   ========

All such expenses will be paid by the Company pursuant to the written agreements with the Selling Shareholders.

Item 26. Recent Sales of Unregistered Securities

 (a) In fiscal year 1993, the Company issued $476,000 in $7,000 par value convertible preferred stock, convertible into shares of its Common Stock at $.70 per share. In fiscal year 1994 and in December 1994, the Company issued $370,000 in 8% convertible bonds, due July 1, 2002, convertible into shares of its Common Stock at $2.67 per share. The preferred stock was converted in whole (except as to 2.7 shares, which were redeemed) to 993,000 shares of Common Stock during the period from October 1994 through April 1995. The bonds were converted, in part, to 52,440 shares of Common Stock on July 1, 1995 and to 75,060 shares of Common Stock on December 29, 1995.

 (b) On August 31, 1995, the Company issued an aggregate of 508,475 shares of Common Stock to an investor in consideration of a combination of cash, a promissory note, and conversion of debt. The investor was also granted an option to purchase 579,225 shares for $822,500. Effective November 30, 1995, the investor purchased 403,536 shares for $726,366. The remaining shares were purchased on June 25, 1996 by means of a ''cashless'' exercise, resulting in the issuance of 133,471 shares.

 (c) In September 1995, the Company issued an aggregate of 14,588 shares of Common Stock to 10 employees, in connection with their employment, at a price of $2.67 per share ($38,900 in total).

 (d) During the period from December 1, 1995 through May 31, 1997, the Company has granted options for an aggregate of 298,500 shares of Common Stock to employees and others, including consultants and non-employee directors, pursuant to the Company's 1995 Long-Term Incentive and Stock Option Plan and 1995 Directors Stock Option Plan. Such options are exercisable at various prices, which in each case is equal to or greater than the fair market value as of the date of grant. To date, no options have been exercised.

 (e) On May 1, 1996, the Company issued 50,000 shares of Common Stock and a 5-year option to purchase 100,000 shares of Common Stock at $4.00 per share to Bagels Unlimited, Inc. (''BUI''), a Wisconsin corporation which was a franchisee of the Company, in partial consideration of the purchase by the Company of substantially all of the assets of BUI.

 (f) On May 22, 1996, the Company granted a 3-year option to purchase 625,000 shares of Common Stock to Strathmore Bagels Franchise Corp. (''Strathmore'') in partial consideration for the purchase by the Company of substantially all of the assets of Strathmore.

 (g) On April 1, 1997, the Company issued 25,611 shares of
Common Stock to Heartland Bagels, Inc., in partial consideration of the purchase of a franchise Big Apple Bagels units.

 (h) In April 1997 the Company issued 87,710 shares of $25.00 Series A Convertible Preferred Shares for total consideration of $2,192,750. Merrill Weber & Company served as an agent for such sale and received $131,565 in commissions and a warrant to purchase 13,315 shares of Common Stock at $3.29 per share.

 (i) On May 13, 1997, the Company issued 432,608 shares of
Common Stock in partial consideration of the acquisition by merger of My Favorite Muffin Too, Inc.

 (j) On June 30, 1997, the Company issued a 1-year option to purchase 2,000 shares of Common Stock at $8.00 per share to Danville Bagel Company pursuant to a store development agreement.

      The Company believes that each such issuance and sale of securities was exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Act, except that the transaction described in (c) is exempt under Section 3(b) of the Act and Rule 701 promulgated thereunder, and the transaction described in (h) is exempt under Section 4(2) and Regulation D.

Item 27. Exhibits

Exhibit No.            Description of Exhibit
-----------  -----------------------------------------------------
[i]   2.1    Asset Purchase Agreement dated February 2, 1996
             between the Company, Brewster's Coffee Company, Inc.
             and Peter D. Grumhaus

[ii]  2.2a   Asset Purchase Agreement by and among BAB Systems,
             Inc., Bagels Unlimited, Inc.
             ("BUI"), and Donald Nelson and Mary Ann Varichak
             dated May 1, 1996

[ii]  2.2b   Non-Competition Agreement by and among the Company
             and Donald Nelson and Mary
             Ann Varichak dated May 1, 1996

[ii]  2.2c   Stock Option Agreement between the Company and BUI
             dated May 1, 1996


[ii]  2.2d   Registration Rights Agreement between the Company
             and BUI dated May 1, 1996


[iii] 2.3a   Asset Purchase Agreement by and between the Company
            and Strathmore Bagels Franchise
            Corp. ("Strathmore") dated May 21, 1996


[iii] 2.3b   Stock Option Agreement dated May 21, 1996 between
             the Company and Strathmore

[iii] 2.3c   Registration Rights Agreement dated May 21, 1996
             between the Company and Strathmore

[iii] 2.3d   Non-Competition Agreement dated May 21, 1996 among
             the Company, Strathmore, Jack
             Freedman and Glen Steuerman

[iii] 2.3e   Memorandum of Understanding Regarding Form of
             License Agreement effective November 30, 1995,
             between Strathmore and Host International, Inc.

[iii] 2.3f   Consent to Assignment between Strathmore and Host
             International, Inc., dated March 13,
             1996, as amended May 21, 1996

[iv] 2.4a    Acquisition Agreement dated May 1, 1997 by and among
             BAB Holdings, Inc., BAB Acquisition Corp., My
             Favorite Muffin, Too, Inc., Muffin Holdings of
             Pennsylvania, a limited partnership, Ruth Stern,
             Owen Stern, and Ilona Stern

[iv] 2.4b    Registration Rights Agreement dated as of May 1,
             1997 between BAB Holdings, Inc., and
             Owen Stern, Ruth Stern, Ilona Stern and Pierce W.
             Hance.

[v]  3.1a    Amended Articles of Incorporation of the Company

[vi] 3.1b    Amended and Restated Statement of Designation,
             Number, Voting Powers, Preferences and Rights of
             Series A Convertible Preferred Stock as filed with
             the Secretary of State of Illinois on March 26, 1997

[v]  3.2     Bylaws of the Company, as amended

[v]  4.1     Form of Stock Certificate evidencing Common Stock,
             no par value

[v]  4.2     Subscription Agreement with Aladdin International, Inc.
             dated August 31, 1995

[v]  4.3     Amended Form of Warrant Issued to Aladdin International, Inc.


 *   5       Opinion of Moss & Barnett, A Professional
             Association, Counsel to the Company

[v] 10.1     Form of Franchise Agreement

[v] 10.2     Form of Franchise Agreement-Satellite

[v] 10.3     Form of Franchise Agreement-Wholesale

[v] 10.4     Form of Area Development Agreement

[v] 10.5     Confidentiality and Non-Competition Agreement with
             Franchisees

[v] 10.6     Form of Confidentiality Agreement with Employees

[v] 10.7 Licensing Agreement dated November 20, 1992 between the Company and Big Apple
             Bagels, Inc.

[v] 10.8     Assignment of Royalty Mark & Trademark to the
             Company by Big Apple Bagels, Inc.
             dated November 20, 1992

[v] 10.9     Agreement dated September 14, 1995 among the
             Company, Big Apple Bagels, Inc. and
             Paul C. Stolzer

[i] 10.10    Consulting agreement dated February 16, 1996 between
             Paul C. Stolzer and BAB Holdings, Inc.

[v] 10.11    Leases dated November 2, 1994 and February 14, 1995
             for principal executive office

[v] 10.12    1995 Long-Term Incentive and Stock Option Plan

[v] 10.13    1995 Outside Directors Stock Option Plan

[v] 10.14    Settlement Agreement with Timothy Williams d/b/a Big
             Apple Deli and Stipulated Dismissal with Prejudice

[i] 10.15    $550,000 Revolving line of credit loan dated January
             31, 1996 (executed February 12,
             1996) by BAB Systems, Inc. to Bagels Unlimited, Inc.


    11.1     Calculation of earnings per share

    21.1     List of Subsidiaries of the Company

    23.1     Consent of Ernst & Young LLP, independent auditors

    23.2 Consent of Muehl, Steffes & Krueger, S.C., independent auditors

    23.3     Consent of Buonanno & Conolly, independent auditors

 *  23.4     Consent of Counsel to the Company (filed as part of
             Exhibit 5.1)

*   23.5     Consent of BDO Seidman, L.L.P., independent auditors

    24       Power of Attorney (included on signature page as previously filed)

----------------------------
 *     To be filed by amendment

[i]    Incorporated by reference to the Company's Report on Form
       10-KSB for the fiscal year ended November 30, 1995

[ii] Incorporated by reference to the Company's Report on Form 8-K dated May 1, 1996

[iii] Incorporated by reference to the Company's Report on Form 8-K dated May 21, 1996

[iv] Incorporated by reference to the Company's Report on Form 8-K dated May 13, 1997

[v]    Incorporated by reference to the Company's Registration
       Statement on Form SB-2, effective November 27, 1995
       (Commission File No. 33-98060C)

[vi]   Incorporated by reference to the Company's Report on Form
       10-QSB for the quarter ended February 28, 1997


Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that it will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)To reflect in the prospectus any
facts or circumstances which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any additional or changed material information on the plan of distribution;

(4) For the purpose of
determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(5) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.



                        SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on July 17,1997.

                                        BAB HOLDINGS, INC.

                                       /S/   MICHAEL W. EVANS
                                       -------------------------
                                       By: Michael W. Evans,
                                           President and Chief Executive
                                           Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


        Signature             Title                             Date

/S/MICHAEL W. EVANS       President and Chief Executive       July 17, 1997
---------------------     Officer (Principal executive        -------------
Michael W. Evans          officer) and Director


/S/THEODORE P. NONCEK     Chief Financial Officer             July 17, 1997
---------------------     (Principal financial and            -------------
Theodore P. Noncek         accounting officer)

        *                 Vice President, General Counsel     July 17, 1997
-----------------------   and Director                        -------------
Michael K. Murtaugh

        *                 Director                            July 17, 1997
-----------------------                                       -------------
David L. Epstein

        *                 Director                            July 17, 1997
------------------------                                      -------------
Cynthia A. Vahlkamp


By: /s/ Michael W. Evans
   ----------------------
      Michael W. Evans
      Attorny-in-fact


EXHIBIT INDEX


Exhibit No.            Description of Exhibit                          Page No.
-----------  -----------------------------------------------------    ---------
[i]   2.1    Asset Purchase Agreement dated February 2, 1996
             between the Company, Brewster's Coffee Company, Inc.
             and Peter D. Grumhaus

[ii]  2.2a   Asset Purchase Agreement by and among BAB Systems,
             Inc., Bagels Unlimited, Inc.
             ("BUI"), and Donald Nelson and Mary Ann Varichak
             dated May 1, 1996

[ii]  2.2b   Non-Competition Agreement by and among the Company
             and Donald Nelson and Mary
             Ann Varichak dated May 1, 1996

[ii]  2.2c   Stock Option Agreement between the Company and BUI
             dated May 1, 1996


[ii]  2.2d   Registration Rights Agreement between the Company
             and BUI dated May 1, 1996


[iii] 2.3a   Asset Purchase Agreement by and between the Company
            and Strathmore Bagels Franchise
            Corp. ("Strathmore") dated May 21, 1996


[iii] 2.3b   Stock Option Agreement dated May 21, 1996 between
             the Company and Strathmore

[iii] 2.3c   Registration Rights Agreement dated May 21, 1996
             between the Company and Strathmore

[iii] 2.3d   Non-Competition Agreement dated May 21, 1996 among
             the Company, Strathmore, Jack
             Freedman and Glen Steuerman

[iii] 2.3e   Memorandum of Understanding Regarding Form of
             License Agreement effective November 30, 1995,
             between Strathmore and Host International, Inc.

[iii] 2.3f   Consent to Assignment between Strathmore and Host
             International, Inc., dated March 13,
             1996, as amended May 21, 1996

[iv] 2.4a    Acquisition Agreement dated May 1, 1997 by and among
             BAB Holdings, Inc., BAB Acquisition Corp., My
             Favorite Muffin, Too, Inc., Muffin Holdings of
             Pennsylvania, a limited partnership, Ruth Stern,
             Owen Stern, and Ilona Stern

[iv] 2.4b    Registration Rights Agreement dated as of May 1,
             1997 between BAB Holdings, Inc., and
             Owen Stern, Ruth Stern, Ilona Stern and Pierce W.
             Hance.

[v]  3.1a    Amended Articles of Incorporation of the Company

[vi] 3.1b    Amended and Restated Statement of Designation,
             Number, Voting Powers, Preferences and Rights of
             Series A Convertible Preferred Stock as filed with
             the Secretary of State of Illinois on March 26, 1997

[v]  3.2     Bylaws of the Company, as amended

[v]  4.1     Form of Stock Certificate evidencing Common Stock,
             no par value

[v]  4.2     Subscription Agreement with the Aladdin International, Inc.
             dated August 31, 1995

[v]  4.3     Amended Form of Warrant Issued to Aladdin International, Inc.


 *   5       Opinion of Moss & Barnett, A Professional
             Association, Counsel to the Company

[v] 10.1     Form of Franchise Agreement

[v] 10.2     Form of Franchise Agreement-Satellite

[v] 10.3     Form of Franchise Agreement-Wholesale

[v] 10.4     Form of Area Development Agreement

[v] 10.5     Confidentiality and Non-Competition Agreement with
             Franchisees

[v] 10.6     Form of Confidentiality Agreement with Employees

[v] 10.7 Licensing Agreement dated November 20, 1992 between the Company and Big Apple
             Bagels, Inc.

[v] 10.8     Assignment of Royalty Mark & Trademark to the
             Company by Big Apple Bagels, Inc.
             dated November 20, 1992

[v] 10.9     Agreement dated September 14, 1995 among the
             Company, Big Apple Bagels, Inc. and
             Paul C. Stolzer

[i] 10.10    Consulting agreement dated February 16, 1996 between
             Paul C. Stolzer and BAB Holdings, Inc.

[v] 10.11    Leases dated November 2, 1994 and February 14, 1995
             for principal executive office

[v] 10.12    1995 Long-Term Incentive and Stock Option Plan

[v] 10.13    1995 Outside Directors Stock Option Plan

[v] 10.14    Settlement Agreement with Timothy Williams d/b/a Big
             Apple Deli and Stipulated Dismissal with Prejudice

[i] 10.15    $550,000 Revolving line of credit loan dated January
             31, 1996 (executed February 12,
             1996) by BAB Systems, Inc. to Bagels Unlimited, Inc.


    11.1     Calculation of earnings per share

    21.1     List of Subsidiaries of the Company

    23.1     Consent of Ernst & Young LLP, independent auditors

    23.2 Consent of Muehl, Steffes & Krueger, S.C., independent auditors

    23.3     Consent of Buonanno & Conolly, independent auditors

 *  23.4     Consent of Counsel to the Company (filed as part of
             Exhibit 5.1)

 *  23.5     Consent of BDO Seidman, L.L.P., independent auditors

    24       Power of Attorney (included on signature page as
               previously filed)

----------------------------
 *     To be filed by amendment

[i]    Incorporated by reference to the Company's Report on Form
       10-KSB for the fiscal year ended November 30, 1995

[ii] Incorporated by reference to the Company's Report on Form 8-K dated May 1, 1996

[iii] Incorporated by reference to the Company's Report on Form 8-K dated May 21, 1996

[iv] Incorporated by reference to the Company's Report on Form 8-K dated May 13, 1997

[v]    Incorporated by reference to the Company's Registration
       Statement on Form SB-2, effective November 27, 1995
       (Commission File No. 33-98060C)

[vi]   Incorporated by reference to the Company's Report on Form
       10-QSB for the quarter ended February 28, 1997